UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

STAAR Surgical Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0‑11.

Why Invest in STAAR Surgical ? Goal Become the standard of care for refractive vision correction, gaining board-based surgeon acceptance of our family of EVO Implantable Collamer Lenses (ICLs) as a primary procedure, and freeing patients from the hassles of glasses and contact lenses. How? 01 Increase surgeon knowledge of EVO clinical outcomes and commercial benefits 02 Raise consumer awareness of EVO 03 Continue to tailor staregic agreements that address individual practice dynamic 99% Paitient satisfaction Financial excellence Continue multi-year track record of industry leading growth, cash flow generation and GAAP profitability Multi- Year track record of 25% + Y/Y sales growth Multi-Year track record of GAAP profitability Large and growing addressable market Long history of EVO clinical safety and efficacy Wide competitive moat and negligible lens-based competition Gaining share and adding procedures to markets where we invest With 2022 EVO approval in U.S. (#2 market globally), increasing domestic growth investments Strong balance sheet Outlook for another strong year of growth in 2023, up=26%Y/Y * 99.4% of patients surveyed would elect ECO ICL again. Packer, The Implantable Collamer Lens with a central port: review of the literature, Clinical Ophthalmology, 2018

STAAR SURGICAL COMPANY

25651 Atlantic Ocean Drive

Lake Forest, California 92630

April 26, 2023

Dear Fellow Shareholders:

At STAAR, our mission remains positioning our EVO ICL lenses throughout the world as primary and premium solutions for patients seeking visual freedom from wearing eyeglasses or contact lenses while achieving outstanding visual acuity through refractive vision correction.

Once again in 2022, with the passionate commitment of our global employees and business partners, STAAR delivered industry leading growth. Year-over-year revenues grew 23% (29% in constant currency*), and ICL sales grew 27% (32% in constant currency*). Gross margins increased from 77.5% to 78.5%, and net income rose from $0.50 per share to $0.78 per share. In addition, we generated approximately $36 million in operating cash and invested approximately $18 million in capital expenditures to fuel future growth. We accomplished this financial performance at a time when the global refractive industry was roughly flat year-over-year.

Our proven growth strategy remains the same:

•
Position EVO Implantable Lenses as the Most Desirable Pathway to Visual Freedom;
•
Innovate and Develop a Pipeline of Next Generation Premium Collamer-Based Intraocular Lenses;
•
Accelerate the Transition in Refractive Surgery to Lens-Based through Clinical Validation and Medical Affairs Excellence;
•
Achieve our Corporate Imperatives in Alignment with our Environmental, Social and Governance Commitments;
•
Continue our Focus on and Commitment to STAAR’s Culture of Quality; and
•
Delight Shareholders.

After the FDA approved our EVO Visian ICL lens for sale in the U.S. in March 2022, we expanded our efforts educating American surgeons about EVO. To date, we have also collaborated with musician Joe Jonas, NBA basketball player Max Strus, and actress Peyton List to increase consumer awareness, especially in the U.S. We continue engaging surgeons and their staffs, globally, through clinical validation, education and strategic cooperation.

As part of our commitment to progress on environmental, social responsibility and governance issues, we created a cross-functional Climate Risk Committee, which in 2022 focused on our most critical suppliers. You can read about our activities and results in our most recent Sustainability Report, which is available on our website.

We ask for your voting support on the matters described in this proxy statement so we can continue to build on our strong foundation, create the lens-based future of refractive vision correction and extend our track record of outstanding performance. On behalf of the customers that we serve, their patients, and all of my colleagues, I thank you for your investment in STAAR Surgical Company.

Sincerely,

Thomas G. Frinzi
Chair of the Board President and Chief Executive Officer

* Constant currency is a non-GAAP financial measure. For additional information on constant currency, please see Appendix 2.

STAAR SURGICAL COMPANY

25651 Atlantic Ocean Drive

Lake Forest, California 92630

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Ways to Vote: By Internet

The annual meeting of the shareholders (the “Annual Meeting”) of STAAR Surgical Company (“STAAR”) will be held on June 15, 2023, at 8:30 a.m. (Pacific Time), via live audio webcast over the internet at www.virtualshareholdermeeting.com/STAA2023. Shareholders or their legal proxy holders can participate, submit questions, vote, and examine our shareholder list at the Annual Meeting by visiting www.virtualshareholdermeeting.com/STAA2023 and using a valid control number. The purpose of the meeting is to do the following:

1. elect the following six director nominees named in the proxy statement for a term of office expiring at the 2024 annual meeting of shareholders or until their successors are duly elected and qualified: Stephen C. Farrell, Thomas G. Frinzi, Gilbert H. Kliman, M.D., Aimee S. Weisner, Elizabeth Yeu, M.D., and K. Peony Yu, M.D.;

2. approve the Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan (the “Restated Plan”) which increases the number of shares of our common stock that are reserved for issuance under the plan by 2.17 million shares, among other changes;

3. ratify the appointment of BDO USA, LLP as our independent registered public accounting firm for the year ending December 29, 2023;

4. hold a non-binding advisory vote to approve STAAR’s compensation of its named executive officers;

5. hold a non-binding advisory vote on the frequency of future advisory votes to approve named executive officer compensation; and

6. transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

Only shareholders of record at the close of business on April 18, 2023 (“shareholders”) are entitled to vote.

As stated in the enclosed Proxy Statement, we are soliciting proxies on behalf of the Board of Directors of STAAR. All proposals presented above are proposals of the Board of Directors.

By Telephone

By Mail

The Board of Directors recommends a vote “FOR” each of the director nominees named in Item 1, “FOR” Items 2, 3, and 4, and "1 Year" for Item 5.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE 15, 2023

We want to ensure your shares are represented as we conduct a vote on the matters outlined in the proxy statement. If you are unable to attend the meeting, please cast your vote as soon as possible via:

- The Internet at www.proxyvote.com (and following instructions on the proxy card);

- By calling 1-800-690-6903; or

- By mail if you request a paper copy of the materials, which will include a proxy card (please see the instructions on the Notice of Availability of Proxy Materials).

If you are a beneficial owner who holds shares in “street name” through a broker, bank or other nominee, you should refer to the instructions provided by the organization that holds your shares.

You can find our 2023 Proxy Statement, the proxy card and 2022 Annual Report on Form 10-K at www.proxyvote.com. To view materials via the Internet, please follow the instructions set forth on the Notice of Availability of Proxy Materials mailed on or about April 26, 2023, to all shareholders of record as of the close of business on April 18, 2023.

To be admitted to the Annual Meeting, please visit www.virtualshareholdermeeting.com/STAA2023. Online check-in will be available approximately 10 minutes before the meeting starts. If you are a shareholder of record, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card. If you are a beneficial owner who holds shares in “street name” through a broker, bank or other nominee and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the http://www.proxyvote.com website, then you may be admitted using the 16-digit control number included on that instruction form or notice. Otherwise, beneficial owners should contact their broker, bank or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a “legal proxy” in order to be able to attend and participate in the Annual Meeting. Once admitted to the Annual Meeting, shareholders will be able to submit questions, vote or examine the shareholder list at the Annual Meeting by following the instructions on the Annual Meeting website.

In the event of a technical malfunction or other situation that the meeting chair determines may affect the ability of the meeting to satisfy the requirements for a meeting of shareholders to be held by means of remote communication under the Delaware General Corporation Law, or that otherwise makes it advisable to adjourn the meeting, the chair of the meeting will convene the meeting at 8:30 a.m. Pacific Time on June 15, 2023 and at the Company’s headquarters, 25651 Atlantic Ocean Drive, Lake Forest, CA 92630, solely for the purpose of adjourning the meeting to reconvene at a date, time and physical or virtual location announced by the meeting chair. Under either of the foregoing circumstances, we will post information regarding the announcement on the investors page of the company’s website at http://staar.com.

By Order of the Board of Directors,

Samuel J. Gesten
Chief Legal Officer and Secretary
Lake Forest, California
April 26, 2023

STAAR SURGICAL COMPANY

Forward-Looking Statements and Website References

This document contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements are those concerning expectations, beliefs, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements that are other than statements of historical fact, including statements regarding our environmental and other sustainability plans and goals. We caution you that these statements are not guarantees of future performance, nor promises that goals or targets will be met. Although we believe that the expectations and assumptions reflected in these statements are reasonable, there can be no assurance that these expectations and assumptions will prove to be correct. Forward-looking statements are subject to many risks and uncertainties, including but not limited to, the risk factors that we identify in our filings made with the Securities and Exchange Commission (the “SEC”), and actual results may differ materially from the results anticipated in such forward-looking statements. Our forward-looking statements speak only as of the date of this proxy statement, and we undertake no duty to update or revise any forward-looking statement that we may make, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority. Website references throughout this document are provided for convenience only, and the content on the referenced websites is not incorporated by reference into this document.

2023 Proxy Statement	– 1 –

STAAR SURGICAL COMPANY

25651 Atlantic Ocean Drive

Lake Forest, California 92630

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 15, 2023 at 8:30 a.m. (Pacific Time)

The Board of Directors of STAAR Surgical Company (the “Company,” “STAAR,” “we,” “us,” or “our”) is soliciting your proxy for use at the 2023 Annual Meeting of Shareholders to be held on June 15, 2023 at 8:30 a.m. (Pacific Time). The Board of Directors is making proxy materials available on the Internet to shareholders on or about April 26, 2023.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why are you providing this Proxy Statement?
A:

The Board of Directors is soliciting your proxy to vote at the Annual Meeting because you were a shareholder at the close of business on April 18, 2023—the “Record Date” for the Annual Meeting—and as such you are entitled to vote at the meeting. STAAR has made the proxy statement and related materials available to you on the Internet, in connection with this solicitation.

Q:	What is included in the proxy materials that I should read?
A:	The proxy materials include the following:
• this Notice of Annual Meeting of Shareholders; • this Proxy Statement; and • our Annual Report on Form 10-K for fiscal year 2022.
Q:	What is the voting requirement to elect the directors and to approve each of the proposals?
A:

The vote required for each proposal is as follows:

For Proposal No. 1, the six persons receiving the highest number of affirmative votes will be elected as directors. Abstentions and broker non-votes will have no effect on this proposal. Although directors may be elected by a plurality, directors who do not receive a majority of votes cast are required to tender their resignations in accordance with STAAR’s Director Resignation Policy (described further on page 23 below).

For Proposal No. 2, approval requires the affirmative vote of a majority of voting power present in person or by proxy and entitled to vote on the proposal. Abstentions have the same effect of a vote “AGAINST” this proposal. Broker non-votes will have no effect on this proposal.

For Proposal No. 3, approval requires the affirmative vote of a majority of voting power present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” this proposal. We do not expect there to be any broker non-votes on this proposal.

2023 Proxy Statement	– 2 –

– Proxy Statement –

For Proposal No. 4, approval requires the affirmative vote of a majority of voting power present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote “AGAINST” the proposal. Broker non-votes will have no effect on this proposal.

For Proposal No. 5, approval of a frequency option requires the affirmative vote of a majority of voting power present in person or by proxy and entitled to vote on the proposal. Abstentions will have the same effect as a vote against each option. Broker non-votes will have no effect on this proposal.

Voting Standards and Board Recommendations

Voting Item	Board Recommendation	Voting Standard	Treatment of Abstentions & Broker Non-Votes
Election of directors	For each nominee	Plurality	Abstentions and broker non-votes have no effect
Amend Omnibus Equity Incentive Plan	For	Majority of votes present in person or by proxy and entitled to vote thereon	Abstentions have the effect of a vote against; brokers non-votes have no effect
Auditor ratification	For	Majority of votes present in person or by proxy and entitled to vote thereon	Abstentions have the effect of a vote against; brokers are expected to be able to vote in their discretion
“Say-on-pay” for named executive officers	For	Majority of votes present in person or by proxy and entitled to vote thereon	Abstentions have the effect of a vote against; broker non-votes have no effect
Frequency of future "say-on- pay" for named executive officers	1 Year	Majority of votes present in person or by proxy and entitled to vote thereon	Abstentions have the effect of a vote against all options; broker non-votes have no effect

Q:	What are “broker non-votes”?
A:

If a beneficial owner who holds shares in “street name” through a broker, bank or other nominee fails to give voting instructions to such broker, bank or other nominee for any matters submitted to shareholders at the 2023 Annual Meeting, such broker, bank or other nominee will be able to vote the beneficial owner’s shares on routine proposals, but may not vote the shares on non-routine proposals. Proposal Nos. 1, 2, 4 and 5 are expected to be considered non-routine matters and consequently, brokers are not expected to be able to vote uninstructed shares on these proposals. Proposal No. 3 is expected to be considered a routine matter and consequently, brokers are expected to be able to vote uninstructed shares on this proposal. When a broker, bank or other nominee votes a client’s shares on routine proposals, those shares are counted for purposes of establishing a quorum for the meeting and for purposes of determining whether a routine proposal is approved, but they will not be counted toward the approval of non-routine proposals as to which brokers, banks and other nominees are not entitled to vote. These missing votes with respect to such non-routine proposals are called “broker non-votes.” Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange. Even with respect to routine matters, some brokers are choosing not to exercise discretionary voting authority. As a result, we urge you to direct your broker how to vote your shares on all proposals to ensure that your vote is counted.

2023 Proxy Statement	– 3 –

– Proxy Statement –

Q:	What is the difference between holding shares as a shareholder of record and as a beneficial owner?
A:

If your shares of STAAR common stock are registered directly in your name with STAAR’s transfer agent, American Stock Transfer & Trust Company, you are a shareholder of record with respect to those shares.

If you hold shares in a stock brokerage account or through a bank, broker or other nominee, you are considered the “beneficial owner” of shares held in street name. As the beneficial owner, you have the right to instruct your broker, bank or nominee how to vote your shares by the various methods described below.

Q:	How do I vote before the Annual Meeting?
A:

There are three ways to vote before the meeting:

•
By Internet. If you have Internet access, we encourage you to submit a proxy to vote on www.proxyvote.com by following instructions on the proxy card or Notice of Internet Availability of Proxy Materials. If you are a beneficial owner, the availability of online voting may depend on the voting procedures of the organization that holds your shares.
•
By telephone. If you received your proxy material by mail, you may vote by making a toll-free telephone call from the U.S. or Canada to 1-800-690-6903. If you are a beneficial owner, the availability of phone voting may depend on the voting procedures of the organization that holds your shares.
•
By mail. You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Please see the instructions for making such a request on the Notice of Availability of Proxy Materials.

Q:	How can I vote during the Annual Meeting?
A:

You may vote during the Annual Meeting by going to www.virtualshareholdermeeting.com/STAA2023 and following the instructions on the Annual Meeting website. If you are a shareholder of record, you will need the 16-digit control number included on your Notice of Internet Availability of Proxy Materials or on your proxy card to attend and vote during the Annual Meeting. If you are a beneficial owner who holds shares in “street name” through a broker, bank or other nominee and your voting instruction form or Notice of Internet Availability of Proxy Materials indicates that you may vote those shares through the http://www.proxyvote.com website, then you may attend and vote during the Annual Meeting using the 16-digit control number included on that instruction form or notice. Otherwise, beneficial owners should contact their broker, bank or other nominee (preferably at least 5 days before the Annual Meeting) and obtain a "legal proxy" in order to be able to attend and participate in the Annual Meeting.

The Board of Directors recommends that you grant a proxy via the Internet, telephone or by mail prior to the Annual Meeting in case you are later unable to vote yourself during the Annual Meeting to ensure that your shares will be represented and voted. All properly executed and valid proxies will be voted at the annual meeting in accordance with the instructions provided by the shareholder granting the proxy. If you are a shareholder of record and submit a properly executed proxy but do not indicate your voting instructions, your shares will be voted as recommended by the Board of Directors in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the proxy holders will determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares at the new meeting date, unless you properly revoke your proxy prior to such time as described below.

2023 Proxy Statement	– 4 –

– Proxy Statement –

Q:	How many votes do I have?
A:	You are entitled to one vote for each share of common stock that you hold.
Q:	Can I cumulate votes for the election of directors?
A:

No, STAAR’s Certificate of Incorporation does not provide for cumulative voting for the election of directors. This means you have one vote for each share entitled to vote at the Annual Meeting for each of the six seats subject to election.

Q:	What can I do if I change my mind after I submit a proxy to vote my shares?
A:

If you change your mind after you submit your proxy to vote your shares, you can revoke your proxy before the Annual Meeting by any of the following methods:

•
By submitting a later-dated proxy with revised voting instructions over the Internet, by telephone or by mail before the shares are voted at the meeting (provided that proxies submitted over the Internet or by telephone will only be accepted until 11:59 p.m. on June 14, 2023)—only your last valid proxy will be counted.
•
By delivering a written notice to STAAR’s Secretary at any time before your proxy is voted at the Annual Meeting revoking your proxy. Such notices should be mailed to the following address: Office of the Secretary, STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California, 92630.
•
By attending the Annual Meeting and voting electronically during the Annual Meeting. For information about voting during the Annual Meeting, please refer to the answer under the question “How can I vote during the Annual Meeting?” Simply attending the Annual Meeting will not, by itself, revoke your proxy.
•
If you are a beneficial holder, you may submit new voting instructions by contacting your broker, bank or nominee. You may also vote electronically during the Annual Meeting, as discussed above.

Q:	Who will count the vote?
A:

An automated system independently maintained by Broadridge Financial Solutions, Inc. will tabulate the vote and submit the results to officers of STAAR who will be designated as the inspectors of election.

Q:	What constitutes a quorum?
A:

As of the Record Date, 48,333,250 shares of common stock of STAAR were issued and outstanding. A majority of the outstanding shares, or 24,166,626 shares, present or represented by proxy, constitutes a quorum for the purpose of electing directors and adopting proposals at the Annual Meeting. Shareholders of record that submit a properly executed and valid proxy will have their shares counted towards the quorum. Shares voted on any Proposal, including abstentions, are also included in establishing a quorum.

Q:	Who can attend the Annual Meeting?
A:

Any shareholder as of the Record Date may attend the Annual Meeting. On the day of the Annual Meeting, shareholders or their legal proxy holders must visit www.virtualshareholdermeeting.com/STAA2023 to attend and participate in the Annual Meeting, including to vote and submit questions on proposals during the meeting. Shareholders will need the control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials they previously received, or otherwise provided to them by the broker, bank or other nominee who holds their shares, to submit questions, vote or examine the shareholder list at the Annual Meeting.

2023 Proxy Statement	– 5 –

– Proxy Statement –

Shareholders may submit questions during the Annual Meeting. Questions may be submitted during the Annual Meeting at www.virtualshareholdermeeting.com/STAA2023. We will try to answer as many questions as possible during the time scheduled. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or company business. If we receive substantially similar questions, we may group the questions together and provide a single response to avoid repetition. Additional information regarding the question-and-answer process will be available in the Rules and Procedures for the Conduct of STAAR Surgical Company’s 2023 Annual Meeting, which will be posted at the virtual Annual Meeting website during the Annual Meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the login page for the Annual Meeting.

Q:	What authority does my broker have to vote my shares?
A:

If you are a beneficial owner holding your shares through a broker, bank or other nominee, and you do not submit voting instructions to your broker, bank or nominee, the broker, bank or other nominee has the ability to vote your shares at the Annual Meeting on matters that are defined as “routine” under applicable rules. We expect that the ratification of the selection of BDO USA, LLP to serve as our independent registered public accountants will be considered a routine matter. We do not expect that any of the other proposals at the Annual Meeting will be considered routine and that therefore your broker, bank or other nominee will not have authority to vote on such proposals without your instruction. Note that whether a proposal is considered routine or non-routine is subject to stock exchange rules and final determination by the stock exchange.

Q:	What happens if a nominee for director is unable to serve?
A:

If a nominee becomes unavailable for election—a circumstance we do not expect—the Proxy holders may vote for a substitute nominee designated by the Board of Directors, unless the Board of Directors decides to decrease the size of the Board.

Q:	When are shareholder proposals submitted for inclusion in the proxy statement due for the 2024 Annual Meeting?
A:

If a shareholder seeks to include a proposal in the proxy statement for STAAR’s 2023 Annual Meeting, our corporate Secretary must receive the proposal at our offices at 25651 Atlantic Ocean Drive, Lake Forest, California, 92630 no later than December 28, 2023 in a form that complies with the regulations of the Securities and Exchange Commission (the “SEC”). If we advance or delay the date of the 2024 Annual Meeting more than 30 days from the anniversary date of the 2023 Annual Meeting, shareholder proposals intended to be included in the proxy statement for the 2024 Annual Meeting must be received by us within a reasonable time before STAAR begins to print and mail the proxy statement for the 2024 Annual Meeting. If we determine that the date of the 2024 Annual Meeting will be advanced or delayed by more than 30 days from the anniversary date of the 2023 Annual Meeting, we will disclose the change in the earliest practicable Annual Report on Form 10-K, Quarterly Report on Form 10-Q or in a Current Report on Form 8-K.

Q:	Can shareholders propose individuals to be considered as nominees and other business to be considered for the 2024 Annual Meeting, but not included in the proxy statement?
A:

Our Bylaws provide that, subject to certain defined exceptions, shareholders may nominate candidates for the Board of Directors or present other business at our annual meeting if they have given timely notice to the Secretary of STAAR, at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. To be timely, a shareholder’s notice nominating a candidate for the 2024 Annual Meeting must be delivered to the Secretary of STAAR at the Company’s principal executive offices no earlier than February 16, 2024 and no later than March 17, 2024. Shareholders are advised to review the

2023 Proxy Statement	– 6 –

– Proxy Statement –

Bylaws, which contain additional requirements with respect to advance notice of nominations and shareholder proposals.
Q:	Who bears the costs of soliciting proxies?
A:

STAAR will bear the costs of this solicitation, including the expense of preparing, printing, assembling and mailing this Proxy Statement and any other material used in this solicitation of Proxies. We expect officers and regular employees of STAAR to communicate with shareholders, banks, brokerage houses, custodians, nominees and others by telephone, facsimile, email or in person to request that Proxies be furnished. No additional compensation will be paid for these services. We will reimburse banks, brokerage firms and other persons representing beneficial owners of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation materials to the beneficial owners.

Q:	Will other business be presented at the Annual Meeting?
A:

As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration at the Annual Meeting other than those matters described in the Notice of Annual Meeting of Shareholders. If, however, other matters are properly brought before the Annual Meeting, including a motion to adjourn the Annual Meeting to another time or place in order to solicit additional proxies in favor of the recommendations of the Board of Directors, the Proxy holders intend to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors, and the authority to do so is included in the Proxy.

Q:	Can I obtain copies of the Board committee charters and other governance documents on STAAR’s website?
A:

STAAR’s home page is http://staar.com. In the Investor Information—Corporate Governance area of the website you can find the following information:

•
Audit Committee Charter;
•
Compensation Committee Charter;
•
Nominating and Governance Committee Charter;
•
Code of Business Conduct and Ethics; and
•
Guidelines on Significant Corporate Governance Issues.

Q:	What is “householding”?
A:

To reduce the expense of delivering duplicate proxy materials to shareholders who may have more than one account holding STAAR common stock but who share the same address, we have adopted a procedure approved by the SEC called “householding.” Under this procedure, certain shareholders of record who have the same address and last name will receive only one copy of our Annual Report on Form 10-K and proxy statement that are delivered until such time as one or more of these shareholders notify us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Shareholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our Annual Report on Form 10-K and/or proxy statement mailed to you, please submit a request, either in writing or by phone, by contacting us in writing at Office of the Secretary, STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California 92630, or calling us at (626) 303-7902, and we will promptly send you what you have requested. You can also contact our Secretary at the address or telephone number noted previously if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

2023 Proxy Statement	– 7 –

SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS AND MANAGEMENT

The following table shows, as of April 18, 2023, information concerning the shares of common stock beneficially owned by each person known by STAAR to be the beneficial owner of more than 5% of our common stock (other than directors and executive officers). This information is based on publicly available information filed with the SEC as of the Record Date.

Name and Address	Shares Beneficially Owned	Percent of Class(1)

Broadwood Partners, L.P.(2) C/O Broadwood Capital Inc. 142 West 57th Street, 11th Floor New York, NY 10019	8,808,982	18.2%

BlackRock, Inc.(3) 55 East 52nd Street New York, NY 10055	5,738,044	11.9%

The Vanguard Group(4) 100 Vanguard Boulevard Malvern, PA 19355	5,306,915	11.0%

Baillie Gifford & Co(5) Calton Square 1 Greenside Row Edinburgh, Scotland, UK EH1 3AN	5,240,456	10.8%

(1)
Based on 48,333,250 shares of common stock outstanding on April 18, 2023. Under Rule 13d-3 of the Securities Exchange Act of 1934, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a person shares the power to vote or the power to dispose of the shares). As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding on the Record Date.
(2)
In its Form 4 filed December 29, 2022, with respect to its ownership of STAAR securities as of December 27, 2022 Broadwood Partners, L.P. and Broadwood Capital, Inc. state they may be deemed to beneficially own 8,783,082 shares and have sole voting power as to no shares, shared voting power as to 8,783,802 shares, sole dispositive power as to no shares, and shared dispositive power as to 8,783,082 shares. Neal C. Bradsher states he may be deemed to beneficially own 8,808,982 shares and has sole voting power as to 25,900 shares, shared voting power as to 8,783,802 shares, sole dispositive power as to 25,900 shares, and shared dispositive power as to 8,783,802 shares.
(3)
In its Schedule 13G/A filed January 23, 2023, with respect to its ownership of STAAR securities as of December 31, 2022, BlackRock, Inc. states that it has sole voting power as to 5,674,677 shares, shared voting power as to no shares, sole dispositive power as to 5,738,044 shares, and shared dispositive power as to no shares.
(4)
In its Schedule 13G/A filed February 9, 2023, with respect to its ownership of STAAR securities as of December 30, 2022, The Vanguard Group states it has sole voting power as to no shares, shared voting power as to 79,408 shares, sole dispositive power as to 5,184,155 shares, and shared dispositive power as to 122,760 shares.
(5)
In its Schedule 13G/A filed January 19, 2023, with respect to its ownership of STAAR securities as of December 30, 2022, Baillie Gifford & Co states it has sole voting power as to 4,176,757 shares, shared voting power as to no shares, sole dispositive power as to 5,240,456 shares, and shared dispositive power as to no shares.

2023 Proxy Statement	– 8 –

– Security Ownership of Principal Shareholders and Management –

The following table shows, as of April 18, 2023, information with respect to the shares of Common Stock beneficially owned by (1) each director and director nominee, (2) each person who is named in the Summary Compensation Table below, and (3) all current executive officers and directors as a group. This information is based on publicly available information filed with the SEC as of April 18, 2023.

	Shares Beneficially Owned
Name(1)	Shares of Common Stock Owned(2) (#)	Shares Subject to Options Exercisable on or Before June 16, 2023(3) (#)	RSUs Vesting on or Before June 16, 2023(3) (#)	Total (#)	Percent of Class(4)

Stephen C. Farrell**(5)	6,567	56,198	—	62,765	*
Thomas G. Frinzi**	4,222	3,852	—	8,074	*
Gilbert H. Kliman**	6,239	850	—	7,089	*
Aimee S. Weisner**	—	5,765	—	5,765	*
Elizabeth Yeu**	355	8,835	—	9,190	*
K. Peony Yu**	1,077	7,229	—	8,306	*
Caren Mason(6)	128,795	623,690	—	752,485	1.6%
Patrick F. Williams	17,972	11,978	3,329	33,279	*
Scott Barnes	24,640	58,623	—	83,263	*
Keith Holliday	11,997	26,976	—	38,973	*
James Francese	29,656	74,418	—	104,074	*
All current directors and executive officers as a group (12 individuals)	146,985	360,264	3,329	510,578	1.1%

* Less than 1%.

** Director or Nominee.

(1)
The business address of each person named is c/o STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California, 92630.
(2)
Pursuant to Rule 13d-3(a), includes all shares of Common Stock over which the listed person has, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, voting power, which includes the power to vote, or to direct the voting of, the shares, or investment power, which includes the power to dispose, or to direct the disposition of, the shares. STAAR believes that each individual or entity named has sole investment and voting power with respect to shares of Common Stock indicated as beneficially owned by him or her, subject to community property laws, where applicable, except where otherwise noted. Restricted shares are listed even when unvested and subject to forfeiture because the holder has the power to vote the shares.
(3)
In accordance with Rule 13d-3(d)(1) under the Exchange Act, each listed person is deemed the beneficial owner of shares that the person has a right to acquire by exercise of a vested option or other right on or before June 16, 2023 (60 days after April 18, 2023).
(4)
Based on 48,333,250 shares of Common Stock outstanding on the stock records as of April 18, 2023. The percentages are calculated in accordance with Rule 13d-3(d)(1), which provides that shares not outstanding that are subject to options, warrants, rights or conversion privileges exercisable on or before June 16, 2023 (60 days after April 18, 2023) are deemed outstanding for the purpose of calculating the number and percentage that each person owns, but not deemed outstanding for the purpose of calculating the percentage which any other listed person owns.
(5)
Effective January 1, 2023, Mr. Frinzi is the Company's Chief Executive Officer and director.
(6)
Effective December 31, 2022, Ms. Mason retired as the Company's Chief Executive Officer and director.

2023 Proxy Statement	– 9 –

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Proposal No. 1 is for the election of Stephen C. Farrell, Thomas G. Frinzi, Gilbert H. Kliman, M.D., Aimee S. Weisner, Elizabeth Yeu, M.D., and K. Peony Yu, M.D., as directors, each to serve until STAAR’s 2024 Annual Meeting of Shareholders and until his or her successor has been duly elected and qualified, or until his or her earlier death, removal or retirement. The authorized number of directors is currently set at six members.

The Board of Directors has nominated Stephen C. Farrell, Thomas G. Frinzi, Gilbert H. Kliman, M.D., Aimee S. Weisner, Elizabeth Yeu, M.D., and K. Peony Yu, M.D., for election to the Board. Each of these nominees has indicated his or her willingness to serve and, unless otherwise instructed, the Proxy holders will vote the Proxies received by them for those six nominees. If a nominee is unable or unwilling to serve as a director at the time of the Annual Meeting or any continuation, postponement or adjournment of the meeting, the Proxy holders will vote the Proxies for another nominee, if the current Board of Directors designates a nominee to fill the vacancy.

The qualifications of the individual directors upon which the Board of Directors based its nominations are described along with the biography of each nominee below.

The Board of Directors recommends a vote “FOR” the election of the Board of Directors’ nominees.

2023 Proxy Statement	– 10 –

Information Regarding Director Nominees and Executive Officers

Each of our director nominees’ specific skills and experiences are included in the table below and described more fully in their individual biographies. Even though a particular skill may not be indicated below, our directors often have some level of experience in many of the areas listed.

Board Snapshot – Diverse Mix of Skills, Experience, and Background

Board Skills and Experience

Senior Executive Leadership	5 of 6 directors
Medical Device/Ophthalmology Industry	5 of 6 directors
Financial	2 of 6 directors
International Business	5 of 6 directors
Medical Device/Sales	3 of 6 directors
Law/Regulatory/Compliance	5 of 6 directors
Science/Technology/Innovation	4 of 6 directors
Clinical/Academic	3 of 6 directors
Corporate Strategy	5 of 6 directors
Governance	5 of 6 directors
Risk Management	3 of 6 directors
Human Capital Management	4 of 6 directors
Other Public Company Service	4 of 6 directors

2023 Proxy Statement	– 11 –

–– Information Regarding Director Nominees and Executive Officers –

Board Diversity

Board Diversity Matrix
Total Number of Directors	6
	Female	Male
Part I: Gender Identity
Directors	3	3
Part II: Demographic Background
Asian	2
White	1	3

Age	Board Tenure

2023 Proxy Statement	– 12 –

–– Information Regarding Director Nominees and Executive Officers –

Director Nominees

Stephen C. Farrell Director since January 2016 Age 58

Qualifications. The Board of Directors concluded that Mr. Farrell should serve on the Board of Directors because he brings significant operating, financial and board experience to STAAR. He has a strong knowledge of healthcare, having led PolyMedica and Convey Health Solutions, and having served as Chair of the Audit and Corporate Citizenship Committees for Questcor Pharmaceuticals and Lineage Cell Therapeutics, and also would qualify as a financial expert. His expertise in healthcare distribution, accounting and financial stewardship will add a valuable skill set and strategic perspective to our Board.

Background. Mr. Farrell has served since 2011 as the Chief Executive Officer and a member of the Board of Directors of Convey Health Solutions, a private equity sponsored technology-enabled healthcare business process outsourcer. Also, from 2012 to 2020 he served as a member of the Board of Directors of Lineage Cell Therapeutics, formerly known as BioTime, Inc., a clinical stage biotechnology company focused in the field of regenerative medicine. From 2008 to 2009, Mr. Farrell served as the Executive Vice President and Chief Financial Officer for Stream Global Services, a business process outsourcer. From 1999 to 2007, Mr. Farrell served as President of PolyMedica Corporation, a publicly traded provider of diabetes supplies that was acquired by Medco Health Solutions in 2007. From 2007 to 2014, he served as a member of the Board of Directors of Questcor Pharmaceuticals, a biopharmaceutical company that was acquired by Mallinckrodt PLC in 2014. Mr. Farrell spent five years as a Senior Manager at PricewaterhouseCoopers auditing leading public companies from 1994 to 1999. He received his B.A. from Harvard University and earned a M.B.A. at the University of Virginia, Darden School of Business.

Thomas G. Frinzi Director since June 2020 President and Chief Executive Officer since January 2023 Age 67

Qualifications. Mr. Frinzi’s extensive experience in the ophthalmic and medical device industries encompasses both large, well-established companies and innovative start-ups. The Board of Directors concluded that Mr. Frinzi should serve on the Board of Directors because of his familiarity with relevant international sales and marketing aspects of the ophthalmic industry, experience with regulatory and governance aspects of the ophthalmic industry, executive leadership experience, and familiarity with the challenges faced by growth-oriented companies in the ophthalmic industry.

Background. In June 2022, STAAR’s Board of Directors appointed Mr. Frinzi to serve as Chair of the Board. In December 2022 STAAR’s Board of Directors appointed Mr. Frinzi to serve as President and Chief Executive Officer of STAAR, effective January 1, 2023. From February 2017 through December 2019, Mr. Frinzi served as Worldwide President, Surgical, Johnson & Johnson Vision business, which includes a broad ophthalmology portfolio across the areas of refractive and cataract surgery. Mr. Frinzi

2023 Proxy Statement	– 13 –

–– Information Regarding Director Nominees and Executive Officers –

served as Senior Vice President of Abbott Laboratories and President, Abbott Medical Optics (AMO) from January 2016 until February 2017 when Johnson & Johnson acquired AMO. Prior to joining Abbott, Mr. Frinzi held a number of leadership positions in ophthalmology and medical device companies. He served as President and CEO of WaveTec Vision, a developer of surgical systems for eye surgery from September 2010 through September 2014 when it was acquired by Alcon. Thereafter, he served as Alcon’s Head of WaveTec Vision until July 2015. He also held senior positions in commercial operations, business development, and sales and marketing at Bausch & Lomb Surgical, Refractec, Chiron Vision, and Johnson & Johnson. In August 2020, he joined as Executive Chair of the Board of Directors of Cornea Gen, a private company developing therapeutics for the prevention and treatment of corneal disease. He earned a bachelor’s degree in political science from the University of Tampa.

Gilbert H. Kliman, M.D. Director since June 2020 Age 64

Qualifications. The Board of Directors concluded that Dr. Kliman should serve on the Board of Directors because his experience as a practicing ophthalmologist, experience on the board of several U.S. public and private healthcare companies including those involved with refractive and general ophthalmology, as well as his significant experience in financial markets, qualify him to serve on our Board of Directors.

Background. Dr. Kliman is the Managing Partner of InterWest Partners, a venture capital firm, where he joined in 1996. Dr. Kliman has served on the board of directors of Glaukos Corporation (NYSE: GKOS) since 2007, with a brief hiatus from August 2019 through March 2020 relating to the Glaukos acquisition of Avedro, Inc. (NASDAQ: AVDR) (an ophthalmic company where Dr. Kliman served on the board of directors from December 2015 through August 2019). Dr. Kliman also serves as a director on the executive board of Orbis International, a global nonprofit focused on preventing avoidable blindness. He previously served on the board of directors of Doximity (NYSE: DOCS) from 2011 to 2022, Epocrates, Inc. (NASDAQ: EPOC) (acquired by Athenahealth, Inc.) from 1999 to 2011, and IntraLase Corp. (NASDAQ: ILSE) (acquired by Advanced Medical Optics, Inc.) from 2000 to 2007. From 1995 to 1996, Dr. Kliman was an investment manager at Norwest Venture Partners, a venture capital firm. From 1989 to 1992, Dr. Kliman served as an associate at TA Associates, a private equity investment firm. Dr. Kliman is a board-certified ophthalmologist and completed a retina research fellowship at Massachusetts Eye and Ear Infirmary and residency training at Wills Eye Hospital. He holds a B.A. from Harvard University, an M.D. from the University of Pennsylvania and an M.B.A. from the Stanford Graduate School of Business.

Aimee S. Weisner Director since June 2022 Age 54

Qualifications.  The Board of Directors concluded that Ms. Weisner’s extensive in-house legal and compliance experience with different medical device companies, including an in-depth understanding of regulatory issues, corporate governance, risk management, intellectual property, corporate transactions, human resources, and internal audit, her significant experience in the ophthalmic industry, and her prior

2023 Proxy Statement	– 14 –

–– Information Regarding Director Nominees and Executive Officers –

service on the boards of several U.S. public companies in the medical device and pharmaceutical fields, qualify her to serve on our Board of Directors.

Background.  Ms. Weisner was the Corporate Vice President, General Counsel of Edwards Lifesciences Corporation from 2011 until her retirement in 2019. From 2009 to 2010, she was engaged in private practice and served as legal advisor to public pharmaceutical and medical device companies located in Southern California. Prior to this, from 2002 to 2009, Ms. Weisner served in a number of positions at Advanced Medical Optics, Inc. (acquired by Abbott Laboratories), including Executive Vice President, Administration and Secretary. From 1998 to 2002, Ms. Weisner served in a number of positions at Allergan, Inc., including Vice President, Assistant General Counsel and Assistant Secretary. Ms. Weisner holds a B.A. from California State University, Fullerton, a J.D. from Loyola Law School, Los Angeles, and began her legal career as an associate at the law firm of O’Melveny & Myers LLP. Ms. Weisner has served on the board of directors of Glaukos Corporation (NYSE: GKOS) since 2014, including as a member of its audit committee, and on the board of directors of Lensar, Inc. (Nasdaq: LNSR), including as a member of its compensation committee, since February 2021.

Elizabeth Yeu, M.D. Director since January 2021 Age 44

Qualifications. The Board of Directors concluded that Dr. Yeu should serve on the Board of Directors because her experience as a practicing nationally recognized ophthalmologist and educator, and deep understanding of the clinical of refractive surgeons and patients seeking visual freedom, qualify her to serve on our Board of Directors.

Background.  Dr. Elizabeth Yeu, M.D., has been a Partner at Virginia Eye Consultants since 2014. She has served as an Assistant Professor of Ophthalmology at the Eastern Virginia Medical School since 2012. For the American Society of Cataract and Refractive Surgery (ASCRS), Dr. Yeu serves on the Executive Board, is currently Treasurer, and was selected to serve as President commencing in 2023. Dr. Yeu has authored hundreds of articles and is a frequent lecturer nationally and internationally in the areas of refractive cataract surgery, anterior segment reconstruction, ocular surface disease management and the surgical management of astigmatism. Dr. Yeu was voted to The Ophthalmologist's Global Power List as follows: Global Top 100 Power List 2022 and 2020, Top 100 Women in Ophthalmology in 2021, Emerging Leader in 2019, Rising Stars in 2017 and Top 40 Under 40 in 2015. Dr. Yeu received the Women in Medicine’s Top Ophthalmologist Award in 2021, the inaugural Clinical Rising Star award in 2018 by the Ophthalmic Innovations Summit (OIS), was recognized as a Castle Connelly Top Doc 2016-2022 and received their Exceptional Women in Medicine Award in 2017-2018, earned the Best Doctors Award by her peers from 2013-2016, the Millennial Eye Award in 2015, and was recognized as Top 40 Under 40 through Virginia’s Inside Business Journal. Dr. Yeu earned her medical degree through an accelerated and combined undergraduate/ medical school program at the University of Florida College of Medicine. She completed her Ophthalmology residency at Rush University Medical Center in Chicago, where she served as Chief Resident (2006-2007). Dr. Yeu completed a fellowship in cornea, anterior segment and refractive surgery at Baylor College of Medicine’s Cullen Eye Institute from 2007-2008, and she served as an Assistant Professor after her fellowship training. In January 2022, Dr. Yeu joined the Board of Directors of Tarsus Pharmaceuticals, Inc. (NASDAQ: TARS), a biopharmaceutical company focused on the development and commercialization of therapeutic candidates to address the prevalent disease with limited treatment options. In January 2022, she also joined the Board of Directors of Avellino Lab USA, Inc., a global leader in genetic molecular diagnostics at the forefront of precision medicine for eye care.

2023 Proxy Statement	– 15 –

–– Information Regarding Director Nominees and Executive Officers –

K. Peony Yu, M.D. Director since January 2021 Age 60

Qualifications. The Board of Directors concluded that Dr. Yu should serve on the Board of Directors because her experience with medical device development, the clinical and regulatory process and launching products globally, qualify her to serve on our Board of Directors.

Background. K. Peony Yu, MD has served as Chief Medical Officer at Apollomics, Inc., a biopharmaceutical company, since March 2021. She brings more than 25 years of biomedical leadership, patient care, and medical device development experience with expertise in clinical and regulatory process, and with multiple prior successful product approvals for patients in multiple global regions, including US, Europe, China, Japan, and others. Dr. Yu served as Chief Medical Officer, FibroGen Inc., a publicly traded biopharmaceutical company until December 2020. She initially joined FibroGen in 2008 as Vice President, Clinical Development. Prior to joining FibroGen, Dr. Yu served as Vice President of Clinical Research at Anesiva Inc, following roles of increasing responsibilities in Clinical Development at ALZA Corporation, Johnson & Johnson; Pain Therapeutics Inc. (now Cassava Sciences Inc); and Elan Corporation plc (now Perrigo Company plc). Earlier in her career, Dr. Yu was Head of the Department of Physical Medicine & Rehabilitation at the Palo Alto Medical Foundation. Dr. Yu received a B.S. in Chemical Engineering from University of California, Davis, and an M.D. from the UC Davis School of Medicine. She completed her residency training at Stanford University School of Medicine.

Committee Composition:

Below is a summary of our committee structure and membership information as of the date of this Proxy Statement.

CORPORATE GOVERNANCE – COMMITTEE COMPOSITION

Below is a summary of our committee structure and membership information.

All of the directors listed in the chart are independent directors under the rules of the Securities and Exchange Commission and the Nasdaq Stock Market, with the exception of Tom Frinzi, who serves as STAAR’s President and Chief Executive Officer.

2023 Proxy Statement	– 16 –

–– Information Regarding Director Nominees and Executive Officers –

Executive Officers

Dr. Scott Barnes Chief Medical Officer Age 61

Dr. Barnes joined STAAR in October 2017 as Chief Medical Officer. Dr. Barnes joined STAAR after a distinguished 30-year career with the military, retiring at the rank of Colonel in September 2017. From 2004 to 2017, Dr. Barnes served as Chief of Ophthalmology Services, Womack Army Medical Center, Fort Bragg, North Carolina. Soon after he joined Womack, he was asked to serve as the theater ophthalmology consultant and surgeon in Iraq and Afghanistan during 2005. In 2008, Colonel Barnes was awarded the Army Surgeon General's A designator, similar to the level of professor at a civilian institution. Dr. Barnes began his medical career in 1986 as a research assistant in the Department of Genetics, Harvard Medical School/Children's Hospital in Boston and in 1991 became a general surgery intern at William Beaumont Army Medical Center. He went on to become a Special Forces (“Green Beret”) Battalion and Group Surgeon as well as the Deputy Surgeon for the US Army Special Operations Command. He completed an ophthalmology residency at the Wilford Hall/Brooke Army Medical Center in San Antonio, Texas in 1998. Colonel Barnes held numerous ophthalmology positions at a number of military bases and was asked to serve as the Deputy Commander for Clinical Services for all combat trauma, medical, veterinary, and dental care in Afghanistan during a 13-month deployment from 2011 to 2012. Dr. Barnes has given more than 200 presentations and lectures as well as led over 30 ophthalmology or refractive surgery research projects. He has been awarded Speaker of the Day at the Royal Hawaiian Eye Meeting ten times as well as numerous other awards and honors at industry meetings. In addition to earning his Bachelor of Arts degree from Wheaton College, and his doctorate degree from Northwestern University Medical School in Chicago, Dr. Barnes' post-doctoral training includes a Cornea Fellowship at the Massachusetts Eye and Ear Infirmary/Harvard Medical School in Boston.

James Francese Senior Vice President, Commercial Operations, North America and APAC Age 58

Mr. Francese joined STAAR in 2012 as Vice President, Global Marketing. In 2016 he assumed the role of Senior Vice President, Commercial Operations, North America and APAC. Mr. Francese has 30 years of experience in ophthalmology, including 14 years marketing surgical products with Abbott Medical Optics (AMO), formerly Advanced Medical Optics and Allergan. During his time at AMO from 1990 to 2012, Mr. Francese held several positions of executive level responsibilities, including Head of Marketing, Americas for all surgical, refractive and corneal products, Head of Global Corneal Marketing responsible for all consumer products, and V.P. of Asia Pacific Region where he had full P&L responsibility for cataract and refractive during his tenure. He received his Bachelor of Science degree from Cornell University, Master of Science degree from the University of Washington and Master of Business Administration degree from the University of Southern California.

2023 Proxy Statement	– 17 –

–– Information Regarding Director Nominees and Executive Officers –

Samuel J. Gesten Chief Legal Officer and Corporate Secretary Age 61

Mr. Gesten joined STAAR in April 2012 as Vice President, General Counsel and Secretary. In May 2014, he assumed the role of Vice President of Business Development and Chief Legal Officer. In addition to these roles, Mr. Gesten serves as Chief Compliance Officer. From 2009 through 2011, he served as Executive Vice President, General Counsel and as a member of the Executive Committee of Allergan, Inc. Prior to that, he spent 11 years at Thermo Fisher Scientific Inc. in a variety of positions, including General Counsel and Assistant Secretary of the Laboratory Products Group and Vice President, Deputy General Counsel. Prior to his work at Thermo Fisher, Mr. Gesten spent 11 years practicing law. He holds a B.A. in Economics from Brandeis University and a J.D. from Boston University.

Dr. Keith Holliday Chief Technology Officer Age 60

Dr. Keith Holliday joined STAAR in August 2015 as Vice President of Research and Development. In March 2017, he assumed the role of the Chief Technology Officer. From 2007 to his arrival at STAAR, he served as Vice President, Research and Development at ReVision Optics where he oversaw the development of their corneal inlay technology that includes a hydrogel inlay for presbyopia correction, delivery devices and clinical methodologies as well as managing first-in-man clinical studies. Previously, Dr. Holliday was Director of Laser Technology at Advanced Medical Optics (AMO) and Staff Laser Scientist at VISX. Prior to joining VISX, Dr. Holliday worked primarily in academia. He spent three years at the Swiss Federal Institute of Technology, where he was primarily involved with the utilization of optically active polymers and crystals, to develop materials and techniques for very high density, holographic optical storage and computational systems. Dr. Holliday holds patents in excimer laser beam detection, control and profiling, and methods to correct presbyopia that synergistically take into account the epithelium’s response to corneal inlays, and he has also authored 37 peer reviewed publications in the scientific literature plus two book chapters and one single-authored book. He is considered an expert on presbyopia and served as a committee member for the International Society of Presbyopia. He obtained his first degree in Physics and Electronics from the University of Saint Andrews in Scotland and a Ph.D. from the Laser Physics Centre at the Australian National University.

2023 Proxy Statement	– 18 –

–– Information Regarding Director Nominees and Executive Officers –

Robert Studholme Senior Vice President, Operations Age 70

Mr. Studholme joined STAAR in September 2015 as Vice President, Global Quality. In January 2022, he was promoted to Senior Vice President, Global Operations. Prior to joining STAAR, Mr. Studholme served as a compliance consultant and worked in that capacity for STAAR commencing in August 2014. Mr. Studholme bring decades of experience in the regulated medical device industry across multiple functional areas at companies such as Cagenix, Inc., Meridian Life Science, Diatron Corporation, Boehringer Ingelheim, and Beckman Instruments. He earned a bachelor’s degree in physics from California State University, Fullerton and completed core graduate studies in biochemistry at the University of California, Irvine.

Patrick Williams Chief Financial Officer Age 50

Mr. Williams joined STAAR in July 2020 as Chief Financial Officer. He brings over 20 years of financial and operational management experience with public companies. Mr. Williams was most recently at Sientra, Inc., a medical aesthetics company where he initially served as the Chief Financial Officer before transitioning to the General Manager of the miraDry® business unit. Prior to Sientra, Mr. Williams was Chief Financial Officer of ZELTIQ Aesthetics, Inc., a publicly-traded medical device company that was acquired in 2017. Mr. Williams has also served as Vice President at NuVasive, Inc., a San Diego-based medical device company, in strategy, finance and investor relations roles. Mr. Williams received a MBA in Finance and Management from San Diego State University and a Bachelor of Arts in Economics from the University of California, San Diego.

2023 Proxy Statement	– 19 –

COMPENSATION OF DIRECTORS

Non-employee directors were compensated for 2022 service as follows:

Annual Retainers	($)

Annual Equity Grant	180,000
Board Member Cash Retainer	50,000
Board of Directors Chair Additional Retainer	40,000
Audit Committee Chair Additional Retainer	15,000
Compensation Committee Chair Additional Retainer	15,000
Nominating and Governance Chair Additional Retainer	15,000
Members of the Audit Committee, Compensation Committee, or Nominating and Governance Committee Additional Retainer	10,000

The cash retainers shown above are consistent with the cash compensation program approved by shareholders at the 2019 Annual Meeting. The annual equity grant shown above is consistent with the program approved by shareholders at the 2022 Annual Meeting.

Each non-employee director annually chooses the form of equity he or she receives based on a Black Scholes value of stock options or the fair value of restricted stock on the date of grant. The $180,000 annual option and restricted stock awards were made on June 16, 2022, and are scheduled to vest in full on the earlier of the first anniversary of the grant date or the date of our next annual meeting of shareholders to elect directors. Equity grants are awarded pursuant to the Company’s Amended and Restated Omnibus Equity Incentive Plan (referred to herein as the Plan). Under the Plan, the total grant date fair value of equity-based awards granted to a non-employee director during any calendar year may not exceed $500,000.

The Board of Directors can change the compensation of directors at any time. On December 16, 2022, the Board announced the creation of the role of Lead Independent Director and appointed Mr. Stephen Farrell to serve in that capacity, effective January 1, 2023. Mr. Farrell will receive an additional $40,000 per year as compensation in connection with his service as the Lead Independent.

2023 Proxy Statement	– 20 –

– Compensation of Directors –

2022 Director Compensation

The table below summarizes the fiscal 2022 compensation of each non-employee director, including fees earned or paid in cash, restricted stock awards and stock options.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($)(1)		Stock Awards ($)(1)		Total

Stephen C. Farrell	75,000		180,009	(2)	—	(2)	255,009
Thomas G. Frinzi	94,478		89,957	(3)	90,045	(3)	274,480
Gilbert H. Kliman	72,280		—	(4)	180,028	(4)	252,308
Louis E. Silverman	52,445	(5)	—	(5)	—	(5)	52,445
Aimee S. Weisner	40,797	(6)	180,009	(6)	—	(6)	220,806
Elizabeth Yeu	70,000		180,009	(7)	—	(7)	250,009
K. Peony Yu	70,000		180,009	(8)	—	(8)	250,009

(1)
Dollar amounts in the Stock Awards and Option Awards columns reflect the grant date fair value of equity awards granted during fiscal year 2022, calculated in accordance with Financial Accounting Standards Board Codification Topic 718 (“FASB ASC Topic 718”). The fair value of each Option Award was estimated using a Black-Scholes option valuation model, and the fair value of each Stock Award was based on the closing price of our common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 12 to STAAR’s audited consolidated financial statements for the fiscal year ended December 30,2022, included in STAAR’s Annual Report on Form 10-K.
(2)
Represents compensation related an option to purchase up to 5,765 shares of common stock, granted on June 16, 2022. Mr. Farrell did not receive a stock award in 2022. As of the end of fiscal year 2022, the aggregate number of option awards outstanding for Mr. Farrell were 56,198.
(3)
Includes compensation related to the following: an award of 1,450 shares of restricted stock, granted on June 16, 2022 and an option to purchase up to 2,881 shares of common stock, granted on June 16, 2022. As of the end of fiscal year 2022, the aggregate number of stock and option awards outstanding for Mr. Frinzi were 1,450 and 3,852, respectively.
(4)
Represents compensation related to an award of 2,899 shares of restricted stock, granted on June 16, 2022. Dr. Kliman did not receive an option award in 2022. As of the end of fiscal year 2022, the aggregate number of stock and option awards outstanding for Dr. Kliman were 2,899 and 850, respectively.
(5)
Mr. Silverman retired on June 16, 2022. The amount reported as his cash fees represents fees paid through June 16, 2022. Mr. Silverman did not receive a grant of option or stock award during 2022.
(6)
Ms. Weisner was first elected to serve on the Board of Directors in 2022. The amount reported as her cash fees represents fees paid through December 30, 2022 following her election to the Board of Directors. The amount reported as an option award represents an option to purchase up to 5,765 shares of common stock, granted on June 16, 2022. Ms. Weisner did not receive a stock award in 2022. As of the end of fiscal year 2022, the aggregate number of option awards outstanding for Ms. Weisner were 5,765.
(7)
Represents compensation related to an option to purchase up to 5,765 shares of common stock, granted on June 16, 2022. Dr. Yeu did not receive a stock award in 2022. As of the end of fiscal year 2022, the aggregate number of option awards outstanding for Dr. Yeu were 8,835.
(8)
Represents compensation related to an option to purchase up to 5,765 shares of common stock, granted on June 16, 2022. Dr. Yu did not receive a stock award in 2022. As of the end of fiscal year 2022, the aggregate number of option awards outstanding for Dr. Yu were 7,299.

2023 Proxy Statement	– 21 –

CORPORATE GOVERNANCE

Since our 2022 Annual Meeting of Shareholders, we have had ongoing dialogue with a number of our investors, representing over 50% of shares outstanding, to build relationships and receive feedback on a variety of topics important to them, including governance and operations. The feedback received through our shareholder outreach efforts is communicated to and considered by the Board, and has helped inform our decisions, when appropriate. In 2022, we received 96% shareholder support on our say-on-pay advisory vote.

Corporate Governance Guidelines

Our Board has adopted corporate governance guidelines to memorialize its governance practices, which serve as a framework within which our Board of Directors and its committees operate. These guidelines cover a number of areas, including the role and functioning of the Board and its committees, Board composition and leadership structure, director selection and qualification, succession planning, and shareholder engagement, among other things. A copy of our Guidelines on Significant Corporate Governance Issues is available on our website at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents.”

Director Independence

Our Board has reviewed its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that none of our current directors, with the exception of Mr. Frinzi who serves as President and Chief Executive Officer, has a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each is independent under applicable Nasdaq rules. The Board also determined that Mr. Frinzi was independent during 2022, until his appointment as President and Chief Executive Officer, effective January 1, 2023, and that Mr. Silverman was independent for the period of 2022 in which he served as a director. In making these determinations, our Board considered the current and prior relationships that each non-employee director has with the Company and all other facts and circumstances our Board deemed relevant in determining their independence.

Board Leadership Structure

The Board annually reviews its leadership structure to evaluate whether the structure remains appropriate for us. We have no policy requiring either that the positions of the Chair of the Board and Chief Executive Officer be separate or that they be occupied by the same individual. Our Board of Directors believes that it is important to retain flexibility to allocate the responsibilities of both offices in a way that is in our best interests and the best interests of our shareholders at the time it elects a new Chief Executive Officer or Chair of the Board, or at other times when consideration is warranted by circumstances.

Our Chair of the Board, Thomas G. Frinzi, was appointed Chief Executive Officer upon the retirement of our prior CEO, Caren Mason, effective January 1, 2023. Pursuant to our Guidelines on Significant Corporate Governance Issues, in the event the Chair of the Board is not an independent director, the independent directors will annually appoint from amongst themselves a Lead Independent Director with such responsibilities as the Board shall determine from time to time. Effective January 1, 2023, the independent members of the Board appointed Mr. Farrell as Lead Independent Director. The Lead Independent Director has the following responsibilities:

•
Preside at meetings of the Board at which the Chair is not present, including executive sessions of the independent, non-management directors;
•
Approve information sent to the Board;

2023 Proxy Statement	– 22 –

– Corporate Governance –

•
Approve the agenda and schedule for Board meetings to provide that there is sufficient time for discussion of all agenda items;
•
Serve as liaison between the Chair and the independent directors;
•
Be available for consultation and communication with major shareholders upon request; and
•
Call executive sessions of the independent directors.

We believe the combined Chair and CEO leadership role along with a Lead Independent Director streamlines our Board’s processes to provide support and direction on corporate initiatives and, at the same time, promotes effective and independent oversight of management and our business.

Board Evaluations

The Board, under the direction of the Nominating and Governance Committee, conducts a self-evaluation. The process involves each director annually completing an evaluation of the full Board. The evaluation is intended to provide each director with an opportunity to evaluate performance for the purpose of improving Board and committee processes and effectiveness. The detailed evaluation questionnaire, which is administered by our General Counsel, seeks quantitative ratings and qualitative comments in key areas of Board practice, and asks each director to evaluate how well our Board and its committees operate and to make suggestions for improvements. These key areas include Board composition and director participation, meeting procedures, materials and format, allocation and delegation of responsibilities among our Board and its committees and adequacy and availability of resources. The General Counsel compiles the directors’ feedback and presents the results to the full Board, on an anonymous basis, for candid discussion and feedback. After receiving feedback from the Board discussion of these results, the Nominating and Governance Committee recommends improvements for the Board to consider implementing, as needed.

Director Resignation Policy for Uncontested Election of Directors

In an uncontested election of directors (i.e., an election where the only nominees are those recommended by the Board of Directors), any director nominee who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall promptly tender his or her resignation to the Board of Directors following certification of the election results. For additonal details, the Director Resignation Policy is published on our website, at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents.”

Special Meeting of Shareholders

Our Bylaws provide that a special meeting of shareholders (i) may be called, for any purpose or purposes, by the Board of Directors, the Chair of the Board, or the President, and (ii) shall be called by the Secretary if appropriately requested by a person (or group of persons) beneficially owning in the aggregate at least 35% of the Company’s outstanding shares of common stock.

Stock Ownership Guidelines

To further align the interests of our non-employee directors and our executive officers, in April 2022 the Board of Directors adopted revised guidelines relating to stock ownership. The Guidelines provide that non-employee directors are required, within four years of a non-employee director first joining the Board of Directors, to own a number of shares of our common stock equal in value to three times (3x) their base annual cash retainers, not including amounts received for service on committees. Our Chief Executive Officer is required to own a number of shares of our common stock equal in value to three times (3x) his or her annual base salary, and our other executive officers are required to own a number of shares of our

2023 Proxy Statement	– 23 –

– Corporate Governance –

common stock equal in value to their annual base salaries, within four years from date of hire or promotion. For purposes of these stock ownership guidelines, ownership of our common stock includes (i) shares owned outright, (ii) shares owned by immediate family members residing in the same household, and (iii) shares held in trust for the benefit of the non-employee director or executive officer or their immediate family members residing in the same household. From time to time the Board of Directors will consider and may reset the level of stock ownership that it considers appropriate for these Guidelines.

Code of Business Conduct and Ethics

STAAR has adopted a Code of Business Conduct and Ethics applicable to all employees and directors of STAAR. The Code of Business Conduct and Ethics is published on our website, at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents.” We intend to disclose future amendments to, or waivers from, certain provisions of the Code of Business Conduct and Ethics applicable to senior executives on our website.

In 2022, we revised our Supplier Code of Conduct to include, among other things, certain standards from The International Labour Organization’s (ILO) Declaration on Fundamental Principles and Rights at Work. Our Supplier Code of Conduct is also published on our website, at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents.”

Prohibition on Hedging Shares

STAAR’s global Anti-Hedging Policy prohibits any director, officer or employee subject to its terms from entering into short sales or derivative transactions, such as forward contracts or collars, to hedge or offset their economic exposure to STAAR shares.

Board of Directors’ Role in Risk Oversight

We believe that effective risk management and control processes are critical to our long-term success. Management is responsible for the day-to-day oversight and management of strategic, operational, legal, compliance, cybersecurity and financial risks, while our Board, as a whole and through its committees, is responsible for the oversight of our risk management framework and activities. Consistent with this approach, subject matter experts within management, such as the Chief Legal Officer, the Chief Financial Officer, the Vice President of Global Human Resources, and the director of Internal Audit, and on occasion outside consultants review the framework and/or certain specific risks, as well as trends and emerging risks, with our Board and the applicable committee at regular board and committee meetings as part of management presentations that focus on particular business functions, operations, or strategies, and presents steps taken by management to eliminate or mitigate such risks. The Chief Legal Officer also serves as Chief Compliance Officer, and reports to the Board at regularly scheduled meetings regarding compliance and risk mitigation activities, including when applicable, periodic enterprise risk assessments.

Each of the Board's standing committees assists the Board in overseeing the management of risk in the area overseen by the committee. In particular, the Audit Committee assists the Board by reviewing periodic reports from management on the risks related to such matters as financial reporting, internal controls, revenue recognition, treasury management, information technology, cybersecurity, insurable risks, and compliance with legal and regulatory requirements. The director of Internal Audit updates the Audit Committee at regularly scheduled Audit Committee meetings regarding a variety of risks and the effectiveness of controls implemented to address them. The Compensation Committee oversees risks related to our compensation programs and policies, as well as human capital management, including succession planning for management, diversity and inclusion. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, succession planning for our directors, and risks relating to our corporate governance practices, including sustainability matters.

2023 Proxy Statement	– 24 –

– Corporate Governance –

Recoupment Policy

This policy includes standards for seeking the return, or “claw-back,” of bonus compensation paid to the Chief Executive Officer or Chief Financial Officer in certain circumstances following a restatement of STAAR’s financial statements. The policy provides that if the relevant officer is adjudicated to have engaged in intentional misconduct or fraud, and the Board of Directors determines that the wrongful conduct directly or indirectly made the restatement necessary, we will seek reimbursement of any excess incentive award or bonus paid on the basis of financial performance. The excess incentive award that may be recovered is the difference, if any, between the amount actually paid to the relevant officer and the amount that would have been paid to the officer had the incentive award been calculated based on the financial statements as restated. The claw-back has a five year look-back period based on payment of the affected award or bonus or following a change in control. We intend to update or supplement our recoupment policy as necessary to comply with the final listing standards adopted by the Nasdaq Stock Market implementing the SEC’s recently finalized Exchange Act Rule 10-D-1.

Sustainability

We seek to achieve our corporate goals in an ethical and sustainable manner. Our most recent Sustainability Report, drafted consistent with the Sustainability Accounting Standards Board (SASB) framework of sustainability topics for medical equipment and supplies companies, and references the Taskforce on Climate-Related Financial Disclosures (TCFD) framework for third party risk is available in the Investor Resources section of our website, at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents.” Among the highlights of our recent activities are the following:

•
Created a cross-functional Climate Risk Committee;
•
Engaged a consulting firm who conducted a critical supplier climate risk analysis designed consistent with the TCFD reporting framework ; and
•
Implemented an employee Charitable Matching Program whereby STAAR will support the philanthropic efforts of our employees by matching – dollar for dollar – every dollar that an employee contributes to a charitable organization (up to $5,000 per employee, per year).

Our Annual Report on Form 10-K filed on February 23, 2023 contains our Human Capital Management information. Management regularly reports to the Board of Directors regarding ESG-related matters to assist the directors with oversight of such matters.

Compensation Policies and Practices Related to Risk Management

STAAR’s Compensation Committee and Board of Directors have analyzed and continue to monitor whether STAAR’s compensation practices with respect to executive officers or any of its employees create incentives for risk-taking that could harm STAAR or its business. The Compensation Committee and the Board of Directors have determined that STAAR’s compensation practices and policies do not create any risk that is reasonably likely to have a material adverse effect on STAAR.

Meetings of the Board of Directors

The Board of Directors held 11 meetings during 2022. During 2022, each incumbent director attended more than 75% of the total number of Board of Directors meetings and meetings of the committees on which they then served (during the period he or she served). In addition to Board of Directors meetings, directors are kept informed of our business through personal meetings and other communications, including telephone and electronic contacts with our Chief Executive Officer and others regarding matters of interest and concern to us and our shareholders. Independent directors meet when they deem necessary in an executive session without management and at such other times as may be requested by any independent director.

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– Corporate Governance –

It is the policy of STAAR that members of the Board of Directors attend the Annual Meeting of shareholders, if practicable. All six of the nominated directors attended the 2022 Annual Meeting of shareholders.

Committees

The Board of Directors has three standing committees: an Audit Committee, a Nominating and Governance Committee, and a Compensation Committee. The Board of Directors has adopted a written charter for each committee to provide for its organization and procedures and to delegate requisite authority for the committee to carry out its purposes.

Nominating and Governance Committee

The principal purposes of the Nominating and Governance Committee (the “Nominating and Governance Committee” or the “Committee”) are to help ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders and STAAR, and that STAAR has and follows appropriate governance standards. To carry out these purposes, in accordance with its written charter, the Committee periodically does the following:

•
identifies individuals qualified to become directors, consistent with criteria approved by the Board of Directors (described in our Guidelines on Significant Corporate Governance Issues, which is available on our website at http://staar.com, under “Investors-Investor Resources & FAQs-Governance Documents”;
•
recommends the director nominees to be selected by the Board of Directors for the next annual meeting of shareholders;
•
reviews best practices in corporate governance, and recommends to the Board of Directors improvements in corporate governance that may be applicable to STAAR, including sustainability matters; and
•
oversees the evaluation of the Board of Directors and management.

In addition to the candidates proposed by the Board of Directors or identified by the Committee, the Committee considers candidates for director suggested by our shareholders. Shareholders may recommend candidates for consideration by the Committee by submitting the names and supporting information to: Office of the Secretary, STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California, 92630. In the future, the Committee may also engage a recruiting firm to identify director candidates.

The process for evaluating prospective nominees for director, including candidates recommended by shareholders, includes meetings from time to time to evaluate biographical information and background material relating to prospective nominees, interviews of selected candidates by members of the Nominating and Governance Committee and other members of the Board, and application of our general criteria for director nominees set forth in our Guidelines on Significant Corporate Governance Issues. These criteria include, among other things, the prospective nominee’s integrity, business or other experience and expertise, and independence.

In selecting nominees for the Board of Directors, the Committee evaluates the general and specialized criteria set forth above, identifying the relevant specialized criteria prior to commencement of the recruitment process, considers previous performance if the candidate is a candidate for re-election, and generally considers the candidate’s ability to contribute to the success of STAAR. The Nominating and Governance Committee believes that differences in background, professional experiences, education, skills and viewpoints will enhance the performance of the Board of Directors. The Nominating and Governance Committee and the Board of Directors believe that a diverse board leads to improved performance by encouraging new ideas, expanding the knowledge base available to management and

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– Corporate Governance –

other directors and fostering a culture that promotes innovation and vigorous deliberation. In considering nominees for service on the Board of Directors, the Nominating and Governance Committee takes into consideration the diversity of professional experience, background, viewpoints, and skills of the current and prospective members of the Board of Directors. Examples of this include diversity of management experience, financial expertise, medical device industry experience, international experience, gender, ethnicity, and educational background. As described in our Guidelines on Significant Corporate Governance Issues, as part of the search process for each new director, the Nominating and Governance Committee actively seeks out diversity with respect to demographics such as gender, race, ethnic and national background, veteran status, geography, age and sexual orientation. As part of the search process for each new director, the Nominating and Governance Committee includes women and members of underrepresented communities as candidates in the pool from which Board nominees are chosen. The Nominating and Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. The Committee believes that the backgrounds and qualifications of the directors considered as a group should provide a significant breadth of experience, knowledge and abilities to assist the Board in fulfilling its responsibilities, and assesses the effectiveness of this goal during the Board’s annual evaluation.

The Board of Directors’ nominees for the Annual Meeting have been recommended by the Committee and have been nominated by the Board of Directors. The Committee received no formal shareholder recommendations of candidates for election at the 2023 Annual Meeting.

The current members of the Nominating and Governance Committee are Aimee Weisner, who has served as Chair since June 2022, Stephen Farrell, Dr. Elizabeth Yeu, and Dr. K. Peony Yu. Each member of the Nominating and Governance Committee is “independent” as that term is defined under the Listing Rules of the Nasdaq Stock Market. During 2022, the Nominating and Governance Committee met four times.

Compensation Committee

Under its written charter, the principal duties of the Compensation Committee are to help ensure that STAAR’s compensation of its executive officers satisfies the following principal requirements:

•
alignment with the compensation strategy of STAAR determined by the Board of Directors; and
•
enabling STAAR to compete in recruiting and retaining qualified executive officers.

The Compensation Committee makes recommendations to the Board of Directors on all elements of the total direct compensation of the Chief Executive Officers, including base salary, annual bonus, long-term equity compensation and perquisites. The Compensation Committee approves all elements of the total direct compensation of the other executive officers of STAAR, including base salary, annual bonus, long-term equity compensation and perquisites. The Committee also administers STAAR’s incentive equity plan. The Committee may delegate authority to subcommittees or Committee members.

In addition, the Compensation Committee reviews succession planning for executive officers, and monitors compliance with our Stock Ownership Policy and our Recoupment (clawback) Policy. The Compensation Committee also reviews our human capital management and social responsibility policies and practices. This oversight includes periodic review of our company demographics, talent development, employee retention and employee compensation. The committee also periodically reviews our employee diversity and inclusion recruitment, retention and compensation efforts.

The current members of the Compensation Committee are Aimee Weisner, who has served as chair since June 2022, Dr. Gilbert H. Kliman, and Dr. Elizabeth Yeu. Each current member of the Compensation Committee is “independent” as that term is defined under the Listing Rules of the Nasdaq Stock Market. During 2022, the Compensation Committee held six meetings.

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– Corporate Governance –

Role of Compensation Consultant

The Compensation Committee has sole authority to retain and terminate a compensation consultant to assist in the evaluation of director, Chief Executive Officer or senior executive compensation. The Compensation Committee has assessed the independence of Radford considering the factors set forth in applicable SEC rules and the Listing Rules of the Nasdaq Stock Market and has concluded no conflicts of interest were raised by the work performed by Radford, an Aon Hewitt business unit. In 2022, the Compensation Committee engaged a compensation consultant from Radford to conduct a review of the Corporation’s compensation program concerning the Chief Executive Officer, other members of management, and a potential lead independent director, and provide benchmark data and recommendations.

Audit Committee

The principal duties of the Audit Committee are to oversee (i) the quality and integrity of STAAR’s financial statements and the internal controls thereof, (ii) the qualifications and independence of STAAR’s independent registered public accounting firm, (iii) the performance of STAAR’s Internal Audit Department and STAAR’s independent registered public accounting firm, (iv) compliance with applicable legal and regulatory requirements, and (v) monitoring enterprise risk, including cybersecurity and compliance. The Committee communicates with management throughout the year to help it assess the performance of STAAR’s independent registered public accounting firm for consideration of re-engagement in future years.

The current members of the Audit Committee are Stephen C. Farrell who serves as chair, Dr. Gilbert H. Kliman, and Dr. K. Peony Yu. Each member of the Audit Committee is “independent” as that term is defined under the Audit Committee rules of the SEC and the Listing Rules of the Nasdaq Stock Market. STAAR has determined that Mr. Farrell qualifies as an “audit committee financial expert” under the rules of the SEC. In 2022, the Audit Committee met four times.

Shareholder Communications with Directors

Shareholders may communicate with the chair of the Board of Directors, the chair of our Audit Committee or the chair of our Nominating and Governance Committee, or with the Board of Directors as a group, by writing to such persons c/o Office of the Secretary, STAAR Surgical Company, 25651 Atlantic Ocean Drive, Lake Forest, California, 92630.

The corporate Secretary distributes communications directed to the Board of Directors or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board of Directors should be excluded, such as the following:

•
junk mail and mass mailings;
•
new product suggestions; and
•
resumes and other forms of job inquiries.

In addition, material that is unduly hostile, threatening, illegal or similarly unsuitable will be excluded, with the provision that any communication that is excluded must be made available to any outside director upon request.

2023 Proxy Statement	– 28 –

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in STAAR’s Proxy Statement for 2023.

The Compensation Committee

Aimee Weisner (Chair)

Gilbert H. Kliman, M.D.

Elizabeth Yeu, M.D.

April 26, 2023

2023 Proxy Statement	– 29 –

COMPENSATION DISCUSSION AND ANALYSIS

General

The following Compensation Discussion and Analysis describes the material elements of compensation for the named executive officers identified in the compensation tables and related disclosures below.

In 2022, the Compensation Committee of the Board of Directors, to which we refer in this discussion as the “Committee,” made recommendations to the Board of Directors for the total direct compensation including the base salary, annual bonus, long-term equity compensation and perquisites of our named executive officers. Both the Board of Directors and the Committee exercise independent review in making judgments regarding executive compensation.

In 2022, our named executive officers were:

•
Caren Mason, retired President and Chief Executive Officer;
•
Patrick Williams, Chief Financial Officer;
•
Scott Barnes, Chief Medical Officer;
•
Keith Holliday, Chief Technology Officer; and
•
James Francese, Senior Vice President, Commercial Operations North America and APAC.

Our key accomplishments in 2022 included:

•
Achievement of record revenue of $284 million, growing revenue by 23% (29% in constant currency*) compared to our 2021 results, including ICL unit growth of 33% while industry reports estimate a roughly flat level of year-over-year total refractive industry procedures.
•
GAAP diluted earnings per share (“EPS”) of $0.78, compared to $0.50 in 2021.
•
Cash, cash equivalents and investments available for sale rose to $226 million, compared to $200 million at the end of 2021. We generated $36 million in cash from operations in 2022.
•
Obtained FDA approval of our EVO Visian ICL lens for sale in the U.S. in March 2022.
•
Commenced educating American consumers and surgeons about EVO through collaborations with musician Joe Jonas and NBA basketball player Max Strus to increase consumer awareness.
•
Continued engaging surgeons and their staffs, globally, through clinical validation, education and strategic cooperation.

* Constant currency is a non-GAAP financial measure. For additional information on constant currency, please see Appendix 2.

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– Compensation Discussion and Analysis –

Compensation Program Objectives and Rewards

Compensation Philosophy and Process. The Company is dedicated to pursuing a mix of near, medium, and longer-term business objectives designed to build and increase shareholder value. Our Board and Compensation Committee have sought to establish a compensation program that incentivizes and rewards our management team for achieving or exceeding corporate financial and non-financial goals and also individual objectives. Other than the Chief Executive Officer, management does not participate in the Committee’s deliberations regarding the Company’s compensation programs, and their involvement is limited to providing Company performance and market information. Our Chief Executive Officer does not participate in the determination of her/his own compensation, but joins with the full Board of Directors in the determination of compensation of other named executive officers.

The Committee and management periodically review the Radford Global Life Sciences Surveys as well as benchmark data regarding our peer group. This data is used to assess the general competitiveness of our recruiting and compensation programs, and to assist the Committee and the Board of Directors in making compensation decisions. In April 2021, the Compensation Committee engaged a compensation consultant from Radford, an AON Hewitt company, to review non-employee director and officer compensation, provide benchmark data and recommendations. In June 2021, Radford proposed a new peer group for the Corporation, based on the Corporation’s revenue growth and increased market capitalization, among other things. Based on Radford’s recommendations, we commenced using an updated peer group, with a larger set of companies, for compensation purposes in 2021. We used this same peer group for compensation decisions in 2022.

Such peer group was selected from U.S. based medical device companies with market capitalizations between $1.5 billion and $15 billion and revenue generally between $100 million and $600 million. The Committee accepted Radford’s recommended revised peer group and the Board of Directors approved the Committee’s recommendation. Our peer group, which we used as one element for setting 2022 compensation, consisted of the following companies:

AtriCure	Inogen
Abiomed	Inspire Medical Systems
Axonics	Merit Medical Systems
Cardiovascular Systems	Nevro NuVasive
Glaukos	Penumbra
Globus Medical	ShockWave Medical
ICU Medical	QuidelOrtho
Inari Medical	Tandem Diabetes Care

We additionally use peer group data as part of reviewing the overall appropriateness and competitiveness of our executive compensation program.

2023 Proxy Statement	– 31 –

– Compensation Discussion and Analysis –

In 2021, retention and recruitment challenges for high-performing executives suggested that our compensation structure was not sufficiently competitive. The Committee assessed benchmark data and recommendations from Radford in 2021 and determined that it was in the company’s best interests to adjust the compensation program mid-year to support retention and recruitment efforts. Commencing in the second half of 2021, the Committee’s objective has been to structure compensation policies and decisions based on (a) overall Company performance, (b) a target base salary at or near the 75th percentile of our peer companies and other industry benchmark data, and (c) a target for total target compensation, consisting of base salary, cash bonus potential and long-term equity incentives, between the 50th – 75th percentile of our peer companies and other industry benchmark data based on the Company’s financial performance and achievement of Board-approved pre-established metrics, if applicable. In 2022, similar to the second half of 2021, the Committee determined, after assessing Radford’s benchmark data and recommendations, to target base salary at or near the 75th percentile of our peer companies and total target compensation between the 50th — 75th percentile based on an analysis of our peers’ compensation levels, reflecting the experience, leadership, specialized skill sets and sustained performance of our executive team.

2022 Results of Advisory Vote to Approve Compensation of Named Executive Officers. At our Annual Meeting held on June 16, 2022 shareholders representing approximately 96% of the votes cast on the proposal approved the compensation of our named executive officers. Given the strong support shown, we decided to maintain the structure of our executive compensation program as a result of this vote.

Elements of Compensation

The elements of compensation that may be earned by our named executive officers include base salary, annual cash bonus, and equity compensation. All components of each named executive officer’s compensation are annually reviewed in the context of company performance and individual performance.

Compensation Mix

Base Salaries. The Committee, with input from the Chief Executive Officer, reviews, considers and approves base salaries at a level expected to attract and retain the executives that the Company needs to achieve its plans. The Board of Directors generally reviews base salaries in the first quarter of each year and approves any changes based upon company performance, market data, executive performance, scope of responsibility, and past and potential contributions to our business. In March 2022, named executive officer salaries increased 3.5% over 2021 levels as follows, consistent with base salary increases company-wide and industry-wide.

Named Executive Officer	2021 Base Salary	2022 Base Salary	Percentage Increase

Caren Mason	799,000	826,965	3.5%
Patrick F. Williams	500,000	517,500	3.5%
Scott Barnes	495,000	512,325	3.5%
Keith Holliday	478,000	494,730	3.5%
James Francese(1)	422,000	475,000	12.6%

(1)
In December 2022, Mr. Francese received an additional 8.75% salary increase commensurate with his newly assigned role of managing commercial operations for all of Asia Pacific.

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– Compensation Discussion and Analysis –

Annual Cash Bonuses. A material element of each named executive officer’s compensation is the opportunity to earn annual performance-based cash bonuses, which are earned based on the funding of the 2022 Incentive Bonus Plan (the “2022 Bonus Plan”), as determined by achievement of specific corporate financial objectives and thereafter, on personal performance. The Board of Directors has exclusive authority, acting on the recommendation of the Committee, to approve bonuses for our named executive officers based on these criteria.

For 2022, the Committee and the Board of Directors approved a 2022 Bonus Plan that was designed to be funded in whole or in part based on STAAR meeting or exceeding specific revenue, EPS, and gross margin metrics. As in prior years, to allow for an accurate year-over-year comparison, and in recognition that over 90% of our revenue is generated outside the U.S., the Board of Directors in 2022 continued its practice of evaluating the Company’s revenue performance on a constant currency basis.

Each of the Company’s current named executive officers has an annual bonus target, as do other key contributors. The Committee reviews, considers and approves bonus targets for named executive officers based on market data and also considers changes in the scope of responsibility and overall performance of individual named executive officers when establishing these targets.

Each named executive officer’s base salary and target bonus opportunity for 2022 is provided in the table below.

Named Executive Officer	Base Salary	Target Bonus Payment	Target Bonus Percentage(1)

Caren Mason	826,965	868,313	105%
Patrick F. Williams	517,500	336,375	65%
Scott Barnes	512,325	230,546	45%
Keith Holliday	494,730	247,365	50%
James Francese	475,000	237,500	50%

(1)
Target Bonus Percentage represents the potential bonus earned by an executive as a percentage of base salary in the event the Corporation achieves pre-established target financial metrics and thereby funds the bonus plan at 100% and the executive has fully met his/her performance criterion. There is no minimum or maximum bonus potential for each executive. The Compensation Committee recommends to the Board the specific bonus award for the CEO. With input from the CEO, the Compensation Committee recommends to the Board the bonus awards for the other Executive Officers.

The Board of Directors confirms the Company’s 2022 revenue, EPS and gross margin results. Thereafter, the Committee recommends to the Board of Directors the level of funding, if any, of the 2022 Bonus Plan based on the level of achievement of the pre-established target financial metrics related to revenue, EPS and gross margin. The Board of Directors must review and approve all bonus recommendations for named executive officers presented by the Committee. The Compensation Committee also recommends to the Board the portion of the funded 2022 Bonus Plan, if any, applicable to other bonus-eligible team members whose specific bonuses are determined by the CEO based on the individual’s contributions to the Company’s results. The determination of annual bonuses for 2022 performance are described further below under the section entitled “2022 Bonus and Equity Determinations.”

Long-Term Equity Compensation. The Committee believes that long-term equity incentive awards serve to align the interests of the executive officers with the interests of our shareholders. Long-term equity incentive awards may be granted in the form of either stock options, restricted shares, restricted stock units (”RSUs”), performance stock units (”PSUs”), or other types of equity or equity-linked compensation. In determining the size of equity grants to our named executive officers, the Committee considers recommendations of the Chief Executive Officer, peer group data, individual performance and level of responsibility in the company, for those named executive officers reporting to the Chief Executive Officer. For the Chief Executive Officer’s equity grant, the Committee considers company and individual

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– Compensation Discussion and Analysis –

performance as well as peer group data. The Committee recommends to the Board of Directors the allocation among the different forms of equity compensation to align executive incentives with long-term shareholder interests. For 2022, the Committee recommended that our named executive officers be granted equity as follows: (i) one third value in the form of stock options, (ii) one third value in the form of RSUs, and (iii) one third in the form of PSUs. Based on benchmark data from Radford and peer groups, the value of each executive officer’s grant was established as a percentage of the executive’s annual base salary. The Committee used the Black-Scholes value for stock options and the fair value of RSUs and PSUs on the date of grant. The equity grants made in 2022 are described further below under the section entitled “2022 Bonus and Equity Determinations.”

Stock options. Stock options, once granted, become valuable if the price of STAAR’s common stock rises above the exercise price at the time of grant. The exercise price of a stock is the closing price of the Company’s common stock on the Nasdaq Stock Market on the date of grant. Under the Company’s Omnibus Equity Incentive Plan (“Plan”) STAAR may not grant stock options having an exercise price below the fair market value of its common stock on the date of grant. STAAR does not grant stock options with a so-called “reload” feature. To encourage retention by providing a long-term incentive, the options typically vest ratably over a three-year period, and have a ten-year life. Stock options are forfeited back to STAAR if the grantee’s service to STAAR terminates before the end of the vesting period.

Restricted shares/Restricted stock units/Performance stock units. Restricted shares are shares of common stock that STAAR grants subject to forfeiture over a specified period of time. RSUs and PSUs represent the right to receive shares of common stock of STAAR upon the lapse of applicable forfeiture conditions over a specified period of time. The value of these incentive awards rises and falls with STAAR’s stock price. Time-vesting awards such as restricted shares and RSUs, as well as PSUs, are forfeited back to STAAR if the grantee’s service to STAAR terminates before the end of the vesting period. Vesting of restricted shares and RSUs occurs when the restricted period ends. Vesting of PSUs occurs if the Company meets or exceeds the performance metrics pre-established by the Board of Directors. Time-vesting awards such as restricted shares and RSUs as well as PSUs provide a long-term incentive by aligning the grantee’s interests with those of the shareholders and encouraging retention through the risk of forfeiture if the grantee ceases working for us during the vesting period or the company does not achieve pre-established performance metrics.

2022 Bonus and Equity Determinations

2022 Bonus Determinations. As described above, the 2022 bonus plan was funded based on how the Company performed against financial goals pre-established by the Compensation Committee for fiscal year 2022 and approved by the Board of Directors.

As a threshold to begin funding the bonus pool for 2022, the Company needed to achieve the following minimum financial milestones: a minimum revenue target of $285 million (on a constant currency basis), a minimum EPS target of $0.50 (adjusted for pre-determined foreign exchange rate considerations), and a minimum gross margin of $220 million. The total potential bonus pool was capped at 200% of the target bonus pool funding.

In 2022, the Company met the minimum financial threshold for revenue when adjusted for foreign exchange rate considerations, the impact of COVID in China in the second half of 2022, and the decision to de-emphasize the IOL business in the fourth quarter of 2022. These adjustments were offset by reducing the revenue metric by the better-than-expected effective tax rate for 2022 and the better-than-expected weighted shares outstanding in 2022. The Company exceeded the minimum financial threshold for EPS and gross margin, which when combined with revenue performance, enabled funding of the 2022 Bonus Pool in excess of 100% of target. Based on the Company achieving $284.4 million in revenue, the adjustments to revenue, $0.77 EPS, and $223.4 million in gross margin in 2022, the Board of Directors agreed upon the pool funding at 125% of the target amount for 2022. The Board of Directors agreed that this level of pool funding aligns management’s compensation with shareholder interests.

2023 Proxy Statement	– 34 –

– Compensation Discussion and Analysis –

Named Executive Officer	Base Salary	Bonus Payment	Individual Incentive Target(1)	Bonus Paid(1)

Caren Mason	826,965	1,085,392	105%	131.3%
Patrick F. Williams	517,500	420,469	65%	81.3%
Scott Barnes	512,325	288,183	45%	56.3%
Keith Holliday	494,730	309,206	50%	62.5%
James Francese	475,000	296,875	50%	62.5%

(1)
“Individual Incentive Target” and “Bonus Paid” are shown as a percentage of salary. The 2022 bonus paid was 125% of each individual's incentive target for all named executive officers in 2022.

2022 Long-term Equity Awards. In 2022, the Committee recommended to the Board of Directors that it grant long-term equity compensation to the named executive officers, consistent with the Company’s Compensation Philosophy and based upon the individual’s performance and benchmark data, in the form of stock options, restricted stock units, and performance stock unit grants, which the Board of Directors approved.

In 2022, based on Radford data and recommendations provided in mid-2021, the Board of Directors awarded 2022 long-term equity grants for named executive officers with the cash value of such equity awards equally divided among PSUs (1/3), RSUs (1/3), and stock options (1/3). The PSUs do not vest unless the Company meets or exceeds pre-established financial metrics. In 2022, the Board of Directors approved 100% funding of PSUs if the Company generated $300 million in revenue during 2022, with a 50% minimum and 150% maximum funding cap. Based on $284.4 million revenue and the adjustments described in the 2022 Bonus Determination section above, 85% of granted PSUs were earned and therefore became eligible to vest.

The 2022 equity grants to named executive officers were as follows:

Name and Title	Grant Date	Stock Options (LTIP)(1)	Restricted Stock Units (LTIP)(2)	Performance Stock Units (LTIP)(3)

Caren Mason	March 7, 2022	42,160	20,269	20,269
Former President and Chief
Executive Officer
Patrick F. Williams	March 7, 2022	19,188	9,225	9,225
Chief Financial Officer
Scott Barnes	March 7, 2022	16,621	7,991	7,991
Chief Medical Officer
Keith Holliday	March 7, 2022	16,051	7,716	7,716
Chief Technology Officer
James Francese	March 7, 2022	12,146	5,839	5,839
Senior Vice President, Commercial	December 30, 2022	19,139	—	—
Operations Asia Pacific and
North America

(1)
The options granted have a 10-year term and become exercisable as follows: one-third on the 1-year anniversary of the grant date and the remaining two-thirds over the following 24 months in equal amounts on a monthly basis. In the event the options do not evenly divide into 24 months, the remaining balance of options become exercisable on the final month of vesting. The exercise price is $74.80 for those options granted on March 7, 2022, and $48.54 for those options granted to Mr. Francese on December 30, 2022, which was the closing price on the Nasdaq Stock Market on the dates of the grants.
(2)
The RSUs have a three-year vesting schedule, with one-third vesting on the first three anniversaries of the date of grant, subject to continued service.
(3)
For 2022, 85% of the PSUs that were granted were earned. Such earned PSUs have a three-year vesting schedule, subject to certain performance conditions, with one-third vesting in equal installments on each of the three anniversaries of the date of grant, subject to continued service.

2023 Proxy Statement	– 35 –

– Compensation Discussion and Analysis –

Change-in-Control Arrangements

Our named executive officers will receive certain cash severance and other benefits from STAAR or a successor company if they experience a qualifying termination following a change in control of STAAR. Payments and benefits of this nature are often termed “double trigger” change-in-control benefits. In addition, the Plan provides that, if STAAR has a change in control, options vest immediately unless the surviving company assumes or replaces the options.

STAAR provides these benefits to help it compete with larger, better-capitalized ophthalmic companies in attracting employees. STAAR also recognizes the retention value of equity instruments. Change-in-control benefits are intended to do the following:

•
Reinforce the alignment of employee interest with shareholder interest by providing that, if a major transaction occurs, vesting and exercisability of stock options will accelerate or continue, so the potential equity value of unvested or unexercised options will not be lost; and
•
Encourage employees to remain with STAAR despite uncertainties while a transaction is under consideration or pending by assuring them that, if they are terminated as a result of a change in control, they will receive continued pay and benefits to cover the disruption in employment.

The specific change-in-control benefits to which each named executive officer is entitled are discussed below under “Employment Agreements.”

Severance Arrangements

Each of our named executive officers is entitled to limited continuation of salary and benefits if the officer is terminated under specified circumstances. These arrangements are provided to maintain STAAR’s competitive position in attracting and retaining executive talent and are described further in the section “Employment Agreements” below.

Perquisites

In 2022, the named executive officers received an opportunity to undergo an executive health screening and were eligible to receive an executive life insurance policy with premiums and costs paid by STAAR. The cost of these limited executive benefits, which are intended to promote the long-term health and financial stability of our executive officers, are shown in the Summary Compensation Table below.

Benefits

The named executive officers participate in a variety of retirement, health and welfare, and paid time-off benefits designed to enable STAAR to attract and retain its workforce in a competitive marketplace. Health and welfare and paid time-off benefits help ensure that STAAR has a productive and focused workforce through reliable and competitive health and other benefits. Pension (for our Switzerland based team members, including Mr. Blickensdoerfer) and retirement savings plans help employees, especially long-serving employees, save and prepare financially for retirement.

STAAR’s qualified 401(k) plan allows all U.S.-based employees to contribute up to the limits imposed by the Internal Revenue Code—$20,500 per employee for 2022 (with an additional $6,500 annual catch-up contribution permitted for those over 50 years of age)—on a pre- or after-tax basis. During 2022 STAAR provided an 80% percent match up to the first 6% of the employee’s compensation. Officers serving outside the U.S. receive pension benefits based on local regulations and standards. These benefits are generally provided to all of our full-time salaried employees and enhanced retirement benefits are not provided to our named executive officers.

2023 Proxy Statement	– 36 –

COMPENSATION TABLES

Summary Compensation Table

The following table summarizes the compensation of the named executive officers for each of the three fiscal years ending December 30, 2022, December 31, 2021 and January 1, 2021, respectively.

Name and Title	Year	Salary ($)	Bonus ($)(1)	Option Awards ($)(2)	Stock Awards ($)(2)(3)	All Other Compensation ($)(4)	Total

Caren Mason	2022	852,318	1,085,392	1,516,095	3,032,242	15,906	6,501,953
Former President and Chief	2021	722,463	1,230,646	1,749,994	1,750,028	15,139	5,468,270
Executive Officer	2020	667,235	380,287	1,913,391	—	14,899	2,975,812
Patrick F. Williams	2022	513,462	420,469	690,010	1,380,060	26,054	3,030,055
Chief Financial Officer	2021	432,060	477,569	227,108	227,125	25,190	1,389,052
	2020	182,308	74,063	—	1,579,982	11,092	1,847,445
Scott Barnes	2022	508,327	288,183	597,699	1,195,454	31,788	2,621,451
Chief Medical Officer	2021	478,041	365,351	265,372	265,356	31,068	1,405,188
	2020	458,390	138,448	257,634	257,626	30,414	1,142,512
Keith Holliday	2022	490,869	309,206	577,202	1,154,314	29,014	2,560,605
Chief Technology Officer	2021	420,690	373,990	223,303	223,329	28,294	1,269,606
	2020	385,710	131,058	216,785	216,771	28,054	978,378
James Francese	2022	433,362	296,875	911,764	873,514	25,410	2,540,925
Senior Vice President, Commercial	2021	370,051	329,516	196,026	196,034	24,690	1,116,317
Commercial Operations Asia	2020	338,639	115,064	190,329	190,315	24,450	858,798
Pacific and North America

(1)
The amounts for 2022 were paid pursuant to the 2022 Bonus Plan based on the achievement of certain revenue, EPS, and gross margin metrics, as adjusted by the Committee. See the sections entitled “Compensation Mix - Annual Cash Bonuses” and “2022 Bonus and Equity Determinations” for a discussion of the 2022 Bonus Plan.
(2)
Dollar amounts in the Stock Awards and Option Awards columns reflect the aggregate grant date fair value with respect to stock awards and options granted during fiscal years 2022, 2021 and 2020 calculated in accordance with FASB ASC Topic 718. The fair value of each Option Award was estimated using a Black-Scholes option valuation model, and the fair value of each Stock Award was based on the closing price of our common stock on the date of grant. Assumptions used in the calculation of these amounts are included in Note 12 to STAAR’s audited consolidated financial statements for the fiscal year ended December 30, 2022 included in STAAR’s Annual Report on Form 10-K.
(3)
In addition, the dollar amounts in the Stock Award column relating to PSUs are based on probable achievement level of the underlying performance conditions as of the grant date. The maximum value at the grant date of 2022 PSUs assuming the highest level of performance is achieved is as follows:

Name	Maximum Value of Performance Stock Units ($)

Caren Mason	2,274,219
Patrick F. Williams	1,035,082
Scott Barnes	896,628
Keith Holliday	865,735
James Francese	655,173

(4)
Each element of “All Other Compensation” is quantified as follows:

Name	Insurance Premiums ($)	Company Contributions to 401(k) Plans ($)	Total ($)

Caren Mason	1,266	14,640	15,906
Patrick F. Williams	11,414	14,640	26,054
Scott Barnes	17,148	14,640	31,788
Keith Holliday	14,374	14,640	29,014
James Francese	10,770	14,640	25,410

2023 Proxy Statement	– 37 –

– Compensation Tables –

Grants of Plan-Based Awards for Fiscal Year Ended December 30, 2022

The following table provides information on stock and option awards granted in 2022 to each of STAAR’s named executive officers and potential payouts for non-equity incentive plan awards under STAAR’s executive cash bonus plan. Actual cash bonus payments made for 2022 are shown in the Bonus column of the Summary Compensation Table above.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)	Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Options	Grant Date Fair Value of Stock and Option
Name and Principal Position	Grant Date	Target ($)	Target (#)	Threshold (#)	Maximum (#)	Units(3) (#)	Options(4) (#)	Awards ($/Share)	Awards(5) ($)

Caren Mason		868,313	—	—	—	—	—	—	—
Former President and	3/7/2022	—	10,135	20,269	30,404	—	—	74.80	1,516,121
Chief Executive Officer	3/7/2022	—	—	—	—	20,269	—	74.80	1,516,121
	3/7/2022	—	—	—	—	—	42,160	74.80	1,516,095
Patrick F. Williams		336,375	—	—	—	—	—	—	—
Chief Financial Officer	3/7/2022	—	4,613	9,225	13,838	—	—	74.80	690,030
	3/7/2022	—	—	—	—	9,225	—	74.80	690,030
	3/7/2022	—	—	—	—	—	19,188	74.80	690,010
Scott Barnes		230,546	—	—	—	—	—	—	—
Chief Medical Officer	3/7/2022	—	3,996	7,991	11,987	—	—	74.80	597,727
	3/7/2022	—	—	—	—	7,991	—	74.80	597,727
	3/7/2022	—	—	—	—	—	16,621	74.80	597,699
Keith Holliday		247,365	—	—	—	—	—	—	—
Chief Technology Officer	3/7/2022	—	3,858	7,716	11,574	—	—	74.80	577,157
	3/7/2022	—	—	—	—	7,716	—	74.80	577,157
	3/7/2022	—	—	—	—	—	16,051	74.80	577,202
James Francese		237,500	—	—	—	—	—	—	—
Senior Vice President,	3/7/2022	—	2,920	5,839	8,759	—	—	74.80	436,757
Commercial Operations	3/7/2022	—	—	—	—	5,839	—	74.80	436,757
Asia Pacific and	3/7/2022	—	—	—	—	—	12,146	74.80	436,776
North America	12/30/2022	—	—	—	—	—	19,139	48.54	474,988

(1)
Reflects targeted cash bonuses for 2022 under STAAR’s cash bonus plan for executive officers. While the total potential bonus pool was capped at 200% of the aggregate total bonus pool funding, there were no minimum or maximum thresholds established for each executive. We have therefore only reported the target amounts consistent with SEC rules.
(2)
In 2022, the Board of Directors approved 100% funding of PSUs if the Company generated $300 million in revenue, with a 50% minimum and 150% maximum funding cap. The PSUs that are earned based on the achievement of the applicable performance condition have a three-year vesting schedule, with one-third vesting on each of the three anniversaries of the date of grant, subject to continued service.
(3)
The RSUs granted to executive officers in 2022 have a three-year vesting schedule, with one-third vesting on the first three anniversaries of the date of grant, subject to continued service.
(4)
The stock options granted to executive officers in 2022 have a ten-year term and a three-year vesting schedule, with one-third vesting on the first anniversary of the date of grant and the remaining vesting monthly over 24 months, subject to continued employment.
(5)
Reflects the aggregate grant date fair value with respect to stock awards and options granted during fiscal year 2022, calculated in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 12 to STAAR’s audited consolidated financial statements for the fiscal year ended December 30, 2022, included in STAAR’s Annual Report on Form 10-K.

2023 Proxy Statement	– 38 –

– Compensation Tables –

Outstanding Equity Awards at Fiscal Year-End December 30, 2022

The following table shows the number of shares covered by exercisable and unexercisable options and unvested shares of restricted stock, RSUs and PSUs held by STAAR’s named executive officers on December 30, 2022. The market value of the stock awards was determined based on the closing price of a share of common stock on December 30, 2022, which was $48.54.

		Option Awards							Stock Awards
	Award Grant	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date	Exercisable	Unexercisable	Earned	Unearned	($)	Date(1)		(#)(2)	($)	(#)		($)
Caren Mason	6/9/2014	10,000	—	—	—	15.73	6/8/2024	(3)	—	—	—		—
	3/3/2015	40,114	—	—	—	7.76	3/2/2025	(4)	—	—	—		—
	3/18/2016	65,072	—	—	—	7.52	3/17/2026	(5)	—	—	—		—
	3/21/2017	80,235	—	—	—	9.30	3/20/2027	(5)	—	—	—		—
	3/15/2018	68,809	—	—	—	16.15	3/14/2028	(5)	—	—	—		—
	6/14/2018	40,452	—	—	—	29.80	6/13/2028	(5)	—	—	—		—
	3/14/2019	132,523	—	—	—	35.98	3/13/2029	(5)	—	—	—		—
	3/20/2020	88,307	8,028	—	—	27.53	3/19/2030	(5)	—	—	—		—
	3/20/2020	—	—	38,394	3,491	31.66	3/19/2030	(6)	—	—	—		—
	3/12/2021	23,877	17,055	—	—	90.38	3/11/2031	(5)	—	—	—		—
	3/12/2021	—	—	—	—	—			12,909	626,603	—		—
	3/7/2022	—	42,160	—	—	74.80	3/6/2032	(5)	—	—	—		—
	3/7/2022	—	—	—	—	—			20,269	983,857	—		—
	3/7/2022	—	—	—	—	—			—	—	20,269	(8)	983,857
Patrick F. Williams	8/10/2020	—	—	—	—	—			5,122	248,622	—		—
	8/10/2020	—	—	—	—	—			—	—	5,121	(7)	248,573
	3/12/2021	3,098	2,214	—	—	90.38	3/11/2031	(5)	—	—	—		—
	3/12/2021	—	—	—	—	—			1,676	81,353	—		—
	3/7/2022	—	19,188	—	—	74.80	3/6/2032	(5)	—	—	—		—
	3/7/2022	—	—	—	—	—			9,225	447,782	—		—
	3/7/2022	—	—	—	—	—			—	—	9,225	(8)	447,782

2023 Proxy Statement	– 39 –

– Compensation Tables –

		Option Awards							Stock Awards
	Award Grant	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Options (#)	Option Exercise Price	Option Expiration		Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Date	Exercisable	Unexercisable	Earned	Unearned	($)	Date(1)		(#)(2)	($)	(#)		($)
Scott Barnes	11/13/2017	19,671	—	—	—	15.25	11/12/2027	(5)	—	—	—		—
	3/15/2018	5,200	—	—	—	16.15	3/14/2028	(5)	—	—	—		—
	6/14/2018	1,124	—	—	—	29.80	6/13/2028	(5)	—	—	—		—
	3/14/2019	9,157	—	—	—	35.98	3/13/2029	(5)	—	—	—		—
	3/20/2020	10,269	1,622	—	—	27.53	3/19/2030	(5)	—	—	—		—
	3/20/2020	—	—	—	—	—			3,120	151,445	—		—
	3/12/2021	3,620	2,587	—	—	90.38	3/11/2031	(5)	—	—	—		—
	3/12/2021	—	—	—	—	—			1,958	95,041	—		—
	3/7/2022	—	16,621	—	—	74.80	3/6/2032	(5)	—	—	—		—
	3/7/2022	—	—	—	—	—			7,991	387,883	—		—
	3/7/2022	—	—	—	—	—			—	—	7,991	(8)	387,883
Keith Holliday	3/20/2020	15,007	1,365	—	—	27.53	3/19/2030	(5)	—	—	—		—
	3/20/2020	—	—	—	—	—			2,625	127,418	—		—
	3/12/2021	3,046	2,177	—	—	90.38	3/11/2031	(5)	—	—	—		—
	3/12/2021	—	—	—	—	—			1,648	79,994	—		—
	3/7/2022	—	16,051	—	—	74.80	3/6/2032	(5)	—	—	—		—
	3/7/2022	—	—	—	—	—			7,716	374,535	—		—
	3/7/2022	—	—	—	—	—			—	—	7,716	(8)	374,535
James Francese	3/21/2017	14,739	—	—	—	9.30	3/20/2027	(5)	—	—	—		—
	3/15/2018	6,836	—	—	—	16.15	3/14/2028	(5)	—	—	—		—
	6/14/2018	7,148	—	—	—	29.80	6/13/2028	(5)	—	—	—		—
	3/14/2019	22,823	—	—	—	35.98	3/13/2029	(5)	—	—	—		—
	3/20/2020	13,176	1,198	—	—	27.53	3/19/2030	(5)	—	—	—		—
	3/20/2020	—	—	—	—	—			2,305	111,885	—		—
	3/12/2021	2,674	1,911	—	—	90.38	3/11/2031	(5)	—	—	—		—
	3/12/2021	—	—	—	—	—			1,446	70,189	—		—
	3/7/2022	—	12,146	—	—	74.80	3/6/2032	(5)	—	—	—		—
	3/7/2022	—	—	—	—	—			5,839	283,425	—		—
	3/7/2022	—	—	—	—	—			—	—	5,839	(8)	283,425
	12/30/2022	—	19,139	—	—	48.54	12/29/2032	(5)	—	—	—		—

2023 Proxy Statement	– 40 –

– Compensation Tables –

(1)
Stock options expire ten years from date of grant. Stock options generally vest over a certain period of time from the date of grant.
(2)
RSUs vest one-third at one, two and three years from grant date.
(3)
Stock options vest 100% at one year from grant date.
(4)
Stock options vest one-third at one, two and three years from grant date, however those unvested on February 11, 2016 were immediately vested.
(5)
Stock options vest one-third at one year from grant date, and the remaining two-thirds vest monthly in equal amounts over the next 24 months.
(6)
The performance stock options were granted at an exercise price of $31.66 for and vests one-third on the later of the 1-year anniversary of the grant date or when the Company’s stock price reached $31.66, and the remaining two-thirds over the following 24 months.
(7)
The PSUs vest based on achievement of pre-established, quantitative corporate financial performance metrics. These awards do not expire.
(8)
The PSUs, subject to certain corporate financial performance metrics, vest one-third at one, two and three years from grant date. Since 85% of the PSUs that were granted were earned in 2022, this number represents the target number of PSUs granted in 2022.

2023 Proxy Statement	– 41 –

– Compensation Tables –

Option Exercises and Stock Vested During Fiscal Year-Ended December 30, 2022

The table below shows the number of shares of STAAR common stock acquired by named executive officers during 2022 on the exercise of options, and the number of shares of stock subject to stock awards that vested in 2022 for each named executive officer.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)

Caren Mason	173,770	9,176,222	6,454	416,348
Patrick F. Williams	—	—	11,079	856,404
Scott Barnes	—	—	4,097	297,764
Keith Holliday	11,582	837,673	3,448	250,597
James Francese	13,075	882,301	3,027	219,994

(1)
The dollar amounts shown are determined by multiplying the number of options exercised by the per-share closing price of the Company’s common stock on the date of exercise less the applicable exercise price for stock options, and by multiplying number of shares of vested RSUs or vested PSUs by the per-share closing price of the Company’s common stock on the vesting date for stock awards.

Potential Payments Upon Termination or Change-In-Control Estimates as of December 30, 2022

The table below estimates the potential termination and change-in-control payments and benefits that our named executive officers, other than Ms. Mason, would have been entitled to receive under their employment agreements if one of the following events had occurred on December 30, 2022:

•
termination by STAAR without cause, or by the named executive officer for good reason, prior to a change in control;
•
termination by STAAR without cause, or by the named executive officer for good reason, following a change in control;
•
a change in control of STAAR, without termination of the named executive officer; and
•
termination because of disability, irrespective of any change in control.

2023 Proxy Statement	– 42 –

– Compensation Tables –

We are providing this information on a hypothetical basis in accordance with the regulations of the SEC. In fact, no such change in control occurred on December 30, 2022, and none of the named executive officers was terminated on that date, other than Ms. Mason who retired effective December 30, 2022. There can be no assurance that a change in control would produce the same or similar results as those described if it occurs on any other date, or if any assumption is not correct when the actual event occurs. Termination “for good reason” generally means that an employer has adversely changed the terms and conditions of employment to such a degree that the executive, under the specific terms of his or her agreement, is entitled to voluntarily resign and to receive severance benefits. Ms. Mason did not receive any payments or benefits upon her termination of employment due to her retirement. Instead, she and the Company entered into a consulting arrangement, effective January 1, 2023, which is described further below in more detail.

Name	Benefit(2)	Termination without Cause for Good Reason without a Change in Control($)	Termination without Cause or for Good Reason following Change in Control ($)(1)		Change in Control (no termination) ($)(1)

Patrick F. Williams	Severance	258,750	1,190,250	(3)	—
	COBRA	22,128	44,256		—
	Equity acceleration	—	1,474,111		1,474,111

Scott Barnes	Severance	256,163	973,418	(3)	—
	COBRA	139	278		—
	Equity acceleration	—	2,231,434		2,231,434

Keith Holliday	Severance	247,365	989,460	(3)	—
	COBRA	12,687	25,374		—
	Equity acceleration	—	1,300,456		1,300,456

James Francese	Severance	237,500	950,000	(3)	—
	COBRA	22,075	44,150		—
	Equity acceleration	—	2,271,308		2,271,308

(1)
Assumes that following a change in control the acquirer or surviving company has not assumed the named executive officer’s outstanding equity awards. If the acquirer or surviving company assumes the equity awards issued under the Company’s Omnibus Equity Incentive Plan, the equity awards will continue to vest in accordance with their original terms.
(2)
Except as otherwise indicated, severance payments are payable on a bi-weekly basis during the severance period.
(3)
Severance payments include prior year and current year target bonus amounts paid out at 100% achievement.

2023 Proxy Statement	– 43 –

EMPLOYMENT AND CONSULTING AGREEMENTS

Caren Mason, Former President and Chief Executive Officer*

In connection with Ms. Mason’s commencement of employment as our President and Chief Executive Officer, we entered into an employment agreement with her effective on March 1, 2015. There was no specific term of service provided for in the agreement. The agreement provided that Ms. Mason would be eligible for an initial base salary of $525,000, subject to periodic adjustment, and an annual target bonus of 75% of her base salary. Pursuant to her employment agreement, Ms. Mason is eligible for periodic equity awards at the discretion of the Board. The agreement also entitles Ms. Mason to participate in all the benefit plans available to similarly situated executives at STAAR, including executive level health and life insurance coverage.

If STAAR had terminated Ms. Mason’s employment for reasons other than cause (as defined in the agreement) or Ms. Mason had resigned for good reason (as defined in the agreement), she would have been entitled to 18 months of base salary from the date of termination payable either in eighteen monthly installments or in a lump sum at the option of the Board. Ms. Mason would also have been entitled to reimbursement of 18 months of COBRA premiums for continued group health coverage for herself and her eligible dependents.

In the event of a change in control, if Ms. Mason had resigned within 18 months after the change in control due to a successor company’s failure to offer or maintain her in the position of Chief Executive Officer of the successor company or if she had terminated for reasons other than cause within 12 months of the change in control, then she would have received the severance benefits described above plus an amount equal to her bonus, if any, for the year prior to her termination and an amount equal to her target bonus for the year in which the termination occurred. In addition, all of Ms. Mason’s equity awards would have vested in full.

The severance payment and benefits described above would have been subject to Ms. Mason’s execution and delivery of a general release of claims against the Company. The employment agreement also provided that if any payment or benefit to Ms. Mason would have resulted in a parachute payment under Section 280G of the Internal Revenue Code, such payments and benefits would have been reduced to the extent necessary so no portion would have been subject to an excise tax. The agreement also included customary confidentiality, intellectual property assignment, and customer and employee non-solicitation provisions.

*Ms. Mason retired, effective December 31, 2022, and her employment agreement with us was terminated as of such date. The Company did not make a severance payment to Ms. Mason nor were any of her outstanding equity awards accelerated in connection with her retirement. To facilitate the smooth transition in leadership, we entered into a consulting agreement with Ms. Mason pursuant to which she will serve as an advisor to Mr. Frinzi, the Board and the executive management team through December 31, 2023. This consulting agreement with Ms. Mason compensates her at a rate of $100,000 per month. She remained eligible for a cash bonus for 2022 performance, consistent with pre-established metrics for funding and awarding bonuses to executives for 2022 performance.

Thomas G. Frinzi, Current President and Chief Executive Officer

Thomas G. Frinzi succeeded Ms. Mason as our Chief Executive Officer, effective January 1, 2023. In connection with his appointment as our Chief Executive Officer, Mr. Frinzi and the Board entered into an employment agreement (the “Frinzi Agreement”) pursuant to which Mr. Frinzi will receive the following

2023 Proxy Statement	– 44 –

– Employment And Consulting Agreements –

compensation as our Chief Executive Officer: (i) base salary at an annual rate of $820,000, (ii) participation in the Company’s annual cash bonus program with a target bonus of 105% of his base salary, (iii) a new hire initial grant of equity with a grant date value of $9,000,000, (x) half of which consists of stock options and a third of which will vest on the one year anniversary of employment and the remainder of which will vest at the rate of 1/24 per month over the following two years, and (y) half of which consists of RSUs, a third of which will vest on each of the first, second and third anniversaries of employment. The Board evaluated benchmark data provided by Radford in establishing a competitive compensation program for Mr. Frinzi. Mr. Frinzi will participate in all other elements of the Company’s executive compensation and benefits plans. Mr. Frinzi will not receive any compensation as a director during his tenure as our Chief Executive Officer.

If STAAR terminates Mr. Frinzi’s employment for reasons other than cause (as defined in the agreement) or Mr. Frinzi resigns for good reason (as defined in the agreement), he will be entitled to 18 months of base salary from the date of termination payable in 18 monthly installments. Mr. Frinzi will also be entitled to reimbursement of 18 months of COBRA premiums for continued group health coverage for himself and his eligible dependents.

In the event of a change in control, if Mr. Frinzi resigns within 18 months after the change in control due to a successor company’s failure to offer or maintain him in the position of Chief Executive Officer of the successor company or if he is terminated for reasons other than cause within 12 months of the change in control, then he will receive the severance benefits described above plus an amount equal to his bonus, if any, for the year prior to his termination and an amount equal to his target bonus for the year in which the termination occurs. In addition, all of Mr. Frinzi’s equity awards will vest in full.

The severance payment and benefits described above are subject to Mr. Frinzi’s execution and delivery of a general release of claims against the Company. The employment agreement also provides that if any payment or benefit to Mr. Frinzi would result in a parachute payment under Section 280G of the Internal Revenue Code, such payments and benefits will either be reduced to the extent necessary so no portion is subject to an excise tax or will be paid in full (whichever generates the better result for Mr. Frinzi). The agreement also includes customary confidentiality, intellectual property assignment, and employee non-solicitation provisions.

Other Named Executive Officers

We are parties to offer letters with each of our other named executive officers which provide for initial base salaries and target bonuses. The offer letters provide for at-will employment with each of these individuals and do not contain any executory obligations on the part of the Company.

Executive Change in Control Agreements

STAAR has entered into executive change in control retention agreements with certain executive officers and other key employees that provide cash and other severance benefits if there is a change in control of the Company. The Executive Change in Control Agreements with Drs. Barnes and Holliday and Messrs. Williams and Francese provide that if the officer is terminated by the Company without cause within 12 months after a change in control of STAAR, or resigns for good reason within 15 months after a change in control of STAAR, the officer will receive the following, subject to the officer entering into a release of claims with the employer:

•
One year’s base salary at the greater of the rate applicable at the time of termination or the rate applicable immediately prior to the announcement of the change in control, payable in a lump sum;

2023 Proxy Statement	– 45 –

– Employment And Consulting Agreements –

•
One year’s target cash bonus amount, plus the greater of the amount of any bonus accrued in the year of termination and the amount of the previous year’s bonus, prorated for the length of the executive’s service during the year of termination, payable in a lump sum; and
•
One year’s continuation of group health and dental benefits at no greater cost to the executive than the cost in effect prior to the termination date.

In addition, pursuant to the Executive Change in Control Agreements, if any payments or benefits would be subject to an excise tax under Section 4999 of the Internal Revenue Code, such payments and benefits will be payable in full or reduced so that no portion is subject to the excise tax, whichever results in the greater net after-tax benefit to the executive.

Executive Severance Agreements

STAAR has entered into executive severance agreements with its other executive officers and certain other key employees that provide cash and other severance benefits if the officer is terminated without cause or resigns for good reason (except in connection with a change in control of STAAR). The Executive Severance Agreements with Drs. Barnes and Holliday and Messrs. Williams and Francese provide that they will receive the following, subject to the officer entering into a release of claims with STAAR:

•
Six months’ base salary at the rate applicable at the time of termination; payable in a lump sum; and
•
Six months’ continuation of group health and dental benefits at no greater cost to the executive than the cost in effect prior to the termination date.

In the context of the Executive Change in Control Agreements and Executive Severance Agreements, resignation “for good reason” generally means that an employer has adversely changed the officer’s salary, location or other terms and conditions of employment to such a degree that the executive is entitled to voluntarily resign and to receive severance benefits.

2023 Proxy Statement	– 46 –

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes information about the equity compensation outstanding and the shares available for issuance under STAAR’s equity plans as of the close of business on December 30, 2022:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Weighted Remaining Contractual Life of Outstanding Options, Warrants and Rights (c)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a)) (d)

Equity Compensation Plans Approved by Stockholders	2,778,241	(1)	39.63	(2)	5.03	(3)	2,089,074
Equity Compensation Plans Not Approved by Stockholders	—		—		—		—

(1)
Represents awards granted under the Company’s Omnibus Equity Incentive Plan. Consists of 2,468,819 options, and 191,722 RSUs and 117,700 PSUs.
(2)
Represents the weighted average exercise price of outstanding stock options.
(3)
Represents the weighted average remaining contractual life of outstanding stock options.

2023 Proxy Statement	– 47 –

PAY RATIO DISCLOSURE

Our compensation philosophy is to pay our worldwide employees competitively with similar positions, talent and experience in the applicable labor market. We follow this philosophy regardless of the geographic location where we hire employees and regardless of the role; whether at the executive, mid-management, professional or hourly level. We utilize competitive bench-marking data to regularly validate our target compensation range within each respective market place and within each respective employment role. By doing so we believe we maintain an appropriately compensated, qualified and motivated workforce.

As a result of the rules the SEC adopted under the Dodd-Frank Act we are providing the following disclosure about the ratio of the total annual of compensation of our Chief Executive Officer compared to the total annual compensation of the median compensated employee within our worldwide workforce. Our assessment produced the following:

•
the annual total compensation of the median compensated of all worldwide employees, excluding the CEO was $78,519;
•
the annual total compensation of our Chief Executive Officer was $6,501,953; and
•
based on the above, the ratio of our Chief Executive Officer’s annual compensation to that of our median employee is 83:1.

We identified our median compensated employee by calculating the total compensation of our employees of record as of December 30, 2022 using year end payroll records and including the following compensation elements:

•
base salary;
•
commissions paid;
•
bonuses paid;
•
stock compensation (valued on March 7, 2022 — the grant date of annual equity awards granted to certain employees);
•
insurance costs paid; and
•
allowances paid (e.g., housing, travel, etc.).

Because the SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2023 Proxy Statement	– 48 –

PAY VERSUS PERFORMANCE

In accordance with rules adopted by the Securities and Exchange Commission pursuant to Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company provides the following disclosure regarding executive compensation for its principal executive officer ("PEO") and Non-PEO NEOs and the Company performance for each of the three fiscal years ended December 30, 2022, December 31, 2021 and January 1, 2021, respectively. The Compensation Committee did not consider the pay versus performance disclosure in making its pay decisions for any of the fiscal years shown.

					Value of Initial Fixed Investments based on:(4)
Year (a)	Summary Compensation Table Total for Caren Mason ($)(1) (b)	Compensation Actually Paid to Caren Mason ($)(1),(2),(3) (c)	Average Summary Compensation Table for Non-PEO NEOs ($)(1) (d)	Compensation Actually Paid to Non-PEO NEOs ($)(1),(2),(3) (e)	TSR ($) (f)	Peer Group TSR ($) (g)	Net Income ($) (rounded to the nearest thousands) (h)	Revenue ($) (rounded to the nearest thousands)(5) (i)

2022	6,501,953	1,027,645	2,053,028	1,162,152	141.19	117.30	38,755,000	284,391,000
2021	5,468,270	11,586,083	1,903,519	2,345,191	265.56	146.72	24,501,000	230,472,000
2020	2,975,812	12,657,136	1,738,479	2,794,730	230.42	131.76	5,913,000	163,460,000

(1)
Caren Mason was the Company’s PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are listed below:

2020	2021	2022

Patrick F. Williams	Patrick F. Williams	Patrick F. Williams
Scott Barnes	Scott Barnes	Scott Barnes
Keith Holliday	Keith Holliday	Keith Holliday
Hans Blickensdoerfer	Hans Blickensdoerfer	James Francese
Deborah Andrews

(2)
The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote (3) below.
(3)
Compensation Actually paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718, and the valuation assumptions used to calculate fair value did not material differ from those disclosed at the time of grant. Amounts in the Exclusion of Stock Awards and Option Awards column are based on the amounts reported in the Stock Awards and Option Awards columns set forth in the Summary Compensation Table. Amounts in the Exclusion of Changes in Pension Value column reflect the amounts attributable to the Change in Pension Value reported in prior years Summary Compensation Table. Amounts in the Inclusion of Pension Service Cost are based on the service cost for services rendered during the listed year.

Year	Summary Compensation Table Total for Caren Mason ($)	Exclusion of Stock Awards and Option Awards for Caren Mason ($)	Inclusion of Equity Values for Caren Mason ($)	Compensation Actually Paid to Caren Mason ($)

2022	6,501,953	(4,548,337)	(925,971)	1,027,645
2021	5,468,270	(3,500,022)	9,617,835	11,586,083
2020	2,975,812	(1,913,391)	11,594,715	12,657,136

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Change in Pension Value for Non-PEO NEOs ($)	Average Exclusion of Stock Awards and Option Awards for Non-PEO NEOs ($)	Average Inclusion of Pension Service Cost for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2022	2,053,028	—	(1,398,685)	—	507,809	1,162,152
2021	1,903,519	(579,194)	(477,117)	(20,523)	1,518,506	2,345,191
2020	1,738,479	(671,929)	(590,448)	59,353	2,259,275	2,794,730

2023 Proxy Statement	– 49 –

– Pay Versus Performance –

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Caren Mason ($)	Change in Fair alue from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Caren Mason ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Caren Mason ($)	Total - Inclusion of Equity Values for Caren Mason ($)

2022	2,763,729	(2,329,782)	(1,359,918)	(925,971)
2021	3,489,208	913,786	5,214,841	9,617,835
2020	7,849,784	3,188,746	556,185	11,594,715

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2022	1,094,938	(341,854)	(245,275)	507,809
2021	474,060	253,914	790,532	1,518,506
2020	1,530,052	585,786	143,437	2,259,275

(4)
The Peer Group Total Shareholder Return (”TSR”) set forth in this table utilizes the S&P 400 Health Care Index, which the Company also utilizes in the stock performance graph required by Item 201(3) of Regulation S-K included in the Company’s Annual Report for the year ended December 30, 2022. The comparison assumes $100 was invested for the period starting January 3, 2020 through the end of the listed year in the Company and in the S&P 400 Health Care Index, respectively. Historical stock performance is not necessarily indicative of future stock performance.
(5)
The Company determined Revenue to be the most important financial performance measure used to link Company performance to Compensation Actually Paid to its PEO and Non-PEOs in 2022. This performance measure may not have been the most important financial performance measure for fiscal years 2021 and 2020 and the Company may determine a different financial performance measure to be the most important financial performance measure in future years.

2023 Proxy Statement	– 50 –

– Pay Versus Performance –

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid, Company Total Shareholder Return and Peer Group Total Shareholder Return

The following chart sets forth the relationship between Compensation Actually Paid to the Company’s PEO, the average of Compensation Actually Paid to the Company’s Non-PEO NEOs, and the cumulative TSR of the Company and S&P 400 Health Care Index over the three most recently completed fiscal years:

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Income

The following chart sets forth the relationship between Compensation Actually Paid to the Company’s PEO, the average of Compensation Actually Paid to the Company’s Non-PEO NEOs, and the Company’s net income over the three most recently completed fiscal years:

2023 Proxy Statement	– 51 –

– Pay Versus Performance –

Description of Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Revenue

The following chart sets forth the relationship between Compensation Actually Paid to the Company’s PEO, the average of Compensation Actually Paid to the Company’s Non-PEO NEOs, and the Company’s revenue over the three most recently completed fiscal years:

Tabular List of Most Important Financial Performance Measures

The following table presents the financial performance measures that the Company considers to have been the most important in linking Compensation Actually paid to the Company’s PEO and Non-PEO NEOs for 2022 to Company performance. The measures in this table are not ranked.

Revenue
EPS
Gross Margin

2023 Proxy Statement	– 52 –

REVIEW OF RELATED PERSON TRANSACTIONS

The Board of Directors adopted a written Related Person Transaction Policy, which requires the Audit Committee’s approval for all covered transactions. The Policy applies to any transaction or series of transactions in which STAAR or a subsidiary is a participant, the amount involved exceeds $120,000 and a “Related Person” as defined in the Policy, including executive officers, directors and their immediate family members, and holders of in excess of 5% of our common stock, has a direct or indirect material interest. Under the Policy, all Related Person Transactions must first be submitted to the Chief Legal Officer of STAAR, who will determine whether the proposed transaction falls under the Policy and, if so, submit it to the Audit Committee for review, approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, and full disclosure of the Related Person’s interest in the transaction, the Audit Committee will decide whether or not to approve the transaction and will approve only those transactions that are in the best interests of STAAR. We are not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders requiring disclosure under the SEC’s rules or our Related Party Transactions Policy since January 1, 2022.

2023 Proxy Statement	– 53 –

AUDIT COMMITTEE REPORT

In any of our filings under the Securities Act or Exchange Act that incorporate this Proxy Statement by reference, the Report of the Audit Committee of the Board of Directors will be considered excluded from the incorporation by reference, and it will not be deemed a part of any such other filing unless we expressly state that the Report is so incorporated.

In accordance with a written charter adopted by the Board of Directors, the Audit Committee oversees STAAR’s financial reporting process. Management is responsible for STAAR’s financial statements and the financial reporting process, including the system of internal controls. The independent registered public accounting firm is responsible for (i) performing an independent audit of STAAR’s financial statements, (ii) expressing an opinion on whether STAAR’s financial statements fairly present, in all material respects, STAAR’s financial position and results of operations and conform with generally accepted accounting principles, and (iii) an opinion on whether management’s assessment that STAAR maintained effective internal control over financial reporting as of December 30, 2022, is fairly stated, in all material respects, based on criteria established in Internal Control—Integrated Framework (2013) issued by the Committee of Sponsoring Organizations of the Treadway Commission. In fulfilling its oversight responsibilities, the Audit Committee has reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements that have been included in our Annual Report on Form 10-K for the year ended December 30, 2022.

The Audit Committee has reviewed and discussed with STAAR’s independent registered public accounting firm, BDO USA, LLP, the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (“PCAOB”) and Securities and Exchange Commission currently in effect. The Audit Committee has received and reviewed the written disclosures and the letter from BDO USA, LLP required by the PCAOB regarding BDO USA, LLP’s communications with the Audit Committee concerning the accountant’s independence, and has discussed with BDO USA, LLP its independence from STAAR and its management.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, the inclusion of the audited financial statements in the Annual Report on Form 10-K for the fiscal year ended December 30, 2022 for filing with the SEC.

The Audit Committee

Stephen C. Farrell (Chair)

Gilbert H. Kliman, M.D.

K. Peony Yu, M.D.

April 26, 2023

2023 Proxy Statement	– 54 –

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

Subject to the requisite affirmative shareholder vote at the Annual Meeting, the Board has adopted the Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan (the “Restated Plan”), which constitutes an amendment and restatement of the Amended and Restated STAAR Surgical Company Omnibus Equity Incentive Plan (the “Incentive Plan”).

The Restated Plan increases the number of shares of our common stock reserved for issuance under the plan by 2.17 million shares.

If shareholders do not approve this Proposal No. 2, the Restated Plan will not become effective and the Incentive Plan, which was previously approved by our shareholders, will continue in full force and effect, and we may continue to grant awards under the Incentive Plan, subject to their terms, conditions and limitations, using the shares available for issuance thereunder.

Introduction and Key Features of the Restated Plan

The purpose of the Restated Plan is to enable the Company to attract, retain and motivate officers, directors, employees and independent contractors by providing for performance-based benefits, and to strengthen the mutuality of interests between these persons and the Company’s shareholders. The Restated Plan is designed to meet this intent by offering performance-based stock and cash incentives and other equity-based incentive awards, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company.

Background for Current Request to Increase the Share Reserve

Our shareholders approved the Incentive Plan on July 30, 2020, to increase the number of shares of our common stock that are reserved for issuance under the Incentive Plan by 2.65 million shares and also to revise certain other items.

STAAR is seeking shareholder approval to increase this share reserve by 2.17 million shares which represents 4% of our outstanding common stock. If the shareholders approve this Proposal No. 2, a total of 3,026,885 shares will be available for future grants under the Restated Plan.

As of March 31, 2023, 856,885 shares remained available for issuance under the Incentive Plan. Additionally, as of March 31, 2023 there were 2,901,345 stock options outstanding under the Incentive Plan with a weighted average exercise price of $42.32 and weighted average remaining term of 6.75 years. In addition, as of March 31, 2023, there were 578,025 full-value awards (in the form of restricted stock units and performance stock units) outstanding under the Company's equity compensation plans. Other than the foregoing, no other awards under the Company's equity compensation plans were outstanding as of March 31, 2023.

The closing stock price of our common stock as of March 31, 2023 was $63.95 per share.

Ramifications of Failure to Receive Approval and Key Historical Equity Metrics. Based on the recommendations of the Compensation Committee, the Board believes that if STAAR cannot increase the number of reserved shares by 2.17 million, STAAR will not have sufficient shares for our equity compensation program and would find it necessary to devote a significantly greater portion of our cash on hand and cash generated by operations to compensate our employees, consultants and potential new hires. In addition, we believe our equity compensation program helps align the interests of our key employees with the interests of our shareholders, and an insufficient supply of equity for awards would deprive management and the Board of this useful tool.

2023 Proxy Statement	– 55 –

– Proposal No. 2: Approval of the Amended and Restated Omnibus Equity Incentive Plan –

In its determination to recommend that the Board approve the Restated Plan, the Compensation Committee reviewed historical burn rate information and noted that the Restated Plan is intended to satisfy institutional shareholder advisory firms’ tests and recommended practices. The following table shows how the key equity metrics have changed over the past three fiscal years under the Incentive Plan:

Key Equity Metrics	2022	Average (2020 - 2022)

Shares subject to awards granted(1)	725,615	612,916
Gross burn rate(2)	1.47%	1.26%
Net burn rate(3)	1.41%	1.19%
Dilution(4)	10.10%	12.27%
Overhang(5)	5.77%	6.28%

(1)
Reflects total number of shares subject to equity awards granted during the fiscal year and excludes any cancelled or forfeited equity awards.
(2)
Gross burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period and excludes any cancelled or forfeited equity awards.
(3)
Net burn rate is calculated by dividing the total number of shares subject to equity awards granted during the fiscal year by the total weighted-average number of shares outstanding during the period and takes into account any cancelled or forfeited equity awards.
(4)
Dilution is calculated by dividing the sum of (x) the number of shares subject to equity awards outstanding at the end of the fiscal year and (y) the number of shares available for future grants, by the number of shares outstanding at the end of the fiscal year.
(5)
Overhang is calculated by dividing the number of shares subject to equity awards outstanding at the end of the fiscal year by the number of shares outstanding at the end of the fiscal year.

Shareholder Approval Requirement

Shareholder approval of the Restated Plan is necessary in order for us to (1) meet the shareholder approval requirements of the NASDAQ Stock Market, and (2) grant incentive stock options (“ISOs”) thereunder.

Approval of the Restated Plan will constitute approval pursuant to the shareholder approval requirements of Section 422 of the Code relating to ISOs.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE THE AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN.

The summary of the Restated Plan included in this proxy statement is qualified in its entirety by express reference to the text of the Restated Plan, a copy of which is included as Appendix 1 to this proxy statement.

Summary of the Amended and Restated Omnibus Equity Incentive Plan

General

The Restated Plan is intended to promote the interests of our company and its shareholders by providing eligible employees, consultants and non-employee directors with incentives and rewards to encourage them to continue in the service of the company or its affiliates. The Restated Plan is designed to serve this goal by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the company. Our Board of Directors believes our capacity to grant equity-based compensation has been a significant factor in our ability to achieve our growth objectives and enhance shareholder value. The principal features of the Restated Plan are summarized below, but the summary is qualified in its entirety by reference to the Restated Plan itself, a copy of which is attached to this proxy statement as Appendix 1. You are encouraged to read the Restated Plan in its entirety.

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Administration

The Restated Plan will be administered by the Compensation Committee. To the extent necessary to comply with Rule 16b-3 of the Exchange Act, the Compensation Committee will consist solely of two or more non-employee directors of the Company, each of whom is a “non-employee director” within the meaning of the rules under Section 16 of the Exchange Act. In addition, to the extent required by applicable law, each member of the Compensation Committee shall be an “independent director” under the rules of the NASDAQ Stock Market (or other principal securities market on which shares of our common stock are traded). Our Board of Directors or the Compensation Committee may delegate to a committee of one or more members of our Board of Directors or one or more of our officers or employees the authority to grant or amend awards to participants other than (1) our senior executives who are subject to Section 16 of the Exchange Act, or (2) such individuals to whom the authority to grant or amend award has been delegated, subject to restrictions imposed by the Compensation Committee from time to time and by applicable law. The full Board of Directors will administer the Restated Plan with respect to awards to non-employee directors. The Board of Directors, Compensation Committee or delegate thereof, as applicable, are referred to herein as the “plan administrator.”

Unless otherwise limited by the Board of Directors, the Compensation Committee will have the authority to administer the Restated Plan with respect to grants of equity awards, including the power to determine eligibility, the types and sizes of awards, the price and timing of awards and the acceleration or waiver of vesting restrictions, as well as the authority to delegate such administrative responsibilities. However, notwithstanding any other provision of the plan, the plan administrator may not exercise discretion to provide for accelerated vesting of any award except in the event of the participant’s death, disability or upon or following a change in control of the Company.

Eligibility

Persons eligible to participate in the Restated Plan are all non-employee members of our Board of Directors (currently four non-employee directors), and, as of March 31 2023, approximately 938 employees and 9 consultants of the Company and its subsidiaries, as determined by the plan administrator.

Size of Share Pool; Limitation on Awards and Shares Available

If our shareholders approve the Restated Plan, the total number of shares reserved for issuance thereunder will be 20,205,000. In addition, the aggregate number of shares of common stock available for issuance under the Restated Plan will be reduced by two shares for each share of common stock delivered in settlement of any Full Value Award granted on or after the effective date of the Restated Plan. Any shares distributed pursuant to an award may consist, in whole or in part, of authorized and unissued common stock, treasury common stock or common stock purchased on the open market.

If any shares subject to an award under the Restated Plan are forfeited, expire or are settled for cash, any shares deemed subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Restated Plan. To the extent any Full Value Award granted after the effective date of the Restated Plan is forfeited or terminated or otherwise not paid in full or shares subject to such award are withheld or surrendered, the shares available under the Restated Plan will be increased by two shares subject to such award that is forfeited, terminated, not paid in full withheld or surrendered. However, the following shares may not be used again for grant under the Restated Plan: (1) shares tendered or withheld to satisfy the exercise price of an option; (2) shares tendered or withheld to satisfy the tax withholding obligations with respect to an award; (3) shares subject to a SAR that are not issued in connection with the stock settlement of the SAR on its exercise; and (4) shares purchased on the open market with the cash proceeds from the exercise of options. Shares forfeited by a participant or repurchased by us at the price originally paid by the participant will also again be available for awards under the Restated Plan. The payment of dividend equivalents in cash in conjunction with any

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outstanding awards shall not be counted against the shares available for issuance under the Restated Plan.

Awards granted under the Restated Plan in connection with the assumption or substitution of outstanding equity awards previously granted by a company or other entity in the context of a corporate acquisition or merger will not reduce the shares authorized for grant under the Restated Plan.

The maximum number of shares of our common stock that may be subject to one or more awards granted to any one participant pursuant to the Restated Plan during any calendar year is 400,000 shares, and the maximum amount that may be paid under a cash award pursuant to the Restated Plan to any one participant during any calendar year is $2,000,000. In addition, the total grant date fair value of equity-based awards granted to a non-employee director for services as a non-employee director during any calendar year, taken together with any cash fees paid during such calendar year to such non-employee director for services as a non-employee director, may not exceed $500,000.

Awards

The Restated Plan provides for the grant of stock options, including ISOs and nonqualified stock options (“NSOs”), SARs, restricted stock, restricted stock units (“RSUs”), other stock or cash-based awards and dividend equivalents. Certain awards under the Restated Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Restated Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards will generally be settled in shares of our common stock, but the plan administrator may provide for cash settlement of any award.

Stock Options. Stock options provide for the purchase of shares of our common stock in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding period and other requirements of the Code are satisfied. The exercise price of a stock option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant shareholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a stock option may not be longer than ten years (or five years in the case of ISOs granted to certain significant shareholders). Vesting conditions determined by the plan administrator may apply to stock options and may include continued service, performance and/or other conditions.

Stock Appreciation Rights. SARs entitle their holder, upon exercise, to receive an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions. SARs under the Restated Plan will be settled in cash or shares of common stock, or in a combination of both, as determined by the administrator.

Restricted Stock. Restricted stock is an award of nontransferable shares of our common stock that remain forfeitable unless and until specified vesting conditions are met. Vesting conditions applicable to restricted stock may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine. In general, restricted stock may not be sold or otherwise transferred until restrictions are removed or expire. Holders of restricted stock will have voting rights and, except with respect to performance vesting awards, will have the right to receive dividends, if any, prior to the time when the restrictions lapse.

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Restricted Stock Units. RSUs are contractual promises to deliver shares of our common stock (or the fair market value of such shares in cash) in the future, which may also remain forfeitable unless and until specified vesting conditions are met. RSUs generally may not be sold or transferred until vesting conditions are removed or expire. The shares underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting or dividend rights prior to the time the RSUs are settled in shares, unless the RSU includes a dividend equivalent right (in which case the holder may be entitled to dividend equivalent payments under certain circumstances). Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. On the settlement date or dates, we will issue to the participant one unrestricted, fully transferable share of our common stock (or the fair market value of one such share in cash) for each vested and non-forfeited RSU.

Other Stock or Cash Based Awards. Other stock or cash-based awards are cash payments, cash bonuses awards, stock payments, stock option awards, performance awards or incentive awards that are paid in cash, shares of common stock or a combination of both. Such awards may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees and meeting-based fees. The plan administrator will determine the terms and conditions of other stock or cash-based awards, which may include vesting conditions based on continued service, performance and/or other conditions.

Dividend Equivalents. Dividend equivalents represent the right to receive the equivalent value of dividends paid on shares of our common stock and may be granted alone or in tandem with awards other than stock options or SARs. Dividend equivalents are credited as of dividend payments dates during the period between a specified date and the date such award terminates or expires, as determined by the plan administrator. In addition, dividend equivalents with respect to shares covered by a performance award will only be paid to the participant at the same time or times and to the same extent that the vesting conditions, if any, are subsequently satisfied and the performance award vests with respect to such shares.

Performance Awards

Any award may be granted as a performance award, meaning that the award will be subject to vesting and/or payment based on the attainment of specified performance goals.

Certain Transactions

The plan administrator has discretion to take action under the Restated Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting our common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with our shareholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Restated Plan and outstanding awards.

In the event that a successor corporation in a change in control of the Company and its parents and subsidiaries refuses to assume or substitute for any award granted under the Restated Plan, such award generally will become fully vested and exercisable, as applicable, and will be deemed exercised, immediately prior to the change in control, and all forfeiture or other restrictions on such awards will lapse. However, the vesting of any performance awards not assumed in a change in control will vest pursuant to the terms and conditions of the applicable award agreement. If an award vests and is exercised in lieu of assumption or substitution in connection with a change in control, the plan administrator will notify the participant of such vesting and any applicable exercise period, and the award will terminate upon the change in control. In addition, in the event that, within 12 months after a change in control, a participant is terminated by the Company other than for “cause” or resigns for “good reason” (each, as defined in the

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Restated Plan), then the vesting and, if applicable, exercisability of 100% of the then-unvested shares subject to his or her outstanding awards will accelerate upon the date of such termination.

Claw-Back Provisions, Transferability, and Participant Payments

All applicable future awards will be subject to the provisions of any claw-back policy implemented by our company to the extent set forth in such claw-back policy and/or in the applicable award agreement. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Restated Plan are generally non-transferable prior to vesting, and are exercisable only by the participant, unless otherwise provided by the plan administrator. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Restated Plan, the plan administrator may, in its discretion, accept cash or check, shares of our common stock that meet specified conditions, shares issuable pursuant to an award, a “market sell order” or such other consideration as it deems suitable.

Plan Amendment and Termination; Repricing Without Shareholder Approval Prohibited

Our Board of Directors may amend or terminate the Restated Plan at any time; however, except in connection with certain changes in our capital structure, shareholder approval will be required for any amendment that increases the aggregate number of shares available under the Restated Plan or any individual award limit under the Restated Plan, “reprices” any stock option or SAR, or cancels any stock option or SAR in exchange for cash or another award when the option or SAR price per share exceeds the fair market value of the underlying shares. In addition, no amendment, suspension or termination of the Restated Plan may, without the consent of the affected participant, impair any rights or obligations under any previously-granted award, unless the award itself otherwise expressly so provides. No award may be granted pursuant to the Restated Plan after the tenth anniversary of the earlier of the date the Restated Plan was initially adopted by our Board of Directors or the date the Restated Plan was approved by the Company’s shareholders.

Material U.S. Federal Income Tax Consequences

The following is a brief description of the principal United States federal income tax consequences related to awards under the Restated Plan. This summary deals with the general federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Non-Qualified Stock Options. For federal income tax purposes, if participants are granted non-qualified stock options under the Restated Plan, participants generally will not have taxable income on the grant of the option, nor will we be entitled to any deduction. Generally, on exercise of non-qualified stock options, participants will recognize ordinary income, and we will be entitled to a deduction, in an amount equal to the difference between the option exercise price and the fair market value of the common stock on the date of exercise. The basis that participants have in shares of common stock, for purposes of determining their gain or loss on subsequent disposition of such shares of common stock generally, will be the fair market value of the shares of common stock on the date the participants exercise their options. Any subsequent gain or loss will be generally taxable as capital gains or losses.

Incentive Stock Options. There is no taxable income to participants when participants are granted an incentive stock option or when that option is exercised. However, the amount by which the fair market value of the shares of common stock at the time of exercise exceeds the option price will be an “item of adjustment” for participants for purposes of the alternative minimum tax. Gain realized by participants on the sale of an incentive stock option is taxable at capital gains rates, and no tax deduction is available to us, unless participants dispose of the shares of common stock within (1) two years after the date of grant of the option or (2) within one year of the date the shares of common stock were transferred to the

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participant. If the shares of common stock are sold or otherwise disposed of before the end of the one-year and two-year periods specified above, the difference between the option exercise price and the fair market value of the shares of common stock on the date of the option’s exercise (or the date of sale, if less) will be taxed at ordinary income rates, and we will be entitled to a deduction to the extent that participants must recognize ordinary income. If such a sale or disposition takes place in the year in which participants exercise their options, the income such participants recognize upon sale or disposition of the shares of common stock will not be considered income for alternative minimum tax purposes.

Incentive stock options exercised more than three months after a participant terminates employment, other than by reason of death or disability, will be taxed as a non-qualified stock option, and the participant will have been deemed to have received income on the exercise taxable at ordinary income rates. We will be entitled to a tax deduction equal to the ordinary income, if any, realized by the participant.

Other Awards. The current federal income tax consequences of other awards authorized under the Restated Plan generally follow certain basic patterns: SARs are taxed and deductible in substantially the same manner as nonqualified stock options; nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects, with our approval, to accelerate recognition as of the date of grant); RSUs, stock-based performance awards and other types of awards are generally subject to income tax at the time of payment, vesting or settlement based on the fair market value of the award on that date. Compensation otherwise effectively deferred will generally be subject to income taxation when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income, subject to Section 162(m) limitations.

Section 409A of the Code

Certain types of awards under the Restated Plan may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties and additional state taxes). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted in a manner intended to either comply with or be exempt from Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the plan administrator, the 2016 Plan and applicable award agreements may be amended to further comply with Section 409A of the Code or to exempt the applicable awards from Section 409A of the Code.

New Plan Benefits

Assuming shareholder approval of the Restated Plan, all future grants of awards under the Restated Plan are subject to the discretion of the plan administrator and it is not possible to determine the benefits that will be received in the future by participants in the Restated Plan.

Equity Award Grants Under the Prior Plan Since Inception

The following table sets forth summary information concerning the number of shares of our common stock subject to awards granted under the Incentive Plan to our named executive officers, directors and employees since the Incentive Plan’s inception through April 18, 2023 (the closing stock price of our common stock as of April 18, 2023 was $68.20 per share):

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As described above, the plan administrator has the discretion to grant awards under the Restated Plan, and it is not possible to determine the amounts of awards that will be granted in the future to participants under the Restated Plan.

Name	Stock Option Grants (#)	Restricted Stock Awards (#)	Restricted Stock Units (#)	Performance Stock Units (#)

Thomas G. Frinzi(1)	164,489	4,729	87,805	—
Caren Mason(2)	1,179,287	4,500	89,632	20,269
Patrick F. Williams	46,781	—	39,286	36,772
Scott Barnes	136,722	—	43,340	18,546
Keith Holliday	208,263	—	96,503	17,908
James Francese	294,390	7,500	81,059	14,227
All current executive officers as a group	1,266,308	27,229	485,636	119,091
Stephen C. Farrell	76,526	6,567	—	—
Gilbert H. Kliman	850	6,239	—	—
Aimee S. Weisner	5,765	—	—	—
Elizabeth Yeu	8,835	355	—	—
K. Peony Yu	7,299	1,077	—	—
All current directors who are not executive officers as a group	99,275	14,238	—	—
Each associate of any executive officers, director nominees or directors	—	—	—	—
Each other person who received or is to receive 5 percent of such options, warrants or rights	—	—	—	—
All employees, including all current officers who are not executive officers, as a group	14,301,207	305,216	1,537,011	182,218

(1)
Effective January 1, 2023, Mr. Frinzi is the Company’s Chief Executive Officer and director.
(2)
Ms. Mason was the Company’s Chief Executive Officer and director through December 31, 2022.

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PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors, on the recommendation of the Audit Committee, has approved the selection of BDO USA, LLP to serve as our independent registered public accounting firm for the fiscal year ending December 29, 2023.

Although this appointment is not required to be submitted to a vote of the shareholders, the Audit Committee believes it is appropriate as a matter of good corporate governance to request that the shareholders ratify the appointment. If the shareholders do not ratify the appointment, which requires the affirmative vote of the holders of a majority of the voting power of the shares of the Common Stock present or by proxy, and entitled to vote on such proposal, the Board of Directors will consider the selection of another independent registered public accounting firm, but may still appoint BDO USA, LLP if it determines that doing so is in the best interests of the Company and its shareholders. Even if shareholders ratify the appointment, the Board of Directors may exercise its discretion to select another firm if doing so is in the best interests of the Company and its shareholders.

Representatives of BDO USA, LLP, which served as the independent registered public accounting firm for STAAR for fiscal year 2022, have been invited to tend the Annual Meeting. STAAR expects representatives of BDO to be available at the Annual Meeting, where they will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Principal Accountant Fees and Services

The following table summarizes the aggregate fees for professional services provided by BDO USA, LLP related to fiscal year 2022 and fiscal year 2021, all of which the Audit Committee pre-approved:

	2022	2021

Audit Fees(1)	$1,365,849	$1,076,000
Audit-Related Fees(2)	29,000	34,000
Tax Fees	—	5,000
All Other Fees	—	—

(1)
Both 2022 and 2021 Audit Fees include: (i) the audit of our Consolidated Financial Statements included in our Annual Report on Form 10-K and services attendant to, or required by, statute or regulation; (ii) the audit of management’s report on the effectiveness of internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002; (iii) reviews of the interim condensed Consolidated Financial Statements included in our quarterly reports on Form 10-Q; and (iv) comfort letters, consents and other services.
(2)
Audit-Related Fees were for audits of our employee benefit plan.

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– Proposal No. 3: Ratification of Independent Registered Public Accounting Firm –

The Audit Committee administers STAAR’s engagement of BDO USA, LLP and pre-approves all audit and permissible non-audit services on a case-by-case basis. In approving non-audit services, the Audit Committee considers whether the engagement could compromise the independence of BDO USA, LLP and whether, for reasons of efficiency or convenience, it is in the best interest of STAAR to engage its independent registered public accounting firm to perform the services. The Audit Committee has determined that performance by BDO USA, LLP of the non-audit services related to the fees shown in the table above did not affect that firm’s independence. BDO USA, LLP does not currently provide any non-attest services.

Prior to engagement, the Audit Committee pre-approves all independent auditor services, and the Audit Committee pre-approved all fees and services of BDO USA, LLP, for work done in 2022 and 2021. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm. The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

STAAR’s Board of Directors unanimously recommends a vote “FOR” the approval of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 29, 2023.

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PROPOSAL NO. 4

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Background to the Advisory Vote

Pursuant to Section 14A of the Exchange Act, we are providing our shareholders the opportunity to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this proxy statement (a “say-on-pay” vote). We currently solicit this vote on an annual basis. In an advisory vote at the 2022 Annual Meeting, shareholders representing approximately 96% of the votes cast on the proposal approved the compensation of our named executive officers. The Compensation Committee believes this affirms shareholders’ support of our approach to executive compensation.

Board of Directors Recommendation

As stated in our Compensation Discussion and Analysis, our compensation program is designed to reward our executives for meeting or exceeding corporate financial and non-financial goals and also individual objectives.

The Board of Directors believes that STAAR has been able to attract and retain personnel with a high level of professional skill and experience partly because of the value its executives have placed on the potential growth in value of their equity compensation if their efforts to improve STAAR’s business succeed.

In 2022, we continued to award a significant proportion of our named executive officers’ total compensation in the form of variable, at-risk compensation, either through annual performance-based cash incentives or equity awards.

The Board of Directors invites you to review carefully the Compensation Discussion and Analysis beginning on page 30, before voting to approve the compensation of our named executive officers on the following resolution:

“Resolved, that the shareholders of STAAR Surgical Company (“STAAR”) approve, on an advisory basis, the compensation of STAAR’s named executive officers, including STAAR’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in STAAR’s 2023 Proxy Statement.”

While the vote does not bind the Board of Directors to any particular action, the Board of Directors and the Compensation Committee value the input of the shareholders and will take into account the outcome of this vote in considering future compensation arrangements. We currently hold an annual say-on-pay advisory vote and expect that, subject to consideration of the results of Proposal No. 5 below, our next advisory vote on executive compensation following this vote will be held at our 2024 Annual Meeting of Shareholders.

STAAR’s Board of Directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of STAAR’s compensation of our named executive this proxy statement.

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PROPOSAL NO. 5

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES TO APPROVE
EXECUTIVE COMPENSATION

Pursuant to Section 14A of the Exchange Act, we are seeking a non-binding vote from our shareholders as to the frequency with which shareholders should have an opportunity to provide an advisory approval of our executive compensation program. Under Section 14A, every six years we are required to seek a non-binding advisory shareholder vote regarding the frequency of the advisory vote to approve executive compensation. Section 14A specifies that shareholders be given the opportunity to vote to hold the advisory vote on executive compensation every one year, two years, three years or to abstain. For the reasons described below, we recommend that our shareholders select a frequency of one year (i.e., annually). Starting with our annual meeting held in 2011, we have held annual votes on executive compensation.

The Board recommend that an annual advisory vote on executive compensation is consistent with having a regular dialogue with our shareholders on corporate governance matters, including executive compensation. An annual shareholder vote allows our shareholder to provide us with direct and immediate feedback regarding the effectiveness of our compensation programs, and provides our Board and compensation committee with the opportunity to consider shareholder views as part of its regular compensation review.

We therefore request that our shareholders select “1 Year” when voting on the frequency of advisory votes on executive compensation. Although the advisory vote is non-binding, our Board will review the results of the vote and, consistent with our record of shareholder engagement, take them into account in making a determination concerning the frequency of advisory votes on executive compensation.

STAAR’s Board of Directors unanimously recommends a vote for the option of “1 Year” on the frequency of future advisory votes on executive compensation.

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DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Exchange Act, and the SEC’s rules thereunder, require our directors, executive officers and persons who own more than 10% of our Common Stock to file reports of ownership and changes in ownership of our Common Stock with the SEC and to furnish to us copies of all reports they file. The SEC has established specific dates for these reports and requires STAAR to report in this Proxy Statement any failure by these persons to file or failure to file on a timely basis.

To our knowledge, based solely on a review of the copies of such reports received or written representatives from the reporting persons, we believe that during our 2022 fiscal year our directors, executive officers and persons who beneficially own more that 10% of our Common Stock complied with all Sections of 16(a) filing requirements except that one Form 3 required as a result of his designation as an executive officer was filed late by Robert Studholme.

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ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, which contains our consolidated financial statements of STAAR for that period, accompanies this proxy statement but is not a part of our soliciting materials.

We will provide shareholders, without charge, a copy of our Annual Report on Form 10-K for the fiscal year ended December 30, 2022, if the shareholder submits a written request to STAAR Surgical Company, c/o Office of the Secretary, 25651 Atlantic Ocean Drive, Lake Forest, California, 92630. Exhibits to the Form 10-K will be provided on written request of any shareholder, subject to reimbursement of STAAR’s reasonable expenses. Exhibits are available at no charge on the SEC’s website, www.sec.gov. STAAR’s Annual Report on Form 10-K is also available on STAAR’s website at www.staar.com. This website reference is not intended to function as a hyperlink and the information contained on STAAR’s website, wherever referenced, is not a part of this proxy statement.

By Order of the Board of Directors,

STAAR SURGICAL COMPANY

Samuel J. Gesten
Chief Legal Officer and Secretary
Lake Forest, California
April 26, 2023

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APPENDIX 1

STAAR SURGICAL COMPANY

AMENDED AND RESTATED OMNIBUS EQUITY INCENTIVE PLAN

ARTICLE 1.

PURPOSE

The purpose of the STAAR Surgical Company Amended and Restated Omnibus Equity Incentive Plan (as it may be amended or restated from time to time, the “Plan”) is to promote the success and enhance the value of STAAR Surgical Company (the “Company”) by linking the individual interests of the members of the Board, Employees, and Consultants to those of Company stockholders and by providing such individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of members of the Board, Employees, and Consultants upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. This Plan constitutes an amendment and restatement of the STAAR Surgical Company Amended and Restated ~~2003~~ Omnibus Equity Incentive Plan (the “Original Plan”), which was last approved by the Company’s stockholders on ~~June 14~~July 30, ~~2018~~2020.

ARTICLE 2.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

2.1 “Administrator” shall mean the entity that ~~conducts the general administration of~~administers the Plan as provided in Article ~~12~~11. With reference to the duties of the Committee under the Plan which have been delegated to one or more persons pursuant to Section ~~12.7~~11.7, or as to which the Board has assumed, the term “Administrator” shall refer to such person(s) unless and until the Committee or the Board has revoked such delegation or the Board has terminated the assumption of such duties.

2.2 “Applicable Accounting Standards” shall mean Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time.

2.3 “Applicable Law” shall mean any applicable law, including without limitation: (a) provisions of the Code, the Securities Act, the Exchange Act and any rules or regulations thereunder; (b) corporate, securities, tax or other laws, statutes, rules, requirements or regulations, whether federal, state, local or foreign; and (c) rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded.

2.4 “Award” shall mean an Option, a Stock Appreciation Right, a Restricted Stock award, a Restricted Stock Unit award, an Other Stock or Cash Based Award or a Dividend Equivalent award, which may be awarded or granted under the Plan.

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2.5 “Award Agreement” shall mean any written notice, agreement, terms and conditions, contract or other instrument or document evidencing an Award, including through electronic medium, which shall contain such terms and conditions with respect to an Award as the Administrator shall determine consistent with the Plan.

2.6 “Award Limit” shall mean with respect to Awards that shall be payable in Shares or in cash, as the case may be, the respective limit set forth in Section 3.2.

2.7 “Board” shall mean the Board of Directors of the Company.

2.8 “Change in Control” shall mean the occurrence of any one (or more) of the following events:

(a) Any person, including a group as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of stock of the Company with respect to which fifty percent (50%) or more of the total number of votes for the election of the Board may be cast;

(b) The Incumbent Directors cease for any reason to constitute a majority of the Board;

(c) The Company consummates an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned corporation or for a sale or other disposition of all or substantially all the assets of the Company; or

(d) An acquisition in a single or series of related transactions, including without limitation a tender offer or exchange offer, by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan), of beneficial ownership (within the meaning of Rule 13d-3 ~~of~~under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities.

Notwithstanding the foregoing, the following transactions shall not constitute a Change in Control for purposes of the Plan: (i) any acquisition by the Company or any of its Subsidiaries; or (ii) any transaction (x) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction; (y) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity, provided, however, that no person or group shall be treated for purposes of this clause (y) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction and (z) any transaction after which at least a majority of the members of the board of directors (or the analogous governing body) of the Successor Entity were Board members at the time of the Board’s approval of the execution of the initial agreement providing for such transaction.

Further notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or any portion of an Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (a), (b), (c) or (d) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A~~- 3~~-3(i)(5).

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2.9 “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, together with the regulations and official guidance promulgated thereunder, whether issued prior or subsequent to the grant of any Award.

2.10 “Committee” shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board or the Compensation Committee of the Board described in Article ~~12~~11 hereof.

2.11 “Common Stock” shall mean the common stock of the Company, par value $0.01 per share.

2.12 “Company” shall have the meaning set forth in Article 1.

2.13 “Consultant” shall mean any consultant or adviser engaged to provide services to the Company or any Subsidiary who qualifies as a consultant or advisor under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 Registration Statement.

~~2.14 “Covered Employee” shall mean any Employee who is, or could become, a “covered employee” within the meaning of Section 162(m) of the Code.~~

~~2.15~~2.14 “Director” shall mean a member of the Board, as constituted from time to time.

~~2.16~~2.15 “Director Limit” shall have the meaning set forth in Section 4.6.

~~2.17~~2.16 “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Shares) of dividends paid on Shares, awarded under Section ~~10.2~~9.2.

~~2.18~~2.17 “DRO” shall mean a “domestic relations order” as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended from time to time, or the rules thereunder.

~~2.19~~2.18 “Effective Date” shall mean the date the Plan is adopted by the Board, subject to approval of the Plan by the Company’s stockholders.

~~2.20~~2.19 “Eligible Individual” shall mean any person who is an Employee, a Consultant or a Non-Employee Director, as determined by the Administrator.

~~2.21~~2.20 “Employee” shall mean any officer or other employee (as determined in accordance with Section 3401(c) of the Code and the Treasury Regulations thereunder) of the Company or of any Subsidiary.

~~2.22~~2.21 “Equity Restructuring” shall mean a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other securities of the Company) or the share price of Common Stock (or other securities) and causes a change in the per-share value of the Common Stock underlying outstanding Awards.

~~2.23~~2.22 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

~~2.24~~2.23 “Expiration Date” shall have the meaning given to such term in Section ~~13.1~~12.1(c).

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~~2.25~~2.24 “Fair Market Value” shall mean, as of any given date, the value of a Share determined as follows:

(a) If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market and the NASDAQ Global Select Market), (ii) listed on any national market system or (iii) quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a Share as quoted on such exchange or system for such date or, if there is no closing sales price for a Share on the date in question, the closing sales price for a Share on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b) If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a Share on such date, the high bid and low asked prices for a Share on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c) If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

~~2.26~~2.25 “Full Value Award” shall mean any Award granted under the Plan other than an Option or a Share Appreciation Right and that is settled by the issuance of Shares.

~~2.27~~2.26 “Greater Than 10% Stockholder” shall mean an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation (as defined in Section 424(f) of the Code) or parent corporation thereof (as defined in Section 424(e) of the Code).

~~2.28~~2.27 “Holder” shall mean a person who has been granted an Award.

~~2.29~~2.28 “Incentive Stock Option” shall mean an Option that is intended to qualify as an incentive stock option and conforms to the applicable provisions of Section 422 of the Code.

~~2.30~~2.29 “Incumbent Directors” shall mean for any period of 12 consecutive months, commencing with this Plan’s Effective Date, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 2.8(a), (c) or (d) whose election or nomination for election to the Board was approved by a vote of at least a majority (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for Director without objection to such nomination) of the Directors then still in office who either were Directors at the beginning of the 12-month period or whose election or nomination for election was previously so approved. No individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to Directors or as a result of any other actual or threatened solicitation of proxies by or on behalf of any person other than the Board shall be an Incumbent Director.

~~2.31~~2.30 “Non-Employee Director” shall mean a Director of the Company who is not an Employee.

~~2.32~~2.31 “Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option or which is designated as an Incentive Stock Option but does not meet the applicable requirements of Section 422 of the Code.

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~~2.33~~2.32 “Option” shall mean a right to purchase Shares at a specified exercise price, granted under Article ~~6~~5. An Option shall be either a Non-Qualified Stock Option or an Incentive Stock Option; provided, however, that Options granted to Non-Employee Directors and Consultants shall only be Non-Qualified Stock Options.

~~2.34~~2.33 “Option Term” shall have the meaning set forth in Section ~~6.4~~5.4.

~~2.35~~2.34 “Organizational Documents” shall mean, collectively, (a) the Company’s articles of incorporation, certificate of incorporation, bylaws or other similar organizational documents relating to the creation and governance of the Company, and (b) the Committee’s charter or other similar organizational documentation relating to the creation and governance of the Committee.

~~2.36~~2.35 “Original Plan” shall have the meaning set forth in Article 1.

~~2.37~~2.36 “Other Stock or Cash Based Award” shall mean a cash payment, cash bonus award, stock payment, stock bonus award, performance award or incentive award that is paid in cash, Shares or a combination of both, awarded under Section ~~10.1~~9.1, which may include, without limitation, deferred stock, deferred stock units, performance awards, retainers, committee fees, and meeting-based fees.

~~2.38 “Performance-Based Compensation” shall mean any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code.~~

~~2.39~~2.37 “Performance Criteria” shall mean the criteria (and adjustments) that the Administrator selects for an Award for purposes of establishing the Performance Goal or Performance Goals for a Performance Period, determined as follows:

(a) The Performance Criteria that ~~shall~~may be used to establish Performance Goals ~~are limited to~~may include the following: (i) revenue, (ii) earnings, or earnings before interest, taxes, depreciation and amortization, or EBITDA, (iii) earnings per share, (iv) stock price, (v) operating cash flow, (vi) net income, (vii) profit margins, operating margins, gross margins or cash margins, (viii) revenue growth, (ix) pre- or after-tax income (before or after allocations of corporate overhead and bonuses), (x) return on equity, (xi) total shareholder return, (xii) return on assets or net assets, (xiii) appreciation in and/or maintenance of the price of the Common Stock, (xiv) market share, (xv) gross profits, (xvi) economic value-added models or equivalent metrics, (xvii) comparisons with various stock market indices, (xviii) reductions in costs, (xix) cash flow or cash flow per share, (xx) return on capital (including return on total capital or return on invested capital), (xxi) cash flow return on investment, (xxii) improvement in or attainment of expense levels or working capital levels, (xxiii) year-end cash, (xxiv) debt reductions, (xxv) stockholder equity, (xxvi) regulatory or litigation achievements, (xxvii) implementation, completion or attainment of measurable objectives with respect to business development, new products or services, budgets, regulatory or business risks, acquisitions, divestitures or recruiting and maintaining personnel, (xxviii) earnings, (xxix) expenses, (xxx) cost of goods sold, (xxxi) working capital, (xxxii) price/earnings ratio, (xxxiii) debt or debt- to-equity, (xxxiv) accounts receivable, (xxxv) writeoffs, (xxxvi) assets, (xxxvii) liquidity, (xxxviii) operations, (xxxix) research or related milestones, (xl) intellectual property (e.g., patents), (xli) product development, (xlii) information technology, (xliii) financings, (xliv) product quality control, (xlv) management, (xlvi) human resources, (xlvii) corporate governance, (xlviii) compliance program, (xlix) internal controls, (xlxi) policies and procedures, (xlxii) accounting and reporting, (xlxiii) strategic alliances, (xlxiv) licensing and partnering, (xlxv) site, plant or building development, (xlxvi) business initiatives; (xlxviii) investments, and/or (xlxviii) any combination of the foregoing, any of which may be measured either in absolute terms, or changes in growth or reduction, or as compared to any increase or decrease or as compared to results of a peer group or index. Such Performance Goals also may be based solely by reference to the Company’s performance or the performance of a Subsidiary, division, business segment or business unit of the Company, or based upon

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the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies.

(b) The Administrator may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in or provisions under tax law, accounting principles or other such laws or provisions affecting reported results; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to reorganizations or restructuring programs or divestitures or acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to asset write- downs or the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under U.S. Generally Accepted Accounting Principles; (ix) items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions and/or items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence; (xv) litigation or claim judgments or settlements; (xvi) items related to acquired in-process research and development; (xvii) items relating to changes in tax laws; (xviii) items relating to major licensing or partnership arrangements; (xix) items relating to asset impairment charges; (xx) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xxi) items relating to foreign exchange or currency transactions and/or fluctuations. ~~For all Awards intended to qualify as performance-based compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.~~

~~2.40~~2.38 “Performance Goals” shall mean, for a Performance Period, one or more goals established in writing by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual.

~~2.41~~2.39 “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, vesting of, and/or the payment in respect of, an Award.

~~2.42~~2.40 “Permitted Transferee” shall mean, with respect to a Holder, any “family member” of the Holder, as defined in the General Instructions to Form S-8 Registration Statement under the Securities Act (or any successor form thereto), or any other transferee specifically approved by the Administrator after taking into account Applicable Law.

~~2.43~~2.41 “Plan” shall have the meaning set forth in Article 1.

~~2.44~~2.42 “Program” shall mean any program adopted by the Administrator pursuant to the Plan containing the terms and conditions intended to govern a specified type of Award granted under the Plan and pursuant to which such type of Award may be granted under the Plan.

~~2.45~~2.43 “Restricted Stock” shall mean Common Stock awarded under Article ~~8~~7 that is subject to certain restrictions and may be subject to risk of forfeiture or repurchase.

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~~2.46~~2.44 “Restricted Stock Units” shall mean the right to receive Shares awarded under Article ~~9~~8.

~~2.47~~2.45 “Section 409A” shall mean Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

~~2.48~~2.46 “Securities Act” shall mean the Securities Act of 1933, as amended.

~~2.49~~2.47 “Shares” shall mean shares of Common Stock.

~~2.50~~2.48 “Stock Appreciation Right” shall mean an Award entitling the Holder (or other person entitled to exercise pursuant to the Plan) to exercise all or a specified portion thereof (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of such Award from the Fair Market Value on the date of exercise of such Award by the number of Shares with respect to which such Award shall have been exercised, subject to any limitations the Administrator may impose.

~~2.51~~2.49 “SAR Term” shall have the meaning set forth in Section ~~6.4~~5.4.

~~2.52~~2.50 “Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least fifty percent (50%) of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

~~2.53~~2.51 “Substitute Award” shall mean an Award granted under the Plan in connection with a corporate transaction, such as a merger, combination, consolidation or acquisition of property or stock, in any case, upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

~~2.54~~2.52 “Termination of Service” shall mean:

(a) As to a Consultant, the time when the engagement of a Holder as a Consultant to the Company or a Subsidiary is terminated for any reason, with or without cause, including, without limitation, by resignation, discharge, death, disability or retirement, but excluding terminations where the Consultant simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(b) As to a Non-Employee Director, the time when a Holder who is a Non-Employee Director ceases to be a Director for any reason, including, without limitation, a termination by resignation, failure to be elected, death, disability or retirement, but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

(c) As to an Employee, the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, including, without limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where the Holder simultaneously commences or remains in employment or service with the Company or any Subsidiary.

The Administrator, in its sole discretion, shall determine the effect of all matters and questions relating to any Termination of Service, including, without limitation, whether a Termination of Service has

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occurred, whether a Termination of Service resulted from a discharge for cause and all questions of whether particular leaves of absence constitute a Termination of Service; provided, however, that, with respect to Incentive Stock Options, unless the Administrator otherwise provides in the terms of any Program, Award Agreement or otherwise, or as otherwise required by Applicable Law, a leave of absence, change in status from an employee to an independent contractor or other change in the employee-employer relationship shall constitute a Termination of Service only if, and to the extent that, such leave of absence, change in status or other change interrupts employment for the purposes of Section 422(a)(2) of the Code and the then-applicable regulations and revenue rulings under said Section. For purposes of the Plan, a Holder’s employee-employer relationship or consultancy relations shall be deemed to be terminated in the event that the Subsidiary employing or contracting with such Holder ceases to remain a Subsidiary following any merger, sale of stock or other corporate transaction or event (including, without limitation, a spin-off).

ARTICLE 3.

SHARES SUBJECT TO THE PLAN

3.1 Number of Shares.

(a) Subject to Sections 3.1(b) and ~~13.2~~12.2, the aggregate number of Shares which may be issued or transferred pursuant to Awards (including, without limitation, Incentive Stock Options) under the Plan is ~~18,035,000~~20,205,000. Any Shares distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Common Stock, treasury Common Stock or Common Stock purchased on the open market. Notwithstanding the foregoing, the aggregate number of Shares available for issuance under the Plan shall be reduced by two Shares for each Share delivered in settlement of any Full Value Award granted on or after the Effective Date.

(b) To the extent all or a portion of an Award is forfeited, expires or such Award or portion thereof is settled for cash (in whole or in part), the Shares counted against the Shares available under the Plan with respect to such Award shall, to the extent of such forfeiture, expiration or cash settlement, again be available for future grants of Awards under the Plan in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3.1(a) above. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 3.1(a) and will not be available for future grants of Awards: (i) Shares tendered by a Holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the Holder or withheld by the Company to satisfy any tax withholding obligation with respect to any Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of ~~the~~such stock appreciation right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options. Any Shares forfeited by the Holder or repurchased by the Company under Section ~~8.4~~7.4 at a price not greater than the price originally paid by the Holder so that such Shares are returned to the Company will again be available for Awards in an amount corresponding to the reduction in the share reserve previously made in accordance with Section 3.1(a) above. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not be counted against the shares available for issuance under the Plan. Notwithstanding the provisions of this Section 3.1(b), no Shares may again be optioned, granted or awarded if such action would cause an Incentive Stock Option to fail to qualify as an incentive stock option under Section 422 of the Code.

(c) Substitute Awards shall not reduce the Shares authorized for grant under the Plan, except as may be required by reason of Section 422 of the Code. Additionally, in the event that a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by its stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other

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adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available Shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employed by or providing services to the Company or its Subsidiaries immediately prior to such acquisition or combination.

3.2 Limitation on Number of Shares Subject to Awards. Notwithstanding any provision in the Plan to the contrary, and subject to Section ~~13.2~~12.2, the maximum aggregate number of Shares with respect to one or more Awards that may be granted to any one person during any calendar year shall be 400,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any calendar year with respect to one or more Awards payable in cash shall be $2,000,000. ~~To the extent required by Section 162(m) of the Code, Shares subject to Awards which are canceled shall continue to be counted against the Award Limit.~~

ARTICLE 4.

GRANTING OF AWARDS

4.1 Participation. The Administrator may, from time to time, select from among all Eligible Individuals, those to whom an Award shall be granted and shall determine the nature and amount of each Award, which shall not be inconsistent with the requirements of the Plan. Except for any Non-Employee Director’s right to Awards that may be required pursuant to the No Eligible Individual or other Person shall have any right to be granted an Award pursuant to the Plan and neither the Company nor the Administrator is obligated to treat Eligible Individuals, Holders or any other persons uniformly. Participation by each Holder in the Plan shall be voluntary and nothing in the Plan or any Program shall be construed as mandating that any Eligible Individual or other Person shall participate in the Plan.

4.2 Award Agreement. Each Award shall be evidenced by an Award Agreement that sets forth the terms, conditions and limitations for such Award as determined by the Administrator in its sole discretion (consistent with the requirements of the Plan and any applicable Program). Award Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to meet the applicable provisions of Section 422 of the Code.

4.3 Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan, the Plan, and any Award granted or awarded to any individual who is then subject to Section 16 of the Exchange Act, shall be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including Rule 16b‑3 ~~of~~under the Exchange Act and any amendments thereto) that are requirements for the application of such exemptive rule. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

4.4 At-Will Service. Nothing in the Plan or in any Program or Award Agreement hereunder shall confer upon any Holder any right to continue in the employ of, or as a Director or Consultant for, the Company or any Subsidiary, or shall interfere with or restrict in any way the rights of the Company and any Subsidiary, which rights are hereby expressly reserved, to discharge any Holder at any time for any reason whatsoever, with or without cause, and with or without notice, or to terminate or change all other terms and conditions of employment or engagement, except to the extent expressly provided otherwise in a written agreement between the Holder and the Company or any Subsidiary.

4.5 Foreign Holders. Notwithstanding any provision of the Plan or applicable Program to the contrary, in order to comply with the laws in countries other than the United States in which the Company and its Subsidiaries operate or have Employees, Non-Employee Directors or Consultants, or in order to

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comply with the requirements of any foreign securities exchange or other Applicable Law, the Administrator, in its sole discretion, shall have the power and authority to: (a) determine which Subsidiaries shall be covered by the Plan; (b) determine which Eligible Individuals outside the United States are eligible to participate in the Plan; (c) modify the terms and conditions of any Award granted to Eligible Individuals outside the United States to comply with Applicable Law (including, without limitation, applicable foreign laws or listing requirements of any foreign securities exchange); (d) establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable; provided, however, that no such sub- plans and/or modifications shall increase the share limitation contained in Section 3.1, the Award Limit or the Director Limit; and (e) take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals or listing requirements of any foreign securities exchange.

4.6 Non-Employee Director Awards. Notwithstanding any provision to the contrary in the Plan, the sum of the grant date fair value of equity-based Awards granted to a Non-Employee Director during any calendar year taken together with any cash fees paid during such calendar year to the Non-Employee Director in respect of the Non-Employee Director’s service as a member of the Board during such calendar year (including service as a member or chair of any committees of the Board) shall not exceed $500,000 (the “Director Limit”).

~~ARTICLE 5.~~

~~PROVISIONS APPLICABLE TO AWARDS INTENDED TO QUALIFY AS PERFORMANCE-BASED COMPENSATION~~

~~5.1 Purpose. The Administrator may, in its sole discretion, (a) determine whether an Award is intended to qualify as Performance- Based Compensation and (b) at any time after any such determination, alter such intent for any or no reason. If the Administrator, in its sole discretion, decides to grant an Award that is intended to qualify as Performance-Based Compensation (other than an Option or Stock Appreciation Right), then the provisions of this Article 5 shall control over any contrary provision contained in the Plan or any applicable Program; provided that, if after such decision the Administrator alters such intention for any reason, the provisions of this Article 5 shall no longer control over any other provision contained in the Plan or any applicable Program. The Administrator, in its sole discretion, may (i) grant Awards to Eligible Individuals that are based on Performance Criteria or Performance Goals or any such other criteria and goals as the Administrator shall establish, but that do not satisfy the requirements of this Article 5 and that are not intended to qualify as Performance-Based Compensation and (ii) subject any Awards intended to qualify as Performance-Based Compensation to additional conditions and restrictions unrelated to any Performance Criteria or Performance Goals (including, without limitation, continued employment or service requirements) to the extent such Awards otherwise satisfy the requirements of this Article 5 with respect to the Performance Criteria and Performance Goals applicable thereto. Unless otherwise specified by the Administrator at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a Covered Employee shall be determined on the basis of Applicable Accounting Standards.~~

~~5.2 Procedures with Respect to Performance-Based Awards. To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, with respect to any Award which is intended to qualify as Performance-Based Compensation, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Administrator shall, in writing, (a) designate one or more Eligible Individuals, (b) select the Performance Criteria applicable to the Performance Period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each Covered Employee for such Performance Period. Following~~

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~~the completion of each Performance Period, the Administrator shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Administrator (i) shall, unless otherwise provided in an Award Agreement, have the right to reduce or eliminate the amount payable at a given level of performance to take into account additional factors that the Administrator may deem relevant, including the assessment of individual or corporate performance for the Performance Period, but (ii) shall in no event have the right to increase the amount payable for any reason.~~

~~5.3 Payment of Performance-Based Awards. Unless otherwise provided in the applicable Program or Award Agreement and only to the extent otherwise permitted by Section 162(m) of the Code, as to an Award that is intended to qualify as Performance-Based Compensation, the Holder must be employed by the Company or a Subsidiary throughout the Performance Period. Unless otherwise provided in the applicable Program or Award Agreement, a Holder shall be eligible to receive payment pursuant to such Awards for a Performance Period only if and to the extent the Performance Goals for such Performance Period are achieved.~~

~~5.4 Additional Limitations. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an Eligible Individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements.~~

ARTICLE ~~6~~5.

GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

~~6.1~~5.1 Granting of Options and Stock Appreciation Rights to Eligible Individuals. The Administrator is authorized to grant Options and Stock Appreciation Rights to Eligible Individuals from time to time, in its sole discretion, on such terms and conditions as it may determine, which shall not be inconsistent with the Plan.

~~6.2~~5.2 Qualification of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of the Company’s present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person who qualifies as a Greater Than 10% Stockholder may be granted an Incentive Stock Option unless such Incentive Stock Option conforms to the applicable provisions of Section 422 of the Code. To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by a Holder during any calendar year under the Plan, and all other plans of the Company and any parent corporation or subsidiary corporation thereof (as defined in Section 424(e) and 424(f) of the Code, respectively), exceeds $100,000, the Options shall be treated as Non-Qualified Stock Options to the extent required by Section 422 of the Code. The rule set forth in the immediately preceding sentence shall be applied by taking Options and other “incentive stock options” into account in the order in which they were granted and the fair market value of stock shall be determined as of the time the respective options were granted. Any interpretations and rules under the Plan with respect to Incentive Stock Options shall be consistent with the provisions of Section 422 of the Code. Neither the Company nor the Administrator shall have any liability to a Holder, or any other Person, (a) if an Option (or any part thereof) which is intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (b) for any action or omission by the Company or the Administrator that causes an Option not to qualify as an Incentive Stock Option, including without limitation, the conversion of an Incentive Stock Option to a Non-Qualified Stock Option

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or the grant of an Option intended as an Incentive Stock Option that fails to satisfy the requirements under the Code applicable to an Incentive Stock Option.

~~6.3~~5.3 Option and Stock Appreciation Right Exercise Price. The exercise price per Share subject to each Option and Stock Appreciation Right shall be set by the Administrator but shall not be less than 100% of the Fair Market Value of a Share on the date the Option or Stock Appreciation Right, as applicable, is granted (or, as to Incentive Stock Options, on the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). In addition, in the case of Incentive Stock Options granted to a Greater Than 10% Stockholder, such price shall not be less than 110% of the Fair Market Value of a Share on the date the Option is granted (or the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code). Notwithstanding the foregoing, in the case of an Option or Stock Appreciation Right that is a Substitute Award, the exercise price per share of the Shares subject to such Option or Stock Appreciation Right, as applicable, may be less than the Fair Market Value per share on the date of grant; provided that the exercise price of any Substitute Award shall be determined in accordance with the applicable requirements of Section 424 and 409A of the Code.

~~6.4~~5.4 Option and SAR Term. The term of each Option (the “Option Term”) and the term of each Stock Appreciation Right (the “SAR Term”) shall be set by the Administrator in its sole discretion; provided, however, that the Option Term or SAR Term, as applicable, shall not be more than (a) ten (10) years from the date the Option or Stock Appreciation Right, as applicable, is granted to an Eligible Individual (other than a Greater Than 10% Stockholder), or (b) five (5) years from the date an Incentive Stock Option is granted to a Greater Than 10% Stockholder. Except as limited by the requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder or the first sentence of this Section ~~6.4~~5.4 and without limiting the Company’s rights under Section ~~11.7~~10.7, the Administrator may extend the Option Term of any outstanding Option or the SAR Term of any outstanding Stock Appreciation Right, and may extend the time period during which vested Options or Stock Appreciation Rights may be exercised, in connection with any Termination of Service of the Holder or otherwise, and may amend, subject to ~~Section 11.7~~Sections 10.7 and ~~13.1~~12.1, any other term or condition of such Option or Stock Appreciation Right relating to such Termination of Service of the Holder or otherwise.

~~6.5~~5.5 Option and SAR Vesting. The period during which the right to exercise, in whole or in part, an Option or Stock Appreciation Right vests in the Holder shall be set by the Administrator and set forth in the applicable Award Agreement. Unless otherwise determined by the Administrator in the Award Agreement, the applicable Program or by action of the Administrator following the grant of the Option or Stock Appreciation Right, (a) no portion of an Option or Stock Appreciation Right which is unexercisable at a Holder’s Termination of Service shall thereafter become exercisable and (b) the portion of an Option or Stock Appreciation Right that is unexercisable at a Holder’s Termination of Service shall automatically expire on the date of such Termination of Service.

ARTICLE ~~7~~6.

EXERCISE OF OPTIONS AND STOCK APPRECIATION RIGHTS

~~7.1~~6.1 Exercise and Payment. An exercisable Option or Stock Appreciation Right may be exercised in whole or in part. However, an Option or Stock Appreciation Right shall not be exercisable with respect to fractional Shares and the Administrator may require that, by the terms of the Option or Stock Appreciation Right, a partial exercise must be with respect to a minimum number of Shares. Payment of the amounts payable with respect to Stock Appreciation Rights pursuant to this Article ~~7~~6 shall be in cash, Shares (based on its Fair Market Value as of the date the Stock Appreciation Right is exercised), or a combination of both, as determined by the Administrator.

~~7.2~~6.2 Manner of Exercise. Except as set forth in Section ~~7.3~~6.3, all or a portion of an exercisable Option or Stock Appreciation Right shall be deemed exercised upon delivery of all of the

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following to the Secretary of the Company, the stock plan administrator of the Company or such other person or entity designated by the Administrator, or his, her or its office, as applicable:

(a) A written or electronic notice complying with the applicable rules established by the Administrator stating that the Option or Stock Appreciation Right, or a portion thereof, is exercised. The notice shall be signed or otherwise acknowledge electronically by the Holder or other person then entitled to exercise the Option or Stock Appreciation Right or such portion thereof;

(b) Such representations and documents as the Administrator, in its sole discretion, deems necessary or advisable to effect compliance with Applicable Law.

(c) In the event that the Option shall be exercised pursuant to Section ~~11.3~~10.3 by any person or persons other than the Holder, appropriate proof of the right of such person or persons to exercise the Option or Stock Appreciation Right, as determined in the sole discretion of the Administrator; and

(d) Full payment of the exercise price and applicable withholding taxes for the Shares with respect to which the Option or Stock Appreciation Right, or portion thereof, is exercised, in a manner permitted by the Administrator in accordance with Sections ~~11.1~~10.1 and ~~11.2~~10.2.

~~7.3~~6.3 Notification Regarding Disposition. The Holder shall give the Company or its designee prompt written or electronic notice of any disposition of Shares acquired by exercise of an Incentive Stock Option which occurs within (a) two years from the date of granting (including the date the Option is modified, extended or renewed for purposes of Section 424(h) of the Code) such Option to such Holder, or (b) one year after the date of transfer of such Shares to such Holder. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Holder in such disposition or other transfer.

ARTICLE ~~8~~7.

AWARD OF RESTRICTED STOCK

~~8.1~~7.1 Award of Restricted Stock. The Administrator is authorized to grant Restricted Stock to Eligible Individuals, and shall determine the terms and conditions, including the restrictions applicable to each award of Restricted Stock, which terms and conditions shall not be inconsistent with the Plan or any applicable Program, and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate. The Administrator shall establish the purchase price, if any, and form of payment for Restricted Stock; provided, however, that if a purchase price is charged, such purchase price shall be no less than the par value, if any, of the Shares to be purchased, unless otherwise permitted by Applicable Law. In all cases, legal consideration shall be required for each issuance of Restricted Stock to the extent required by Applicable Law.

~~8.2~~7.2 Rights as Stockholders. Subject to Section ~~8.4~~7.4, upon issuance of Restricted Stock, the Holder shall have, unless otherwise provided by the Administrator, all the rights of a stockholder with respect to said Shares, subject to the restrictions in the Plan, any applicable Program and/or the applicable Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the Shares to the extent such dividends and other distributions have a record date that is on or after the date on which the Holder to whom such Restricted Stock are granted becomes the record holder of such Restricted Stock; provided, however, that, in the sole discretion of the Administrator, any extraordinary distributions with respect to the Shares may be subject to the restrictions set forth in Section ~~8.3~~7.3. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

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~~8.3~~7.3 Restrictions. All shares of Restricted Stock (including any shares received by Holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall be subject to such restrictions and vesting requirements as the Administrator shall provide in the applicable Program or Award Agreement. By action taken after the Restricted Stock is issued, the Administrator may, upon a Change in Control, or the Holder’s death or disability, accelerate the vesting of such Restricted Stock by removing any or all of the restrictions imposed by the terms of the applicable Program or Award Agreement.

~~8.4~~7.4 Repurchase or Forfeiture of Restricted Stock. If no price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall lapse, and such Restricted Stock shall be surrendered to the Company and cancelled without consideration on the date of such Termination of Service. If a price was paid by the Holder for the Restricted Stock, upon a Termination of Service during the applicable restriction period, the Company shall have the right to repurchase from the Holder the unvested Restricted Stock then subject to restrictions at a cash price per share equal to the price paid by the Holder for such Restricted Stock or such other amount as may be specified in the applicable Program or Award Agreement. Notwithstanding the foregoing, the Administrator, in its sole discretion, may provide that upon a Change in Control, or the Holder’s death or disability, the Holder’s rights in unvested Restricted Stock then subject to restrictions shall not lapse, such Restricted Stock shall vest and cease to be forfeitable and, if applicable, the Company shall cease to have a right of repurchase.

~~8.5~~7.5 Section 83(b) Election. If a Holder makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service along with proof of the timely filing thereof with the Internal Revenue Service.

ARTICLE ~~9~~8.

AWARD OF RESTRICTED STOCK UNITS

~~9.1~~8.1 Grant of Restricted Stock Units. The Administrator is authorized to grant Awards of Restricted Stock Units to any Eligible Individual selected by the Administrator in such amounts and subject to such terms and conditions as determined by the Administrator.

~~9.2~~8.2 Term. Except as otherwise provided herein, the term of a Restricted Stock Unit award shall be set by the Administrator in its sole discretion.

~~9.3~~8.3 Purchase Price. The Administrator shall specify the purchase price, if any, to be paid by the Holder to the Company with respect to any Restricted Stock Unit award; provided, however, that value of the consideration shall not be less than the par value of a Share, unless otherwise permitted by Applicable Law.

~~9.4~~8.4 Vesting of Restricted Stock Units. At the time of grant, the Administrator shall specify in the applicable Program or Award Agreement the date or dates on which the Restricted Stock Units shall become fully vested and nonforfeitable, and may specify such conditions to vesting as it deems appropriate, including, without limitation, vesting based upon the Holder’s ~~duration of~~continued service to the Company or any Subsidiary, one or more Performance Criteria, Company performance, individual performance or other specific criteria, in each case on a specified date or dates or over any period or periods, as determined by the Administrator.

~~9.5~~8.5 Maturity and Payment. At the time of grant, the Administrator shall specify in the applicable Program or Award Agreement the maturity date applicable to each grant of Restricted Stock

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Units, which shall be no earlier than the vesting date or dates of the Award and may be determined at the election of the Holder (if permitted by the applicable Award Agreement); provided that, except as otherwise determined by the Administrator, and subject to compliance with Section 409A, in no event shall the maturity date relating to each Restricted Stock Unit occur following the later of (a) the 15th day of the third month following the end of calendar year in which the applicable portion of the Restricted Stock Unit vests; or (b) the 15th day of the third month following the end of the Company’s fiscal year in which the applicable portion of the Restricted Stock Unit vests. On the maturity date, the Company shall, in accordance with the applicable Award Agreement and subject to Section ~~11.4~~10.4(f), transfer to the Holder one unrestricted, fully transferable Share for each Restricted Stock Unit scheduled to be paid out on such date and not previously forfeited, or in the sole discretion of the Administrator, an amount in cash equal to the Fair Market Value of such Shares on the maturity date or a combination of cash and Common Stock as determined by the Administrator.

~~9.6~~8.6 Payment upon Termination of Service. An Award of Restricted Stock Units shall only be payable while the Holder is an Employee, a Consultant or a member of the Board, as applicable; provided, however, that the Administrator, in its sole discretion, may provide (in an Award Agreement or otherwise) that a Restricted Stock Unit award may be paid subsequent to a Termination of Service in certain events, including a Change in Control, the Holder’s death, retirement or disability or any other specified Termination of Service.

ARTICLE ~~10~~9.

AWARD OF OTHER STOCK OR CASH BASED AWARDS AND DIVIDEND EQUIVALENTS

~~10.1~~9.1 Other Stock or Cash Based Awards. The Administrator is authorized to (a) grant Other Stock or Cash Based Awards, including awards entitling a Holder to receive Shares or cash to be delivered immediately or in the future, to any Eligible Individual and (b) determine ~~whether~~the vesting or other restrictions applicable to such Other Stock or Cash Based Awards ~~shall be Performance-Based Compensation~~, including vesting based upon the Holder’s continued service to the Company or any Subsidiary or the attainment of any performance criteria (including personal or Company performance), as determined by the Administrator. Subject to the provisions of the Plan and any applicable Program, the Administrator shall determine the terms and conditions of each Other Stock or Cash Based Award, including the term of the Award, any exercise or purchase price, performance goals, including the Performance Criteria, transfer restrictions, vesting conditions and other terms and conditions applicable thereto, which shall be set forth in the applicable Award Agreement. Other Stock or Cash Based Awards may be paid in cash, Shares, or a combination of cash and Shares, as determined by the Administrator, and may be available as a form of payment in the settlement of other Awards granted under the Plan, as stand-alone payments, as a part of a bonus, deferred bonus, deferred compensation or other arrangement, and/or as payment in lieu of compensation to which an Eligible Individual is otherwise entitled.

~~10.2~~9.2 Dividend Equivalents. Dividend Equivalents may be granted by the Administrator, either alone or in tandem with another Award, based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date the Dividend Equivalents are granted to a Holder and the date such Dividend Equivalents terminate or expire, as determined by the Administrator. Such Dividend Equivalents shall be converted to cash or additional Shares by such formula and at such time and subject to such restrictions and limitations as may be determined by the Administrator. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Holder to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests. Notwithstanding the foregoing, no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights.

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ARTICLE ~~11~~10.

ADDITIONAL TERMS OF AWARDS

~~11.1~~10.1 Payment. The Administrator shall determine the method or methods by which payments by any Holder with respect to any Awards granted under the Plan shall be made, including, without limitation: (a) cash or check, (b) Shares (including Shares issuable pursuant to the exercise, vesting or payment of the Award) or Shares held for such minimum period of time as may be established by the Administrator, in each case, having a Fair Market Value on the date of delivery equal to the aggregate payments required, (c) delivery of a written or electronic notice that the Holder has placed a market sell order with a broker acceptable to the Company with respect to Shares then issuable upon exercise or vesting of an Award, and that the broker has been directed to pay a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate payments required; provided that payment of such proceeds is then made to the Company upon settlement of such sale, (d) other form of legal consideration acceptable to the Administrator in its sole discretion, or (e) any combination of the above permitted forms of payment. Notwithstanding any other provision of the Plan to the contrary, no Holder who is a Director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to make payment with respect to any Awards granted under the Plan, or continue any extension of credit with respect to such payment, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

~~11.2~~10.2 Tax Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Holder to remit to the Company, an amount sufficient to satisfy federal, state, local and foreign taxes (including the Holder’s FICA, employment tax or other social security contribution obligation) required by law to be withheld with respect to any taxable event concerning a Holder arising as a result of the Plan or any Award. The Administrator may, in its sole discretion and in satisfaction of the foregoing requirement, allow a Holder to satisfy such obligations by any payment means described in Section ~~11.1~~10.1 hereof, including without limitation, by allowing such Holder to have the Company or any Subsidiary withhold Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income (or such other number as would not result in adverse financial accounting consequences for the Company or any of its Subsidiaries). The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.

~~11.3~~10.3 Transferability of Awards.

(a) Except as otherwise provided in Sections ~~11.3~~10.3(b) and ~~11.3~~10.3(c):

(i) No Award under the Plan may be sold, pledged, assigned or transferred in any manner other than (A) by will or the laws of descent and distribution or (B) subject to the consent of the Administrator, pursuant to a DRO, unless and until such Award has been exercised or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed;

(ii) No Award or interest or right therein shall be liable for or otherwise subject to the debts, contracts or engagements of the Holder or the Holder’s successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be

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voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy) unless and until such Award has been exercised, or the Shares underlying such Award have been issued, and all restrictions applicable to such Shares have lapsed, and any attempted disposition of an Award prior to satisfaction of these conditions shall be null and void and of no effect, except to the extent that such disposition is permitted by Section ~~11.3~~10.3(a)(i); and

(iii) During the lifetime of the Holder, only the Holder may exercise any exercisable portion of an Award granted to such Holder under the Plan, unless it has been disposed of pursuant to a DRO. After the death of the Holder, any exercisable portion of an Award may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Program or Award Agreement, be exercised by the Holder’s personal representative or by any person empowered to do so under the deceased Holder’s will or under the then-applicable laws of descent and distribution.

(b) Notwithstanding Section ~~11.3~~10.3(a), the Administrator, in its sole discretion, may determine to permit a Holder or a Permitted Transferee of such Holder to transfer an Award other than an Incentive Stock Option (unless such Incentive Stock Option is intended to become a Nonqualified Stock Option) to any one or more Permitted Transferees of such Holder, subject to the following terms and conditions: (i) an Award transferred to a Permitted Transferee shall not be assignable or transferable by the Permitted Transferee other than (A) to another Permitted Transferee of the applicable Holder or (B) by will or the laws of descent and distribution or, subject to the consent of the Administrator, pursuant to a DRO; (ii) an Award transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Award as applicable to the original Holder (other than the ability to further transfer the Award to any Person other than another Permitted Transferee of the applicable Holder); and (iii) the Holder (or transferring Permitted Transferee) and the receiving Permitted Transferee shall execute any and all documents requested by the Administrator, including, without limitation documents to (A) confirm the status of the transferee as a Permitted Transferee, (B) satisfy any requirements for an exemption for the transfer under Applicable Law and (C) evidence the transfer. In addition, and further notwithstanding Section ~~11.3~~10.3(a), hereof, the Administrator, in its sole discretion, may determine to permit a Holder to transfer Incentive Stock Options to a trust that constitutes a Permitted Transferee if, under Section 671 of the Code and other Applicable Law, the Holder is considered the sole beneficial owner of the Incentive Stock Option while it is held in the trust.

(c) Notwithstanding Section ~~11.3~~10.3(a), a Holder may, in the manner determined by the Administrator, designate a beneficiary to exercise the rights of the Holder and to receive any distribution with respect to any Award upon the Holder’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights pursuant to the Plan is subject to all terms and conditions of the Plan and any Program or Award Agreement applicable to the Holder and any additional restrictions deemed necessary or appropriate by the Administrator. If the Holder is married or a domestic partner in a domestic partnership qualified under Applicable Law and resides in a community property state, a designation of a person other than the Holder’s spouse or domestic partner, as applicable, as the Holder’s beneficiary with respect to more than 50% of the Holder’s interest in the Award shall not be effective without the prior written or electronic consent of the Holder’s spouse or domestic partner. If no beneficiary has been designated or survives the Holder, payment shall be made to the person entitled thereto pursuant to the Holder’s will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Holder at any time; provided that the change or revocation is delivered in writing to the Administrator prior to the Holder’s death.

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~~11.4~~10.4 Conditions to Issuance of Shares.

(a) The Administrator shall determine the methods by which Shares shall be delivered or deemed to be delivered to Holders. Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Shares pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel, that the issuance of such Shares is in compliance with Applicable Law and the Shares are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Administrator may require that a Holder make such reasonable covenants, agreements and representations as the Administrator, in its sole discretion, deems advisable in order to comply with Applicable Law.

(b) All share certificates delivered pursuant to the Plan and all Shares issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with Applicable Law. The Administrator may place legends on any share certificate or book entry to reference restrictions applicable to the Shares (including, without limitation, restrictions applicable to Restricted Stock).

(c) The Administrator shall have the right to require any Holder to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Award, including a window-period limitation, as may be imposed in the sole discretion of the Administrator.

(d) No fractional Shares shall be issued and the Administrator, in its sole discretion, shall determine whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding down.

(e) The Company, in its sole discretion, may (i) retain physical possession of any stock certificate evidencing Shares until any restrictions thereon shall have lapsed and/or (ii) require that the stock certificates evidencing such Shares be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Holder deliver a stock power, endorsed in blank, relating to such Shares.

~~11.5~~10.5 Forfeiture and ~~Claw-Back~~Clawback Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Holder upon any receipt or exercise of any Award or upon the receipt or resale of any Shares underlying the Award and any payments of a portion of an incentive-based bonus pool allocated to a Holder) shall be subject to the provisions of any ~~claw-back~~clawback policy implemented by the Company, including, without limitation, any ~~claw-back~~clawback policy adopted to comply with the requirements of Applicable Law, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, whether or not such ~~claw-back~~clawback policy was in place at the time of grant of an Award, to the extent set forth in such ~~claw-back~~clawback policy and/or in the applicable Award Agreement.

~~11.6~~10.6 Prohibition on Repricing. Subject to Section ~~13.2~~12.2, the Administrator shall not, without the approval of the stockholders of the Company, (a) ~~authorize the amendment of~~amend any outstanding Option or Stock Appreciation Right to reduce its price per Share, or (b) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per Share exceeds the Fair Market Value of the underlying Shares. Furthermore, for purposes of this Section ~~11.6~~10.6, except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price per Share of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other Awards or Options or Stock Appreciation Rights with an exercise price

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per Share that is less than the exercise price per Share of the original Options or Stock Appreciation Rights without the approval of the stockholders of the Company.

~~11.7~~10.7 Amendment of Awards. Subject to Applicable Law, the Administrator may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or settlement, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Holder’s consent to such action shall be required unless (a) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Holder, or (b) the change is otherwise permitted under the Plan (including, without limitation, under Section ~~13.2~~12.2 or ~~13.10~~12.10).

~~11.8~~10.8 Data Privacy. As a condition of receipt of any Award, each Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this Section ~~11.8~~10.8 by and among, as applicable, the Company and its Subsidiaries for the exclusive purpose of implementing, administering and managing the Holder’s participation in the Plan. The Company and its Subsidiaries may hold certain personal information about a Holder, including but not limited to, the Holder’s name, home address and telephone number, date of birth, social security or insurance number or other identification number, salary, nationality, job title(s), any shares of stock held in the Company or any of its Subsidiaries, details of all Awards, in each case, for the purpose of implementing, managing and administering the Plan and Awards (the “Data”). The Company and its Subsidiaries may transfer the Data amongst themselves as necessary for the purpose of implementation, administration and management of a Holder’s participation in the Plan, and the Company and its Subsidiaries may each further transfer the Data to any third parties assisting the Company and its Subsidiaries in the implementation, administration and management of the Plan. These recipients may be located in the Holder’s country, or elsewhere, and the Holder’s country may have different data privacy laws and protections than the recipients’ country. Through acceptance of an Award, each Holder authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Holder’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Company or any of its Subsidiaries or the Holder may elect to deposit any Shares. The Data related to a Holder will be held only as long as is necessary to implement, administer, and manage the Holder’s participation in the Plan. A Holder may, at any mutually agreed time, view the Data held by the Company with respect to such Holder, request additional information about the storage and processing of the Data with respect to such Holder, recommend any necessary corrections to the Data with respect to the Holder or refuse or withdraw the consents herein in writing, in any case without cost, by contacting his or her local human resources representative. The Company may cancel Holder’s ability to participate in the Plan and, in the Administrator’s discretion, the Holder may forfeit any outstanding Awards if the Holder refuses or withdraws his or her consents as described herein. For more information on the consequences of refusal to consent or withdrawal of consent, Holders may contact their local human resources representative.

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ARTICLE ~~12~~11.

ADMINISTRATION

~~12.1~~11.1 Administrator. The Committee shall administer the Plan (except as otherwise permitted herein). To the extent necessary to comply with Rule 16b-3 of the Exchange Act~~, and with respect to Awards that are intended to be Performance-Based Compensation, including Options and Stock Appreciation Rights, then~~  the Committee shall take all action with respect to ~~such~~any Awards, and the individuals taking such action shall consist solely of two or more Non-Employee Directors, each of whom is intended to qualify as ~~both~~ a “non-employee director” as defined by Rule 16b-3 ~~of~~under the Exchange Act or any successor rule ~~and an “outside director” for purposes of Section 162(m) of the Code~~. Additionally, to the extent required by Applicable Law, each of the individuals constituting the Committee shall be an “independent director” under the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded. Notwithstanding the foregoing, any action taken by the Committee shall be valid and effective, whether or not members of the Committee at the time of such action are later determined not to have satisfied the requirements for membership set forth in this Section ~~12.1~~11.1 or the Organizational Documents. ~~Except as may otherwise be provided in the Organizational Documents or as otherwise required by Applicable Law, (a) Committee members may resign at any time by delivering written or electronic notice to the Board and (b) vacancies in the Committee may only be filled by the Board.~~ Notwithstanding the foregoing, (i) the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Non-Employee Directors and, with respect to such Awards, the terms “Administrator” as used in the Plan shall be deemed to refer to the Board and (ii) the Board or Committee may delegate its authority hereunder to the extent permitted by Section ~~12.7~~11.7.

~~12.2~~11.2 Duties and Powers of Administrator. It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with its provisions. The Administrator shall have the power to interpret the Plan, all Programs and Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan and any Program as are not inconsistent with the Plan, to interpret, amend or revoke any such rules and to amend the Plan or any Program or Award Agreement; provided that the rights or obligations of the Holder of the Award that is the subject of any such Program or Award Agreement are not materially and adversely affected by such amendment, unless the consent of the Holder is obtained or such amendment is otherwise permitted under Section ~~11.5~~10.5 or Section ~~13.10~~12.10. In its sole discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee in its capacity as the Administrator under the Plan except with respect to matters which under Rule 16b‑3 under the Exchange Act or any successor rule~~, or Section 162(m) of the Code, or any regulations or rules issued thereunder,~~  or the rules of any securities exchange or automated quotation system on which the Shares are listed, quoted or traded are required to be determined in the sole discretion of the Committee.

~~12.3~~11.3 Action by the Administrator. Unless otherwise established by the Board, set forth in any Organizational Documents or as required by Applicable Law, a majority of the Administrator shall constitute a quorum and the acts of a majority of the members present at any meeting at which a quorum is present, and acts approved in writing by all members of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

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– Appendix 1 –

~~12.4~~11.4 Authority of Administrator. Subject to the Organizational Documents, any specific designation in the Plan and Applicable Law, the Administrator has the exclusive power, authority and sole discretion to:

(a) Designate Eligible Individuals to receive Awards;

(b) Determine the type or types of Awards to be granted to each Eligible Individual (including, without limitation, any Awards granted in tandem with another Award granted pursuant to the Plan);

(c) Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(d) Determine the terms and conditions of any Award granted pursuant to the Plan, including, but not limited to, the exercise price, grant price, purchase price, any Performance Criteria or performance criteria, any restrictions or limitations on the Award, any schedule for vesting, lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, subject to Section ~~12.5~~11.5, and any provisions related to non-competition and claw-back and recapture of gain on an Award, based in each case on such considerations as the Administrator in its sole discretion determines;

(e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in cash, Shares, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

(f) Prescribe the form of each Award Agreement, which need not be identical for each Holder;

(g) Decide all other matters that must be determined in connection with an Award;

(h) Establish, adopt, or revise any Programs, rules and regulations as it may deem necessary or advisable to administer the Plan;

(i) Interpret the terms of, and any matter arising pursuant to, the Plan, any Program or any Award Agreement;

(j) Make all other decisions and determinations that may be required pursuant to the Plan or as the Administrator deems necessary or advisable to administer the Plan; and

(k) Accelerate wholly or partially the vesting or lapse of restrictions of any Award or portion thereof at any time after the grant of an Award, subject to whatever terms and conditions it selects and Section ~~12.5~~11.5 and Section ~~13.2~~12.2.

~~12.5~~11.5 No Discretionary Acceleration of Vesting. Notwithstanding any provision of the Plan to the contrary, the Administrator shall not exercise discretion to provide for accelerated vesting, exercisability or distribution of any Award granted under the Plan except in the event of (i) the Participant’s death, disability, (ii) upon or following a Change in Control, or (iii) if the Participant is a non-employee director, the Participant’s Termination of Service for any reason after serving a minimum of at least one-half of the relevant term under any Award Agreement.

~~12.6~~11.6 Decisions Binding. The Administrator’s interpretation of the Plan, any Awards granted pursuant to the Plan, any Program or any Award Agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding and conclusive on all Persons.

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– Appendix 1 –

~~12.7~~11.7 Delegation of Authority. The Board or Committee may from time to time delegate to a committee of one or more members of the Board or one or more officers or other Employees of the Company the authority to grant or amend Awards or to take other administrative actions pursuant to this Article ~~12~~11; provided, however, that in no event shall an officer or other Employee of the Company be delegated the authority to grant Awards to, or amend Awards held by, the following individuals: (a) individuals who are subject to Section 16 of the Exchange Act, or (b) ~~Covered Employees with respect to Awards intended to constitute Performance Based Compensation, or (c) officers of the Company (or Directors)~~ such individuals to whom authority to grant or amend Awards has been delegated hereunder; provided, further, that any delegation of administrative authority shall only be permitted to the extent it is permissible under any Organizational Documents and Applicable Law ~~(including, without limitation, Section 162(m) of the Code)~~. Any delegation hereunder shall be subject to the restrictions and limits that the Board or Committee specifies at the time of such delegation or that are otherwise included in the applicable Organizational Documents, and the Board or Committee, as applicable, may at any time rescind the authority so delegated or appoint a new delegatee. At all times, the delegatee appointed under this Section ~~12.7~~11.7 shall serve in such capacity at the pleasure of the Board or the Committee, as applicable, and the Board or the Committee may abolish any committee at any time and re-vest in itself any previously delegated authority.

ARTICLE ~~13~~12.

MISCELLANEOUS PROVISIONS

~~13.1~~12.1 Amendment, Suspension or Termination of the Plan.

(a) Except as otherwise provided in Section ~~13.1~~12.1(b), the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board; provided that, except as provided in Section ~~11.5~~10.5 and Section ~~13.10~~12.10, no amendment, suspension or termination of the Plan shall, without the consent of the Holder, materially and adversely affect any rights or obligations under any Award theretofore granted or awarded, unless the Award itself otherwise expressly so provides.

(b) Notwithstanding Section ~~13.1~~12.1(a), the Board may not, except as provided in Section ~~13.2~~12.2, take any of the following actions without approval of the Company’s stockholders given within twelve (12) months before or after such action: (i) increase the limit imposed in Section 3.1 on the maximum number of Shares which may be issued under the Plan or the Award Limit, (ii) reduce the price per share of any outstanding Option or Stock Appreciation Right granted under the Plan or take any action prohibited under Section ~~11.6~~10.6, or (iii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award in violation of Section ~~11.6~~10.6.

(c) No Awards may be granted or awarded during any period of suspension or after termination of the Plan, and notwithstanding anything herein to the contrary, in no event may any Award be granted under the Plan after the tenth (10th) anniversary of the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders (such anniversary, the “Expiration Date”). Any Awards that are outstanding on the Expiration Date shall remain in force according to the terms of the Plan, the applicable Program and the applicable Award Agreement.

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– Appendix 1 –

~~13.2~~12.2 Changes in Common Stock or Assets of the Company, Acquisition or Liquidation of the Company and Other Corporate Events.

(a) In the event of any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of the Company’s stock or the share price of the Company’s stock other than an Equity Restructuring, the Administrator may make equitable adjustments, if any, to reflect such change with respect to: (i) the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit); (ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards; (iii) the terms and conditions of any outstanding Awards (including, without limitation, any applicable performance targets or criteria with respect thereto); and (iv) the grant or exercise price per share for any outstanding Awards under the Plan. ~~Any adjustment affecting an Award intended as Performance-Based Compensation shall be made consistent with the requirements of Section 162(m) of the Code unless otherwise determined by the Administrator.~~

(b) In the event of any transaction or event described in Section ~~13.2~~12.2(a) or any unusual or nonrecurring transactions or events affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or of changes in Applicable Law or Applicable Accounting Standards, the Administrator, in its sole discretion, and on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under the Plan, to facilitate such transactions or events or to give effect to such changes in Applicable Law or Applicable Accounting Standards:

(i) To provide for the termination of any such Award in exchange for an amount of cash and/or other property with a value equal to the amount that would have been attained upon the exercise of such Award or realization of the Holder’s rights (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction or event described in this Section ~~13.2~~12.2 the Administrator determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Holder’s rights, then such Award may be terminated by the Company without payment);

(ii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iii) To make adjustments in the number and type of Shares of the Company’s stock (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future;

(iv) To provide that such Award shall be exercisable or payable or fully vested with respect to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Program or Award Agreement;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

2023 Proxy Statement	– 91 –

– Appendix 1 –

(vi) To provide that the Award cannot vest, be exercised or become payable after such event.

(c) In connection with the occurrence of any Equity Restructuring, and notwithstanding anything to the contrary in Sections ~~13.2~~12.2(a) and ~~13.2~~12.2(b):

(i) The number and type of securities subject to each outstanding Award and the exercise price or grant price thereof, if applicable, shall be equitably adjusted (and the adjustments provided under this Section ~~13.2~~12.2(c)(i) shall be nondiscretionary and shall be final and binding on the affected Holder and the Company); and/or

(ii) The Administrator shall make such equitable adjustments, if any, as the Administrator, in its sole discretion, may deem appropriate to reflect such Equity Restructuring with respect to the aggregate number and kind of Shares that may be issued under the Plan (including, but not limited to, adjustments of the limitation in Section 3.1 on the maximum number and kind of Shares which may be issued under the Plan, and adjustments of the Award Limit).

(d) Notwithstanding any other provision of the Plan, in the event of a Change in Control, each outstanding Award shall be assumed or an equivalent Award substituted by the successor corporation or a parent or subsidiary of the successor corporation, in each case, as determined by the Administrator.

(e) In the event that the successor corporation in a Change in Control and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section ~~13.2~~12.2(d) hereof, each such non-assumed/substituted Award, except for any ~~Performance Awards~~performance awards, shall become fully vested and, as applicable, exercisable and shall be deemed exercised, immediately prior to the consummation of such transaction, and all forfeiture restrictions on any or all such Awards shall lapse at such time. For the avoidance of doubt, the vesting of any ~~Performance Awards~~performance awards not assumed in a Change in Control will not be automatically accelerated pursuant to this Section ~~13.2~~12.2(e) and will instead vest pursuant to the terms and conditions of the applicable Award Agreement upon a Change in Control where the successor corporation and its parents and subsidiaries refuse to assume or substitute for any Award in accordance with Section ~~13.2~~12.2(d) hereof. For the avoidance of doubt, if the value of an Award that is terminated in connection with this Section ~~13.2~~12.2(e) is zero or negative at the time of such Change in Control, such Award shall be terminated upon the Change in Control without payment of consideration therefor. Notwithstanding anything to the contrary, in the event that, within the twelve (12) month period immediately following a Change in Control, a Holder experiences a Termination of Service by the Company for other than ~~Cause~~“cause” or by a Holder for ~~Good Reason~~“good reason” (as such terms are defined in the sole discretion of the Administrator or as set forth in the Award Agreement relating to such Award), then the vesting and, if applicable, exercisability of that number of Shares equal to one hundred percent (100%) of the then-unvested Shares subject to the outstanding assumed Awards held by such Holder shall accelerate upon the date of such Termination of Service.

(f) For the purposes of this Section ~~13.2~~12.2, an Award shall be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control was not solely common stock of the successor corporation or its parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Award, for each Share subject to an Award, to be solely common stock of the successor corporation or its parent equal in fair market value to the per-share consideration received by holders of Common Stock in the Change in Control.

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– Appendix 1 –

(g) The Administrator, in its sole discretion, may include such further provisions and limitations in any Award, agreement or certificate, as it may deem equitable and in the best interests of the Company that are not inconsistent with the provisions of the Plan.

(h) Unless otherwise determined by the Administrator, no adjustment or action described in this Section ~~13.2~~12.2 or in any other provision of the Plan shall be authorized to the extent it would (i~~) with respect to Awards which are granted to Covered Employees and are intended to qualify as Performance-Based Compensation, cause such Award to fail to so qualify as Performance-Based Compensation, (ii~~) cause the Plan to violate Section 422(b)(1) of the Code, (~~iii~~ii) result in short-swing profits liability under Section 16 of the Exchange Act or violate the exemptive conditions of Rule 16b-3 ~~of~~under the Exchange Act, or (~~iv~~iii) cause an Award to fail to be exempt from or comply with Section 409A.

(i) The existence of the Plan, any Program, any Award Agreement and/or the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(j) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the Shares or the share price of the Common Stock including any Equity Restructuring, for reasons of administrative convenience, the Administrator, in its sole discretion, may refuse to permit the exercise of any Award during a period of up to thirty (30) days prior to the consummation of any such transaction.

~~13.3~~12.3 Approval of Plan by Stockholders. The Plan shall be submitted for the approval of the Company’s stockholders within twelve (12) months after the date of the Board’s initial adoption of the Plan. Awards may be granted or awarded prior to such stockholder approval; provided that such Awards shall not be exercisable, shall not vest and the restrictions thereon shall not lapse and no Shares shall be issued pursuant thereto prior to the time when the Plan is approved by the Company’s stockholders; and provided, further, that if such approval has not been obtained at the end of said twelve (12) month period, all Awards previously granted or awarded under the Plan shall thereupon be canceled and become null and void. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective, (ii) no Awards shall be granted thereunder, and (iii) the Original Plan will continue in full force and effect in accordance with its terms. Upon the approval of the Plan by the Company’s stockholders, any awards outstanding under the Original Plan as of the date of such approval shall remain outstanding and, if applicable, exercisable pursuant to the terms of such individual grants.

~~13.4~~12.4 No Stockholders Rights. Except as otherwise provided herein or in an applicable Program or Award Agreement, a Holder shall have none of the rights of a stockholder with respect to Shares covered by any Award until the Holder becomes the record owner of such Shares.

~~13.5~~12.5 Paperless Administration. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the documentation, granting or exercise of Awards, such as a system using an internet website or interactive voice response, then the paperless documentation, granting or exercise of Awards by a Holder may be permitted through the use of such an automated system.

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– Appendix 1 –

~~13.6~~12.6 Effect of Plan upon Other Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company or any Subsidiary: (a) to establish any other forms of incentives or compensation for Employees, Directors or Consultants of the Company or any Subsidiary, or (b) to grant or assume options or other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including without limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

~~13.7~~12.7 Compliance with Laws. The Plan, the granting and vesting of Awards under the Plan and the issuance and delivery of Shares and the payment of money under the Plan or under Awards granted or awarded hereunder are subject to compliance with all Applicable Law (including but not limited to state, federal and foreign securities law and margin requirements), and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all Applicable Law. The Administrator, in its sole discretion, may take whatever actions it deems necessary or appropriate to effect compliance with Applicable Law, including, without limitation, placing legends on share certificates and issuing stop-transfer notices to agents and registrars. Notwithstanding anything to the contrary herein, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate Applicable Law. To the extent permitted by Applicable Law, the Plan and Awards granted or awarded hereunder shall be deemed amended to the extent necessary to conform to Applicable Law.

~~13.8~~12.8 Titles and Headings, References to Sections of the Code or Exchange Act. The titles and headings of the Sections in the Plan are for convenience of reference only and, in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control. References to sections of the Code or the Exchange Act shall include any amendment or successor thereto.

~~13.9~~12.9 Governing Law. The Plan and any Programs and Award Agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

~~13.10~~12.10 Section 409A. To the extent that the Administrator determines that any Award granted under the Plan is subject to Section 409A, the Plan, the Program pursuant to which such Award is granted and the Award Agreement evidencing such Award shall incorporate the terms and conditions required by Section 409A. In that regard, to the extent any Award under the Plan or any other compensatory plan or arrangement of the Company or any of its Subsidiaries is subject to Section 409A, and such Award or other amount is payable on account of a Participant’s Termination of Service (or any similarly defined term), then (a) such Award or amount shall only be paid to the extent such Termination of Service qualifies as a “separation from service” as defined in Section 409A, and (b) if such Award or amount is payable to a “specified employee” as defined in Section 409A then to the extent required in order to avoid a prohibited distribution under Section 409A, such Award or other compensatory payment shall not be payable prior to the earlier of (i) the expiration of the six-month period measured from the date of the Participant’s Termination of Service, or (ii) the date of the Participant’s death. To the extent applicable, the Plan, the Program and any Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date the Administrator determines that any Award may be subject to Section 409A, the Administrator may (but is not obligated to), without a Holder’s consent, adopt such amendments to the Plan and the applicable Program and Award Agreement or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Administrator determines are necessary or appropriate to (A) exempt the Award from Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (B)

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comply with the requirements of Section 409A and thereby avoid the application of any penalty taxes under Section 409A. The Company makes no representations or warranties as to the tax treatment of any Award under Section 409A or otherwise. The Company shall have no obligation under this Section ~~13.10~~12.10 or otherwise to take any action (whether or not described herein) to avoid the imposition of taxes, penalties or interest under Section 409A with respect to any Award and shall have no liability to any Holder or any other person if any Award, compensation or other benefits under the Plan are determined to constitute non-compliant, “nonqualified deferred compensation” subject to the imposition of taxes, penalties and/or interest under Section 409A.

~~13.11~~12.11 Unfunded Status of Awards. The Plan is intended to be an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Holder pursuant to an Award, nothing contained in the Plan or any Program or Award Agreement shall give the Holder any rights that are greater than those of a general creditor of the Company or any Subsidiary.

~~13.12~~12.12 Indemnification. To the extent permitted under Applicable Law and the Organizational Documents, each member of the Administrator shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled pursuant to the Organizational Documents, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

~~13.13~~12.13 Relationship to other Benefits. No payment pursuant to the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except to the extent otherwise expressly provided in writing in such other plan or an agreement thereunder.

~~13.14~~12.14 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

* * * * *

I hereby certify that the foregoing Plan was duly adopted by the Board of Directors of STAAR Surgical Company on ~~May 29~~[______], ~~2020~~2023.

* * * * *

I hereby certify that the foregoing Plan was approved by the stockholders of STAAR Surgical Company on ~~July 30~~June 15, ~~2020~~2023.

Executed on this ~~30th~~[__]th day of ~~July 2020~~[_________] 2023.

/s/ Samuel J. Gesten

Corporate Secretary

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APPENDIX 2

The Company uses Constant Currency as a Non-GAAP financial measure to exclude the effects of currency fluctuations on net sales. The Company conducts a significant part of its activities outside the U.S. It receives sales revenue and pays expenses principally in U.S. dollars, Swiss francs, Japanese yen and euros. The exchange rates between dollars and non-U.S. currencies can fluctuate greatly and can have a significant effect on the Company’s results when reported in U.S. dollars. In order to compare the Company's performance from period to period without the effect of currency, the Company will apply the same average exchange rate applicable in the prior period, or the “constant currency” rate to sales or expenses in the current period as well. Because changes in currency are outside of the control of the Company and its managers, management finds this non-GAAP measure useful in determining the long-term progress of its initiatives and determining whether its managers are achieving their performance goals. The Company believes that the non-GAAP constant-currency sales results measures provided in this press release are similarly useful to investors to give insight on long term trends in the Company’s performance without the external effect of changes in relative currency values.

2023 Proxy Statement	– 96 –

Staar’s ICL unit growth significantly exceeds refractive industry procedure growth year-over-Year growth 4% 33% (21%) 11% 17% 36% 1% 33% 2019 2020 2021 2022 Global Refractive Industry procedures* Global ICL units * Market Scope, January 2019-2023 Patients and Surgeons Tell us.. Excellent vision day & night No dry eye syndrome upgradeable removable by a doctor additive quiet in the eye No capital equipment investment collamer material Bio-Compatible UV Protection happy patients Happy ICL Patients worldwide 2 Million+ ICLs Sold Globally 99.4% of patients surveyed would elect staar’s evo implantable collamer lens again *Packer, The Implantable collamer Lens with a Central port: review of the literature, Clinical Ophthalmology, 2018.

SCAN TO VIEW MATERIALS & VOTE STAAR SURGICAL COMPANY25651 ATLANTIC OCEAN DRIVE LAKE FOREST, CA 92630ATTN: SAMUEL GESTEN CORP. SEC VOTE BY INTERNET Before The Meeting Go to “http;//www.proxyvote.com/” or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 14, 2o23. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instructions form. During The Meeting Go to “http://www.virtualshareholdermeeting.com/STAA2023”. You may attend the meeting via the internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE – 1-800-690-6903 Use any touch tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 14, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark sign and date your proxy card and return it in the postage paid envelope we have provide or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, TO VOTE, MARK BLOCKS BELOWIN BLUE OR BLACK INK AS FOLLOWS: V04413-P88232 KEEP THIS PORTIONFOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY STAAR SURGICAL COMPANY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.The Board of Directors recommendsyou vote FOR the following: For WithholdFor All All All ExceptElection of Directors. Nominees:Stephen C. Farrell Thomas G. Frinzi Gilbert H. Kliman, MD The Board of Directors recommends you vote FOR proposals2, 3 and 4. For Against Abstain 2. Approval of the Amendedand Restated Omnibus Equity Incentive Plan to increase the number of shares reserved for issuance under the plan, among other changes. 3. Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the yearending December 29, 2023. 4. Non-binding advisory vote to approve the compensation of our named executive officers. The Board of Directors recommends you vote 1 Year on the following proposal: 5. Advisory vote on the frequencyof future advisoryvotes to approvethe compensation of our named executive officers. 1 Year 2 Years 3 Years Abstain NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properlycome before the Annual Meetingof Stockholders or any postponement or adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners shouldeach sign personally. All holders must sign. If a corporation or partnership, please sign in full corporateor partnership name by authorized officer. Signature (PLEASE SIGN WITHIN BOX) Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materialsfor the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com.STAAR SURGICAL COMPANY Annual Meetingof Stockholders June15, 2023, at 8:30 AM PDTThis proxy is solicited by the Board of Directors The undersigned herebyappoints Thomas Frinziand Samuel Gesten,and each of them, as proxies for the undersigned, with full powerof substitution, to act and to vote all of the sharesof common stock of STAAR SURGICAL COMPANYheld of record by the undersigned at the close of businesson April 18, 2023, at the Annual Meeting or any adjournment or postponement thereof. This proxy,when properly executed, will be voted in the manner directedherein. If no such direction is made, thisproxy will be voted in accordance withthe Board of Directors' recommendations and in accordance with the judgment of the proxy holders on such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof. Continued and to be signed on reverse side

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K and Notice and Proxy Statement are available at www.proxyvote.com. STAAR SURGICAL COMPANY Annual Meeting of Stockholders June 16, 2022, at 8:30 AM PDT This proxy is solicited by the Board of Directors The undersigned hereby appoints Caren Mason and Samuel Gesten, and each of them, as proxies for the undersigned, with full power of substitution, to act and to vote all of the shares of common stock of STAAR SURGICAL COMPANY held of record by the undersigned at the close of business on April 19, 2022, at the Annual Meeting or any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side